As filed with the Securities and Exchange Commission on June 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7993	62-1411755
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Address, Including Zip Code, and Telephone Number including Area Code, of Registrant’s Principal Executive Offices)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7993	75-1941623
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, NV89109

(702) 407-6000

(Address, Including Zip Code, and Telephone Number including Area Code, of Registrant’s Principal Executive Offices)

Michael D. Cohen, Esq.

Senior Vice President, Deputy General Counsel and Corporate Secretary

Caesars Entertainment Corporation

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Monica K. Thurmond, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telephone: 212-373-3000

Approximate Date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
9% Senior Secured Notes due 2020	$1,500,000,000	100%	$1,500,000,000	$204,600
Guarantee of 9% Senior Secured Notes due 2020(3)	—	—	—	(4)
9% Senior Secured Notes due 2020	$1,500,000,000	100%	$1,500,000,000	$204,600
Guarantee of 9% Senior Secured Notes due 2020(3)	—	—	—	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(f) of the rules and regulations of the Securities Act.
(3)	Caesars Entertainment Corporation unconditionally guarantees both series of 9% Senior Secured Notes due 2020.
(4)	Pursuant to Rule 457(n) of the rules and regulations under the Securities Act, no separate fee for the guarantee is payable.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to Completion, dated June 4, 2013

PRELIMINARY PROSPECTUS

Caesars Entertainment Operating Company, Inc.

OFFERS TO EXCHANGE

$1,500,000,000 aggregate principal amount of its 9% Senior Secured Notes due 2020 and $1,500,000,000 aggregate principal amount of its 9% Senior Secured Notes due 2020, the issuance of each of which has been registered under the Securities Act of 1933, as amended, for

any and all of its outstanding 9% Senior Secured Notes due 2020 and 9% Senior Secured Notes due 2020, respectively.

Caesars Entertainment Operating Company, Inc. (the “Issuer” or “CEOC”) hereby offers, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offers”), to exchange up to $1,500,000,000 in aggregate principal amount of its registered 9% Senior Secured Notes due 2020 (the “2020(1) Exchange Notes”) and the guarantee thereof, and $1,500,000,000 in aggregate principal amount of its registered 9% Senior Secured Notes due 2020 (the “2020(2) Exchange Notes,” and together with the 2020(1) Exchange Notes, the “exchange notes”) and the guarantee thereof, for a corresponding and like aggregate principal amount of its outstanding 9% Senior Secured Notes due 2020 (the “Original 2020(1) Notes”) and 9% Senior Secured Notes due 2020 (the “Original 2020(2) Notes,” and together with the Original 2020(1) Notes, the “original notes”), respectively. We refer to the Original 2020(1) Notes and the 2020(1) Exchange Notes collectively as the “2020(1) notes.” We refer to the Original 2020(2) Notes and the 2020(2) Exchange Note collectively as the “2020(2) notes.” We refer to the original notes and exchange notes collectively as the “notes.” The terms of the exchange notes and the guarantees thereof are identical to the terms of the related original notes and the guarantees thereof in all material respects, except for the elimination of some transfer restrictions, registration rights and additional interest provisions relating to the original notes. The notes are irrevocably and unconditionally guaranteed by Caesars Entertainment Corporation and are secured by first-priority liens, subject to permitted liens, on certain assets of the Issuer and certain wholly owned, domestic subsidiaries of the Issuer that pledge their assets to secure the Issuer’s senior secured credit facilities (the “Subsidiary Pledgors”). Subject to the limitations described below and herein, the notes are secured by the pledge of the capital stock of the Issuer and the capital stock of the Subsidiary Pledgors. The notes will be exchanged in denominations of $2,000 and in integral multiples of $1,000.

We will exchange any and all original notes that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on                     , 2013 (the “expiration date”), unless extended.

We have not applied, and do not intend to apply, for listing of the notes on any national securities exchange or automated quotation system.

See “Risk Factors” beginning on page 27 of this prospectus for a discussion of certain risks that you should consider before participating in these exchange offers.

Each broker-dealer that receives the exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the Securities and Exchange Commission (the “SEC”), the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

The notes may not be offered or sold in or into the United Kingdom by means of any document except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the notes in, from or otherwise involving or having an effect in the United Kingdom.

The notes have not been and will not be qualified under the securities laws of any province or territory of Canada. The notes are not being offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of any province or territory thereof.

We have proprietary rights to a number of trademarks used in this prospectus that are important to our business, including, without limitation, Caesars Entertainment, Caesars Palace, Harrah’s, Total Rewards, World Series of Poker, Horseshoe, Paris Las Vegas, Flamingo Las Vegas and Bally’s Las Vegas. We have omitted the ® and ™ trademark designations for such trademarks named in this prospectus.

Until                     , 2013 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offers, may be required to deliver a prospectus.

PROSPECTUS SUMMARY

The following summary contains information about Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. and the notes. It does not contain all of the information that may be important to you in making a decision to participate in the exchange offers. For a more complete understanding of Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. and the notes, we urge you to read this prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Statements Concerning Forward Looking Statements” and “Where You Can Find More Information.” Unless otherwise noted or indicated by the context, the terms “Caesars,” “Caesars Entertainment” and “CEC” refer to Caesars Entertainment Corporation, and the “Company,” “we,” “us” and “our” refer to Caesars and its consolidated subsidiaries, and “Caesars Operating,” “CEOC” and the “Issuer” refer to Caesars Entertainment Operating Company, Inc.

As of March 31, 2013, CEC owned, operated or managed 52 casinos through its subsidiaries. In connection with the financing of the Acquisition described under “—Our History,” six casinos were spun or transferred out of CEOC to entities that are side-by-side with CEOC (the spin-off and transfer are hereinafter referred to as the “CMBS Transactions”). In addition, in connection with the Acquisition, London Clubs and its subsidiaries became subsidiaries of CEOC (hereinafter referred to as the “London Clubs Transfer”). CEOC has remained a direct, wholly owned subsidiary of CEC and, as of March 31, 2013, owned, operated or managed, through subsidiaries, 46 of our 52 casinos. Notwithstanding these spin-offs and transfers, management of CEC continues to manage all of the properties of CEOC and those held by its sister subsidiaries as one company, but CEOC is not entitled to receive any direct contribution or proceeds from its sister subsidiaries’ operations. CEC will guarantee the notes; the CMBS Borrowers (as defined below) will not. As a result, you should refer to the financial and pro forma financial information of CEC as well as financial information of CEOC which give a meaningful and complete presentation of the CMBS Transactions and the London Clubs Transfer, among others.

Our Company

We are the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. As of March 31, 2013, we owned, operated, or managed, through various subsidiaries, 52 casinos in 13 U.S. states and seven countries. Of the 52 casinos, 38 are in the United States, including 19 land-based casinos, 11 riverboat or dockside casinos, three managed casinos on Indian lands, two managed casinos in Ohio, one casino combined with a greyhound racetrack, one casino combined with a thoroughbred racetrack, and one casino combined with a harness racetrack. Our 14 international casinos are comprised of eight land-based casinos in England, two in Egypt, one in Scotland, one in South Africa, one in Uruguay and one in Canada. As of March 31, 2013, our facilities had an aggregate of approximately three million square feet of gaming space and approximately 43,000 hotel rooms. Our industry-leading customer loyalty program, Total Rewards, has over 45 million members. We use the Total Rewards system to market promotions and to generate customer play across our network of properties. In addition, through Caesars Interactive Entertainment, Inc. (“CIE”), a majority-owned subsidiary, we own an online gaming business, providing for real money casino, bingo, and poker games in the United Kingdom, alliances with online gaming providers in Italy and France, “play for fun” offerings in other jurisdictions, and social games on Facebook and other social media websites and mobile application platforms. Also through CIE, we own the World Series of Poker tournament and brand.

Our History

We were incorporated on November 2, 1989 in Delaware and operated under predecessor companies prior to such date.

On January 28, 2008, Caesars was acquired by affiliates of Apollo Global Management, LLC (“Apollo”) and affiliates of TPG Capital, LP (together with such affiliates, “TPG” and, together with Apollo, the “Sponsors”) in an all-cash transaction, hereinafter referred to as the “Acquisition,” valued at approximately $30.7 billion, including the assumption of $12.4 billion of debt, and the incurrence of approximately $1.0 billion of acquisition costs. Subsequent to the Acquisition, CEC’s stock was no longer publicly traded.

Effective February 8, 2012, as the result of CEC’s public offering (the “Public Offering”), CEC’s common stock trades on the NASDAQ Global Select Market under the symbol “CZR.”

Our Sponsors

Apollo

Founded in 1990, Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. As of March 31, 2013, Apollo had assets under management of approximately $114.3 billion in its private equity, credit and real estate businesses.

TPG

TPG is a leading global private investment firm founded in 1992 with approximately $54.7 billion of capital under management and offices in San Francisco, Beijing, Fort Worth, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings.

Organizational Structure

The chart below is a summary of the organizational structure of CEC and CEOC and illustrates the long-term debt that will be outstanding following the exchange offers.

(1)	Shares held by funds affiliated with and controlled by the Sponsors and their co-investors, representing 69.9% of CEC’s outstanding common stock, are subject to the irrevocable proxy that gives Hamlet Holdings LLC, the members of which are comprised of an equal number of individuals affiliated with the Sponsors, sole voting and sole dispositive power with respect to such shares.
(2)	CEC currently guarantees all of the debt securities of CEOC and the senior secured credit facilities. In addition, it has provided a payment guarantee of the operating leases under our $4,664.1 million face value of mortgage loans and related mezzanine financing (the “CMBS Financing”). The guarantee by CEC of the obligations under all of the debt of CEOC set forth above is structurally subordinated to our CMBS Financing.
(3)	Includes captive insurance subsidiaries, Harrah’s BC, Inc. (“HBC”) and Caesars Interactive Entertainment, Inc. and its subsidiaries.

(4)	The subsidiaries of CEC that are borrowers under our CMBS Financing (the “CMBS Borrowers”) and their respective subsidiaries do not guarantee, or pledge their assets as security for, the notes and do not guarantee any of CEOC’s debt securities set forth above or the senior secured credit facilities or any other indebtedness of CEOC and are not directly liable for any obligations thereunder.
(5)	Upon the closing of the Acquisition, we entered into the senior secured credit facilities, which include a $2,000 million revolving credit facility that was reduced to $140.5 million due to debt retirements and the conversion of a portion of the revolving credit facility into an extended term loan subsequent to the closing of the Acquisition. As of March 31, 2013, after giving pro forma effect to the Extended Revolver Commitments Closing (as defined below), $128.7 million of additional borrowing capacity was available under our revolving credit facility, with an additional $86.8 million committed to back outstanding letters of credit, all of which is secured on a first priority basis.
(6)	Includes (a) the 12.75% second-priority senior notes due 2018 issued under an indenture dated April 16, 2010, (b) the 10.00% second-priority senior notes due 2018 and the 10.00% second-priority senior notes due 2015 issued under a separate indenture on December 24, 2008 and (c) the 10.00% second-priority senior notes due 2018 issued under a separate indenture on April 15, 2009 (collectively, the “Second Lien Notes”).
(7)	Excludes notes currently held by HBC.
(8)	This amount excludes amounts payable by CEOC to CEC on an Intercompany Note Payable and excludes the notes currently held by HBC.
(9)

The senior secured credit facilities, the 11.25% Senior Secured Notes due 2017 (the “11.25% notes”), the 8 1/2% Senior Secured Notes due 2020 (the “8.5% notes”), the Second Lien Notes and the notes are secured by a pledge of assets by the same wholly owned domestic subsidiaries of CEOC, provided, however, that the equity interests of CEOC and of CEOC’s subsidiaries that have been pledged to secure CEOC’s obligations under its first lien indebtedness have not been pledged to secure CEOC’s obligations under the Second Lien Notes.

(10)	Includes non-domestic subsidiaries, non-wholly owned subsidiaries (including Chester Downs and Marina, LLC (“Chester Downs”), qualified non-recourse subsidiaries, including Corner Investments Propco LLC (“Corner”) and unrestricted subsidiaries (including PHW Las Vegas, LLC, Octavius Linq Holding Co., LLC, Caesars Operating Escrow LLC and Caesars Escrow Corporation). None of these entities is a borrower under CEOC’s senior secured credit facilities or a guarantor of, or pledgor with respect to, any other existing debt of CEOC. The Planet Hollywood Loan, the 9.25% Senior Secured Notes due 2020 of Chester Downs, the $450.0 million Octavius Linq Holding Co., LLC senior secured loan and the Bill’s Gamblin’ Hall & Saloon credit facility are non-recourse to CEOC, CEC or any other subsidiaries of CEC.

Recent Developments

Extended Revolver Commitments

In April 2013, we received regulatory approvals for the additional $75.0 million of extended revolving facility commitments with a maturity of January 28, 2017 that were obtained as part of the amendment to CEOC’s senior secured credit facilities that consummated on March 27, 2013 (the “Extended Revolver Commitments Closing”).

Caesars Growth Partners

On April 23, 2013, CEC’s board of directors approved the material terms of a proposed strategic transaction, pursuant to which CEC will form a new growth-oriented entity, Caesars Growth Partners, LLC (“Growth Partners”), to be owned by CEC and participating CEC stockholders, including the Sponsors. Participating CEC stockholders will own their interests in Growth Partners through Caesars Acquisition Company (“CAC”), a new company created to facilitate the transaction. CAC will hold all of the voting units of Growth Partners. The Sponsors have advised CEC that they each intend to invest $250 million in CAC, though they have not entered into any agreement to do so. Consummation of the transaction will be contingent on such investment by the Sponsors. Neither CAC nor CEC may sell or transfer any units of Growth Partners without the prior consent of the other prior to the fifth anniversary of the issuance. From and after the fifth anniversary of the issuance, CAC or CEC may transfer units of Growth Partners to a non-competitor of CEC. CAC shall have the right of first offer with respect to any transfer by CEC. In addition, after the fifth anniversary of the issuance, the non-voting units of Growth Partners will be exchangeable into non-voting shares of CAC with terms equivalent to the non-voting units and with rights to have such shares registered under the Securities Act.

CEC intends to distribute subscription rights at no charge to CEC stockholders on a pro rata basis. The subscription rights will afford each stockholder of CEC the right to acquire for cash at least the same pro rata ownership interest in CAC as such stockholder holds in CEC. CAC will use the proceeds from its sale of shares to acquire all of the voting interests in Growth Partners. CEC and its subsidiaries will contribute their shares of CIE and approximately $1.1 billion face value of senior notes previously issued by CEOC (“CEOC Notes”) that are owned by another subsidiary of CEC, which together have been valued at $1.275 billion, to Growth Partners in exchange for non-voting units. This valuation may be increased by up to $225 million if earnings from CIE’s social and mobile games business exceed a specified amount in 2015, in which case CEC or its subsidiaries will receive additional non-voting units of Growth Partners. As a result of these asset contributions, CEC’s economic interest in Growth Partners at the closing of the transaction will be at least 57%, and may be as much as 77%, depending on the amount of proceeds raised by CAC through its sale of shares, prior to any potential valuation increase and certain other potential adjustments. Additionally, Growth Partners intends to use $360 million of proceeds received from CAC to purchase from a CEC subsidiary the Planet Hollywood Resort & Casino in Las Vegas, CEC’s joint venture interests in a casino under development in Baltimore (“Horseshoe Baltimore”) and a financial stake in the management fee stream for both of those properties, equal to 50% of the management fee. A subsidiary of Growth Partners will assume the current debt outstanding of $515.5 million related to Planet Hollywood, subject to lender approval. CEC and its affiliated companies will continue to manage Planet Hollywood and Horseshoe Baltimore. Growth Partners will enter into a management services agreement with CEC and certain of its subsidiaries for access to advisory and business management services and corporate shared services, on arm’s length terms. CEC and Growth Partners will have the opportunity to work together to develop future projects. CEC will have the option to (1) pursue any potential project itself or (2) decline the project for itself, after which Growth Partners may elect or decline to pursue the project. A committee of the board of directors of CEC consisting of disinterested directors will make determinations on behalf of CEC with respect to any new investment and acquisition opportunities. Each opportunity will be negotiated separately by CEC and Growth Partners, but the assumption for these transactions will be that Growth Partners will receive 50% of the ongoing management fee. CEC will have the first right to make an offer if Growth Partners plans to sell any assets acquired from CEC.

The transaction will include certain value-related adjustments at closing, as follows.

•

Value of the CEOC Notes. The actual value of the CEOC Notes will be recalculated on the closing date of the transaction using the 90 day trading average closing price for each tranche of the CEOC Notes for the period ended on the closing date of the transaction, net of certain costs, commissions and discounts. The ownership percentages of CEC and CAC in Growth Partners will be recalculated accordingly.

•

Restoration of fair market value of the rights. The aggregate value (the “rights value”), if any, of the CAC subscription rights that are distributed by CEC will be returned to CEC by Growth Partners in the form of CEOC Notes with equivalent value to the rights value. To determine the number of CEOC Notes to be returned to CEC, the value of the CEOC Notes will be recalculated based on the same methodology originally used to calculate the currently-agreed valuation of the CEOC Notes, but determined as of the date of the restoration. This transfer will not reduce the number of CEC non-voting units of Growth Partners or CAC’s voting units of Growth Partners, but it will reduce CAC’s capital account balance.

After the third anniversary of the closing of the transaction, CEC and/or its subsidiaries will have the right to acquire the voting units of Growth Partners, or at the election of CAC, the shares of CAC. The call right may be exercised, at CEC’s option, for either cash or registered listed common stock of CEC or a combination thereof, provided that the cash portion of the consideration may not exceed 50% of the total consideration delivered in connection with any exercise of the call right. The call right may be exercisable in part by CEC (up to three times), but until the call right is exercised in full, any voting units acquired by CEC will be converted into non-voting units. Additionally, the call right may only be exercised if the following conditions are met: (x) CEC’s common stock (i) is registered with the Securities and Exchange Commission, (ii) is listed for trading and trades on a national securities exchange and (iii) issuable upon exercise of the call will represent, in the aggregate, not more than 1/2 of the total CEC’s common stock issued and outstanding giving effect to the exercise of the call; (y) CEC has a minimum liquidity of $1 billion and a maximum net debt leverage ratio of 9.00 to 1.00; and (z) no event of default has occurred and is in effect under any financing agreement of CEC or its subsidiaries. The call price will be the greater of (a) CAC’s pro rata share of the fair market value of the purchased shares at the time of the exercise of the call right and (b) CAC’s net capital invested plus a 10.5% internal rate of return; however, the maximum internal rate of return that may be earned by CAC upon the exercise of the call right is 25%. Further, in the event that a stockholder vote of CEC is required in connection with the exercise of the call right, receipt of affirmative approval of such vote will be a condition to the exercise of the call right and at closing the Sponsors will enter into a voting support agreement in favor of any such stockholder approval. In addition, a majority of the independent directors of the board of directors of CEC must approve the exercise of the call right by CEC and/or its subsidiaries. The call right will be transferable by CEC to a transferee that also receives a transfer of all of the non-voting units of Growth Partners held by CEC and will be exercisable by the transferee upon the same terms and conditions that apply to CEC.

Following the fifth anniversary of the closing of the transaction and until the eight years and six months anniversary of the closing of the transaction, the board of directors of CAC will have the right to cause a liquidation of Growth Partners, which means the sale or winding up of Growth Partners, or other monetization of all of its assets and the distribution of the proceeds remaining after satisfaction of all liabilities of Growth Partners to the holders of Growth Partners’ units. Unless otherwise agreed by the holders of the non-voting units, on the eight years and six months anniversary of the closing of the transaction, if CAC has not previously exercised its liquidation right, Growth Partners shall liquidate as described above. Upon a liquidation, all net cash and other assets of Growth Partners that are not monetizable shall, subject to applicable gaming regulatory laws, be distributed as follows: (i) first, to all units held by CAC until amounts distributed equal return of capital plus a 10.5% per annum return on investment (such return to begin accruing on the proceeds in excess of the purchase price of Planet Hollywood and Horseshoe Baltimore only upon the investment of such excess proceeds by Growth Partners); (ii) second, to all units held by CEC and/or its subsidiaries until CEC catches up to its respective amount distributed pursuant to clause (i) (including the 10.5% per annum return on investment) and (iii) third, to all holders of units pro rata.

Conrad Punta Del Este Resort & Casino

In November 2012, CEC announced that it had entered into a definitive agreement with Enjoy S.A. (“Enjoy”) to form a strategic relationship in Latin America. On May 31, 2013, Enjoy acquired 45% of Baluma S.A., a subsidiary of CEC which owns and operates the Conrad Punta Del Este Resort & Casino located in Punta Del Este, Uruguay (the “Conrad”), and CEC acquired a 4.5% equity stake in Enjoy. Enjoy has assumed primary responsibility for management of the Conrad, and Enjoy will have the option to acquire the remaining stake in Baluma S.A. between years three and five following closing.

Additional Information

Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, Nevada 89109, and our telephone number is (702) 407-6000. The address of our internet site is www.caesars.com. This internet address is provided for informational purposes only and is not intended to function as a hyperlink. Accordingly, no information contained in this internet address is included or incorporated by reference herein.

Summary of the Terms of the Exchange Offers

In connection with the issuance of the original notes, CEOC entered into registration rights agreements with the initial purchasers of the original notes. You are entitled to exchange in the exchange offers your original notes for exchange notes, which are identical in all material respects to the original notes except that:

•	the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•	the exchange notes are not entitled to the registration rights applicable to the original notes under the registration rights agreements; and

•	our obligation to pay additional interest on the original notes due to the failure to consummate the exchange offers by a prior date does not apply to the exchange notes.

Original Notes

Original 2020(1) Notes	$1,500,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020 (the “Original 2020(1) Notes”).

Original 2020(2) Notes	$1,500,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020 (the “Original 2020(2) Notes”). We refer to the Original 2020(1) Notes and the Original 2020(2) Notes collectively as the “original notes.”

Notes Offered

2020(1) Exchange Notes	9% Senior Secured Notes due 2020 (the “2020(1) Exchange Notes”). The terms of the 2020(1) Exchange Notes are substantially identical to those terms of the Original 2020(1) Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Original 2020(1) Notes do not apply to the 2020(1) Exchange Notes.

2020(2) Exchange Notes	9% Senior Secured Notes due 2020 (the “2020(2) Exchange Notes”). The terms of the 2020(2) Exchange Notes are substantially identical to those terms of the Original 2020(2) Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Original 2020(2) Notes do not apply to the 2020(2) Exchange Notes. We refer to the 2020(1) Exchange Notes and the 2020(2) Exchange Notes collectively as the “exchange notes.”

Exchange Offers	CEOC is offering to exchange

•	up to $1,500,000,000 aggregate principal amount of its 2020(1) Exchange Notes, which have been registered under the Securities Act, for an equal amount of its Original 2020(1) Notes; and

•	up to $1,500,000,000 aggregate principal amount of its 2020(2) Exchange Notes, which have been registered under the Securities Act, for an equal amount of its Original 2020(2) Notes.

CEOC is also offering to satisfy certain of its obligations under the registration rights agreements that CEOC entered into in connection with the issuance of the original notes in transactions exempt from registration under the Securities Act.

In order to exchange your original notes, you must properly tender them and we must accept your tender. We will exchange all outstanding original notes that are validly tendered and not validly withdrawn. Original notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date; Withdrawal of Tenders	Each exchange offer will expire at 5:00 p.m., New York City time, on , 2013, or such later date and time to which CEOC extends it. CEOC does not currently intend to extend the expiration date. A tender of original notes pursuant to the exchange offers may be withdrawn at any time prior to the expiration date. Any original notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions, some of which CEOC may waive. For more information, see “The Exchange Offers—Certain Conditions to the Exchange Offers.”

Procedures for Tendering Original Notes	If you wish to accept the exchange offers, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or the copy, together with the original notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold original notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

•

you are not our “affiliate” as defined in Rule 405 under the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Guaranteed Delivery Procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

Effect on Holders of Original Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, the exchange offers, CEOC will have fulfilled a covenant contained in each of the registration rights agreements for the original notes and, accordingly, CEOC will not be obligated to pay additional interest as described in the registration rights agreements. If you are a holder of original notes and do not tender your original notes in the exchange offers, you will continue to hold such original notes and you will be entitled to all the rights and limitations applicable to the original notes in the indentures governing the original notes, except for any rights under the registration rights agreements that, by their terms, terminate upon the consummation of the exchange offers.

Consequences of Failure to Exchange	All untendered original notes will continue to be subject to the restrictions on transfer provided for in the original notes and in the indentures governing the original notes. In general, the original notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, CEOC does not currently anticipate that it will register the original notes under the Securities Act.

Resale of the Exchange Notes	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for original notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

•	are acquiring the exchange notes in the ordinary course of business; and

•

have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity, including any of Caesars’ affiliates, to participate in, a distribution of the exchange notes.

In addition, each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offers in exchange for original notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For more information, see “Plan of Distribution.” Any holder of original notes, including any broker-dealer, who:

•	is our affiliate,

•	does not acquire the exchange notes in the ordinary course of its business, or

•	tenders in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the Commission expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

U.S. Federal Income Tax Considerations	The exchange of original notes for exchange notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. For more information, see “Certain U.S. Federal Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers.

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offers. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offers—Exchange Agent.”

Summary of the Terms of the 2020(1) Exchange Notes

The following summary highlights the material information regarding the 2020(1) Exchange Notes contained elsewhere in this prospectus.

Issuer	Caesars Entertainment Operating Company, Inc.

2020(1) Exchange Notes	$1,500,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020.

Maturity Date	The 2020(1) Exchange Notes will mature on February 15, 2020.

Interest Rate	Interest on the 2020(1) Exchange Notes will be payable in cash and will accrue from the issue date of the 2020(1) Exchange Notes at a rate of 9% per annum.

Interest Payment Dates	February 15 and August 15 of each year, commencing on February 15, 2013.

Ranking	The 2020(1) Exchange Notes:

•	will be senior indebtedness of CEOC;

•	will rank pari passu in right of payment with all existing and future senior indebtedness of CEOC,

•	will be senior in right of payment to all existing and future subordinated indebtedness of CEOC, and

•

will be effectively senior in right of payment to all senior indebtedness of CEOC that is unsecured or that is secured by a lien ranking junior in priority to the liens securing the 2020(1) Exchange Notes, in each case to the extent of the value of the assets securing the 2020(1) Exchange Notes, and

•	will be structurally subordinated in right of payment to all existing and future indebtedness and liabilities of subsidiaries of CEOC that are not Subsidiary Pledgors.

The 2020(1) Exchange Notes will have the benefit of a security interest in the collateral that will be first in priority and pari passu with the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the 2020(2) notes, subject to permitted liens and exceptions described under “Description of 2020(1) Exchange Notes—Security for the Notes.” All of CEOC’s domestic wholly owned subsidiaries that pledge their assets and property to secure the loans under the senior secured credit facilities, the 11.25% notes, the 8.5% notes, the 2020(2) notes and other first priority lien obligations, if any, will become Subsidiary Pledgors with respect to the 2020(1) Exchange Notes, and their assets and property will secure the 2020(1) Exchange Notes to the extent described under “Description of 2020(1) Exchange Notes—Security for the Notes.”

As of March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, the 2020(1) Exchange Notes would have ranked (1) effectively pari passu in right of payment to $9,265.4 million of senior secured credit facilities and other first lien debt (including the 11.25% notes, the 8.5% notes and the 2020(2) notes), (2) effectively senior in right of payment to $5,517.9 million of second lien notes and (3) effectively senior in right of payment to $2,522.3 million of senior unsecured indebtedness, in each case, to the extent of the value of the collateral securing the 2020(1) Exchange Notes, of which $1,146.3 million is owed to CEC. In addition, as of March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, CEOC would have had $128.7 million of unutilized capacity under its senior secured revolving credit facility after giving effect to approximately $86.8 million committed to back letters of credit. As of March 31, 2013, subsidiaries of CEOC that are not Subsidiary Pledgors are obligors of $1,479.6 million of indebtedness (excluding intercompany liabilities).

Substantially all of the operations of CEOC are conducted through its subsidiaries. The 2020(1) Exchange Notes will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of CEOC that are not Subsidiary Pledgors. See note 22 to our audited consolidated financial statements as of December 31, 2012 and note 20 to our unaudited consolidated condensed financial statements as of March 31, 2013 incorporated by reference in this prospectus for financial information regarding certain of our subsidiaries that are not subsidiary guarantors of certain other obligations of CEOC. As those subsidiary guarantors are identical to the Subsidiary Pledgors, information related to the assets and liabilities of the Subsidiary Pledgors and non-Subsidiary Pledgors can be found therein. Further, holders of the 2020(1) Exchange Notes will have recourse to the collateral pledged by the Subsidiary Pledgors, but they will have no direct recourse to the Subsidiary Pledgors themselves.

Collateral	The 2020(1) Exchange Notes will be secured by a first priority security interest in the collateral granted to the collateral agent for the benefit of the holders of the 2020(1) Exchange Notes and other future parity lien debt that may be issued in compliance with the terms of the indenture governing the 2020(1) Exchange Notes. The collateral securing the 2020(1) Exchange Notes is the same as the collateral securing the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the 2020(2) notes. The liens securing the 2020(1) Exchange Notes are pari passu in priority to the liens on the collateral securing the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the 2020(2) notes. The liens securing the 2020(1) Exchange Notes and other first priority lien obligations will be held by the collateral agent under the senior secured credit facilities.

While the 2020(1) Exchange Notes will initially be secured by the pledge of CEOC’s capital stock and the capital stock of the Subsidiary Pledgors, these pledges will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required in connection with the filing of the registration statement, of which this prospectus forms a part, relating to the 2020(1) Exchange Notes. We expect that, as a result, a substantial portion of the capital stock of CEOC will be released. See “Description of the 2020(1) Exchange Notes—Security for the Notes.”

Except as set forth above, the collateral securing the 2020(1) Exchange Notes is substantially all of CEOC’s and the Subsidiary Pledgors’ property and assets that secure the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the 2020(2) notes, which excludes: (i) any property or assets owned by any foreign subsidiaries, (ii) certain real property and vessels, (iii) any vehicles, (iv) cash, deposit accounts and securities accounts (to the extent that a lien thereon must be perfected by any action other than the filing of customary financing statements), (v) subject to limited exceptions, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation (including gaming regulations) or any enforceable contractual obligation binding on the assets or would violate the terms of any such license, contract or agreement, and (vi) certain other limited exclusions. For more information, see “Description of 2020(1) Exchange Notes—Security for the Notes.”

Parent Guarantee	The 2020(1) Exchange Notes will be irrevocably and unconditionally guaranteed by Caesars, subject to certain limitations. See “Description of 2020(1) Exchange Notes—Parent Guarantee.”

Optional Redemption	CEOC may redeem the 2020(1) Exchange Notes, in whole or in part, at any time prior to February 15, 2016, at a price equal to 100% of the principal amount of the 2020(1) Exchange Notes plus accrued and unpaid interest to the date of redemption and an applicable make-whole premium. Thereafter, the 2020(1) Exchange Notes may be redeemed at the option of CEOC on the redemption dates and at the redemption prices specified under “Description of 2020(1) Exchange Notes—Optional Redemption.”

Optional Redemption After Certain Equity Offerings	On or prior to February 15, 2015, CEOC may redeem up to 35% of the aggregate principal amount of 2020(1) Exchange Notes with the net cash proceeds of one or more equity offerings at the redemption price specified under “Description of 2020(1) Exchange Notes—Optional Redemption.”

Change of Control	If CEOC experiences a change of control (as defined in the indenture governing the 2020(1) Exchange Notes), CEOC will be required to make an offer to repurchase the 2020(1) Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of 2020(1) Exchange Notes—Change of Control.”

Certain Covenants	The indenture governing the 2020(1) Exchange Notes contains covenants limiting CEOC’s ability and the ability of its subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of its capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into certain transactions with its affiliates; and

•	designate its subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. In addition, the restrictive covenants do not apply to Caesars. See “Description of 2020(1) Exchange Notes.” Certain covenants will cease to apply to the 2020(1) Exchange Notes for so long as the 2020(1) Exchange Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

Risk Factors	See “Risk Factors” and the other information contained or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the 2020(1) Exchange Notes.

Summary of the Terms of the 2020(2) Exchange Notes

The following summary highlights the material information regarding the 2020(2) Exchange Notes contained elsewhere in this prospectus.

Issuer	Caesars Entertainment Operating Company, Inc.

2020(2) Exchange Notes	$1,500,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020.

Maturity Date	The 2020(2) Exchange Notes will mature on February 15, 2020.

Interest Rate	Interest on the 2020(2) Exchange Notes will be payable in cash and will accrue from the issue date of the 2020(2) Exchange Notes at a rate of 9% per annum.

Interest Payment Dates	February 15 and August 15 of each year, commencing on August 15, 2013.

Ranking	The 2020(2) Exchange Notes:

•	will be senior indebtedness of CEOC;

•	will rank pari passu in right of payment with all existing and future senior indebtedness of CEOC,

•	will be senior in right of payment to all existing and future subordinated indebtedness of CEOC, and

•

will be effectively senior in right of payment to all senior indebtedness of CEOC that is unsecured or that is secured by a lien ranking junior in priority to the liens securing the 2020(2) Exchange Notes, in each case to the extent of the value of the assets securing the 2020(2) Exchange Notes, and

•	will be structurally subordinated in right of payment to all existing and future indebtedness and liabilities of subsidiaries of CEOC that are not Subsidiary Pledgors.

The 2020(2) Exchange Notes will have the benefit of a security interest in the collateral that will be first in priority and pari passu with the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the 2020(1) notes, subject to permitted liens and exceptions described under “Description of 2020(2) Exchange Notes—Security for the Notes.” All of CEOC’s domestic wholly owned subsidiaries that pledge their assets and property to secure the loans under the senior secured credit facilities, the 11.25% notes, the 8.5% notes, the 2020(2) notes and other first priority lien obligations, if any, will become Subsidiary Pledgors with respect to the 2020(2) Exchange Notes, and their assets and property will secure the 2020(2) Exchange Notes to the extent described under “Description of 2020(2) Exchange Notes—Security for the Notes.”

As of March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, the 2020(2) Exchange Notes would have ranked (1) effectively pari passu in right of payment to $9,265.4 million of senior secured credit facilities and other first lien debt (including the 11.25% notes, the 8.5% notes and the 2020(1) notes), (2) effectively senior in right of payment to $5,517.9 million of second lien notes and (3) effectively senior in right of payment to $2,522.3 million of senior unsecured indebtedness, in each case, to the extent of the value of the collateral securing the 2020(2) Exchange Notes, of which $1,146.3 million is owed to CEC. In addition, as of March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, CEOC would have had $128.7 million of unutilized capacity under its senior secured revolving credit facility after giving effect to approximately $86.8 million committed to back letters of credit. As of March 31, 2013, subsidiaries of CEOC that are not Subsidiary Pledgors are obligors of $1,479.6 million of indebtedness (excluding intercompany liabilities).

Substantially all of the operations of CEOC are conducted through its subsidiaries. The 2020(2) Exchange Notes will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of CEOC that are not Subsidiary Pledgors. See note 22 to our audited consolidated financial statements as of December 31, 2012 and note 20 to our unaudited consolidated condensed financial statements as of March 31, 2013 incorporated by reference in this prospectus for financial information regarding certain of our subsidiaries that are not subsidiary guarantors of certain other obligations of CEOC. As those subsidiary guarantors are identical to the Subsidiary Pledgors, information related to the assets and liabilities of the Subsidiary Pledgors and non-Subsidiary Pledgors can be found therein. Further, holders of the 2020(2) Exchange Notes will have recourse to the collateral pledged by the Subsidiary Pledgors, but they will have no direct recourse to the Subsidiary Pledgors themselves.

Collateral	The 2020(2) Exchange Notes will be secured by a first priority security interest in the collateral granted to the collateral agent for the benefit of the holders of the 2020(2) Exchange Notes and other future parity lien debt that may be issued in compliance with the terms of the indenture governing the 2020(2) Exchange Notes. The collateral securing the 2020(2) Exchange Notes is the same as the collateral securing the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the 2020(1) notes. The liens securing the 2020(2) Exchange Notes are pari passu in priority to the liens on the collateral securing the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the 2020(1) notes. The liens securing the 2020(2) Exchange Notes and other first priority lien obligations will be held by the collateral agent under the senior secured credit facilities.

While the 2020(2) Exchange Notes will initially be secured by the pledge of CEOC’s capital stock and the capital stock of the Subsidiary Pledgors, these pledges will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required in connection with the filing of the registration statement, of which this prospectus forms a part, relating to the 2020(2) Exchange Notes. We expect that, as a result, a substantial portion of the capital stock of CEOC will be released. See “Description of the 2020(2) Exchange Notes—Security for the Notes.”

Except as set forth above, the collateral securing the 2020(2) Exchange Notes is substantially all of CEOC’s and the Subsidiary Pledgors’ property and assets that secure the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the 2020(1) notes, which excludes: (i) any property or assets owned by any foreign subsidiaries, (ii) certain real property and vessels, (iii) any vehicles, (iv) cash, deposit accounts and securities accounts (to the extent that a lien thereon must be perfected by any action other than the filing of customary financing statements), (v) subject to limited exceptions, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation (including gaming regulations) or any enforceable contractual obligation binding on the assets or would violate the terms of any such license, contract or agreement, and (vi) certain other limited exclusions. For more information, see “Description of 2020(2) Exchange Notes—Security for the Notes.”

Parent Guarantee	The 2020(2) Exchange Notes will be irrevocably and unconditionally guaranteed by Caesars, subject to certain limitations. See “Description of 2020(2) Exchange Notes—Parent Guarantee.”

Optional Redemption	CEOC may redeem the 2020(2) Exchange Notes, in whole or in part, at any time prior to February 15, 2016, at a price equal to 100% of the principal amount of the 2020(2) Exchange Notes plus accrued and unpaid interest to the date of redemption and an applicable make-whole premium. Thereafter, the 2020(2) Exchange Notes may be redeemed at the option of CEOC on the redemption dates and at the redemption prices specified under “Description of 2020(2) Exchange Notes—Optional Redemption.”

Optional Redemption After Certain Equity Offerings	On or prior to February 15, 2015, CEOC may redeem up to 35% of the aggregate principal amount of 2020(2) Exchange Notes with the net cash proceeds of one or more equity offerings at the redemption price specified under “Description of 2020(2) Exchange Notes—Optional Redemption.”

Change of Control	If CEOC experiences a change of control (as defined in the indenture governing the 2020(2) Exchange Notes), CEOC will be required to make an offer to repurchase the 2020(2) Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of 2020(2) Exchange Notes—Change of Control.”

Certain Covenants	The indenture governing the 2020(2) Exchange Notes contains covenants limiting CEOC’s ability and the ability of its subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of its capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into certain transactions with its affiliates; and

•	designate its subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. In addition, the restrictive covenants do not apply to Caesars. See “Description of 2020(2) Exchange Notes.” Certain covenants will cease to apply to the 2020(2) Exchange Notes for so long as the 2020(2) Exchange Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

Risk Factors	See “Risk Factors” and the other information contained or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the 2020(2) Exchange Notes.

Summary Historical Consolidated Financial Data of Caesars Entertainment Corporation

The following table presents CEC’s summary historical consolidated financial data for the periods presented. The summary historical consolidated financial data for the years ended December 31, 2010, 2011 and 2012 are derived from and should be read in conjunction with CEC’s audited consolidated financial statements incorporated by reference herein. The summary historical consolidated financial data for the three month periods ended March 31, 2012 and 2013 are derived from and should be read in conjunction with CEC’s unaudited consolidated condensed financial statements incorporated by reference herein. Except as otherwise described herein, CEC’s unaudited consolidated condensed financial statements have been prepared on a basis consistent with CEC’s annual audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of such data.

	Year ended December 31, 2010(1)	Year ended December 31, 2011(1)	Year ended December 31, 2012(1)	Three months ended March 31, 2012(2)	Three months ended March 31, 2013(2)
	(dollars in millions)
Income Statement Data
Revenues
Casino	$6,671.8	$6,394.5	$6,246.9	$1,625.0	$1,495.1
Food and beverage	1,482.1	1,508.4	1,510.1	382.1	380.1
Rooms	1,117.7	1,193.1	1,205.5	303.8	288.2
Management fees	39.1	35.8	47.3	9.6	10.7
Other	568.8	674.1	829.4	195.4	262.9
Less: casino promotional allowances	(1,326.3)	(1,232.6)	(1,252.5)	(309.8)	(293.8)

Net revenues	8,553.2	8,573.3	8,586.7	2,206.1	2,143.2

Operating Expenses
Direct
Casino	3,817.7	3,618.1	3,556.0	924.8	834.7
Food and beverage	614.3	659.4	660.1	161.8	165.2
Rooms	258.5	286.2	297.6	75.1	73.3
Property, general, administrative, and other	2,029.7	2,086.9	2,103.8	510.8	581.5
Depreciation and amortization	699.4	678.1	715.5	179.5	161.7
Write-downs, reserves, and project opening costs, net of recoveries	149.7	73.8	106.2	16.2	20.7
Intangible and tangible asset impairment charges	184.0	32.8	1,067.7	174.0	20.0
Loss on interests in non-consolidated affiliates	1.5	7.9	17.5	7.1	2.6
Corporate expense	140.9	152.8	195.0	52.2	36.1
Acquisition and integration costs	13.6	4.3	6.1	0.1	64.2
Amortization of intangible assets	160.8	156.7	174.6	43.2	41.4

Total operating expenses	8,070.1	7,757.0	8,900.1	2,144.8	2,001.4

Income/(loss) from operations	483.1	816.3	(313.4)	61.3	141.8
Interest expense, net of interest capitalized	(1,981.6)	(2,122.3)	(2,101.3)	(562.0)	(574.7)
Gain/(loss) on early extinguishments of debt	115.6	47.9	136.0	45.8	(36.7)
Other income, including interest income	41.0	25.3	25.5	8.2	3.7

Loss from continuing operations before income taxes	(1,341.9)	(1,232.8)	(2,253.2)	(446.7)	(465.9)
Benefit for income taxes	492.5	534.7	870.5	158.3	290.2

Loss from continuing operations, net of income taxes	(849.4)	(698.1)	(1,382.7)	(288.4)	(175.7)
Discontinued operations
Income/(loss) from discontinued operations	49.9	59.2	(59.4)	14.2	(43.8)
(Provision)/benefit for income taxes	(23.8)	(27.8)	(50.1)	(6.9)	2.8

Income/(loss) from discontinued operations, net of income taxes	26.1	31.4	(109.5)	7.3	(41.0)

Net loss	(823.3)	(666.7)	(1,492.2)	(281.1)	(216.7)
Less: net (income)/loss attributable to non-controlling interests	(7.8)	(20.9)	(5.3)	0.5	(0.9)

Net loss attributable to Caesars	$(831.1)	$(687.6)	$(1,497.5)	$(280.6)	$(217.6)

Other Financial Data
Capital expenditures, net of changes in construction payables	$151.3	$272.5	$507.7	$82.7	$148.1
Ratio of earnings to fixed charges(3)	—	—	—	—	—

(1)	Amounts presented for the years ended December 31, 2010, 2011 and 2012 have not been restated to give effect to the closure of the Alea Leeds casino. The table below recasts certain amounts in CEC’s consolidated statements of comprehensive loss and consolidated statements of cash flows for the years ended December 31, 2010, 2011 and 2012 to reflect the results of the Alea Leeds casino as discontinued operations. See “Item 1. Unaudited Financial Statements—Note 3—Acquisitions, Investments, Dispositions and Divestitures” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, which is incorporated by reference in this prospectus.

	2010		2011		2012
	As Reported	As Recast	As Reported	As Recast	As Reported	As Recast
	(in millions, except per share data)
Net revenues	$8,553.2	$8,547.0	$8,573.3	$8,566.6	$8,586.7	$8,580.4
Loss from continuing operations, net of income taxes	(849.4)	(845.1)	(698.1)	(694.0)	(1,382.7)	(1,377.6)
Income/(loss) from discontinued operations, net of income taxes	26.1	21.8	31.4	27.3	(109.5)	(114.6)

Net loss	(823.3)	(823.3)	(666.7)	(666.7)	(1,492.2)	(1,492.2)

Earnings/(loss) per share—basic and diluted:
Loss per share from continuing operations	(8.63)	(8.59)	(5.75)	(5.72)	(11.08)	(11.03)
Earnings/(loss) per share from discontinued operations	0.26	0.22	0.25	0.22	(0.87)	(0.92)

Net loss per share—basic and diluted	(8.37)	(8.37)	(5.50)	(5.50)	(11.95)	(11.95)

Cash flows provided by operating activities	104.4	109.8	60.3	63.0	26.5	30.2
Cash flows used in investing activities	(278.5)	(278.5)	(1,006.3)	(1,006.3)	(1,224.9)	(1,224.3)
Cash flows from discontinued operations
Cash flows provided by/(used in) operating activities	66.4	61.0	62.8	60.1	(16.9)	(20.6)
Cash flows (used in)/provided by investing activities	(9.4)	(9.4)	(10.7)	(10.7)	600.3	599.7

(2)	Amounts presented for the three months ended March 31, 2012 and 2013 reflect the results of the Harrah’s St. Louis casino, the Macau Land Concession and the Alea Leeds casino as discontinued operations (collectively, the “Discontinued Operations”). See “Item 1. Unaudited Financial Statements—Note 3—Acquisitions, Investments, Dispositions and Divestitures” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, and “Item 8. Financial Statements and Supplementary Data—Note 3—Acquisitions, Investments, Dispositions and Divestitures” included in our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended), both of which are incorporated by reference in this prospectus.
(3)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges and minority interests, excluding equity in undistributed earnings of less-than-50%-owned investments. Fixed charges include interest, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense we deem to be representative of interest. The method for calculating fixed charges for purposes of the ratio disclosed herein may differ from the method of calculating fixed charges under CEOC’s debt agreements. Our earnings were insufficient to cover our fixed charges by $1,331.0 million, $1,235.2 million, $2,256.9 million, $443.2 million and $454.4 million for the year ended December 31, 2010, the year ended December 31, 2011, the year ended December 31, 2012, the three months ended March 31, 2012 and the three months ended March 31, 2013, respectively.

Summary Historical Condensed Consolidated Financial Data of

Caesars Entertainment Operating Company, Inc.

The following table presents the historical consolidated financial data of CEOC for the years ended December 31, 2011 and 2012 and for the three month periods ended March 31, 2012 and 2013. CEOC does not report audited financial information on a stand-alone basis. Accordingly, the financial data presented herein for CEOC has been derived from CEC’s financial statements for the relevant periods, as adjusted to remove the historical financial information of all subsidiaries of and account balances at CEC that are not components of CEOC.

We believe that the summary historical consolidated financial data for CEOC as the issuer of the exchange notes offered hereby provides a meaningful presentation for investors to consider given other operations and activities of Caesars that are not included in the credit of CEOC, including the separate real estate financing by other subsidiaries of CEC.

You should read this data in conjunction with CEC’s financial statements and the related notes incorporated by reference herein.

	Year ended December 31, 2011(2)	Year ended December 31, 2012(2)	Three months ended March 31, 2012(3)	Three months ended March 31, 2013(3)
	(dollars in millions)
Income Statement Data(1)
Revenues
Casino	$5,165.5	$5,054.2	$1,316.9	$1,212.2
Food and beverage	1,007.1	1,004.6	254.4	256.5
Rooms	739.8	759.5	191.2	182.9
Management fees	35.8	47.3	9.6	10.7
Other	470.2	513.0	126.3	167.1
Less: casino promotional allowances	(875.6)	(898.7)	(222.4)	(211.5)

Net revenues	6,542.8	6,479.9	1,676.0	1,617.9

Operating Expenses
Direct
Casino	2,974.1	2,935.2	763.0	694.5
Food and beverage	415.8	411.9	101.3	105.9
Rooms	170.4	176.4	44.3	43.5
Property, general, administrative, and other	1,484.8	1,423.1	352.6	399.6
Depreciation and amortization	521.7	555.0	140.4	127.2
Write-downs, reserves, and project opening costs, net of recoveries	69.7	80.4	14.2	7.3
Intangible and tangible asset impairment charges	32.8	1,064.7	174.0	20.0
Loss on interests in non-consolidated affiliates	6.9	18.9	7.6	3.0
Corporate expense	120.9	157.8	44.3	32.1
Acquisition and integration costs	3.5	5.8	—	11.8
Amortization of intangible assets	97.1	105.7	24.1	23.0

Total operating expenses	5,897.7	6,934.9	1,665.8	1,467.9

Income/(loss) from operations	645.1	(455.0)	10.2	150.0
Interest expense, net of interest capitalized	(2,030.9)	(2,016.2)	(538.5)	(553.5)
Loss on early extinguishments of debt	—	—	—	(36.7)
Other income, including interest income	24.1	23.1	7.7	3.8

Loss from continuing operations before income taxes	(1,361.7)	(2,448.1)	(520.6)	(436.4)
Benefit for income taxes	561.3	934.6	183.7	269.1

Loss from continuing operations, net of income taxes	(800.4)	(1,513.5)	(336.9)	(167.3)
Discontinued operations
Income/(loss) from discontinued operations	59.2	(59.4)	14.2	(43.8)
(Provision)/benefit for income taxes	(27.8)	(50.1)	(6.9)	2.8

Income/loss from discontinued operations, net of income taxes	31.4	(109.5)	7.3	(41.0)

Net loss	(769.0)	(1,623.0)	(329.6)	(208.3)
Less: net (income)/loss attributable to non-controlling interests	(10.4)	(4.4)	0.7	(2.5)

Net loss attributable to Caesars Entertainment Operating Company, Inc.	$(779.4)	$(1,627.4)	$(328.9)	$(210.8)

	Year ended December 31, 2011(2)	Year ended December 31, 2012(2)	Three months ended March 31, 2012(3)	Three months ended March 31, 2013(3)
	(dollars in millions)
Other Financial Data
Capital expenditures, net of changes in construction payables	$238.2	$443.5	$67.3	$134.3
Property EBITDA(4)	1,591.7	1,602.8	437.8	373.3
Ratio of earnings to fixed charges(5)	—	—	—	—

Last twelve months ended March 31, 2013
(in millions)
LTM Adjusted EBITDA—Pro Forma(6)	$1,506.7

(1)	CEOC operates businesses that have inherently low variable costs such that positive change in revenues should drive relatively large improvements in income from operations and EBITDA. A key determinant of hotel revenues is the average daily hotel rate, or ADR, that is charged. Increases in ADR would drive nearly a dollar for dollar improvement in income from operations and EBITDA and on CEOC’s room base of approximately 27,000 rooms, CEOC anticipates that a $5 increase in ADR on an annual basis would equate to an improvement to annual income from operations and EBITDA of approximately $38 million. CEOC’s average system-wide ADR was $110 in 2007, compared to $100 during the last twelve months ended March 31, 2013. Likewise, CEOC anticipates that a $5 improvement in spend per rated customer gaming trip would equate to an improvement to its annual income from operations and EBITDA of approximately $69 million, and a $5 improvement per unrated customer gaming trip would equate to an improvement to its annual income from operations and EBITDA of approximately $57 million. Average spending per rated customer gaming trip declined from $184 in 2007 to $163 during the last twelve months ended March 31, 2013. While CEOC uses 2007 as a measurement for its financial performance and the gaming industry in general, CEOC may not attain those financial levels in the near term, or at all.
(2)	Amounts presented for the years ended December 31, 2011 and 2012 have not been restated to give effect to the closure of the Alea Leeds casino. The table below recasts certain amounts in CEOC’s consolidated statements of operations and cash flows for the years then ended to reflect the results of the Alea Leeds casino as discontinued operations. See “Item 1. Unaudited Financial Statements—Note 3—Acquisitions, Investments, Dispositions and Divestitures” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, which is incorporated by reference in this prospectus.

	2011		2012
	As Reported	As Recast	As Reported	As Recast
	(in millions)
Net revenues	$6,542.8	$6,536.1	$6,479.9	$6,473.6
Income/(loss) from continuing operations, net of income taxes	(800.4)	(796.3)	(1,513.5)	(1,508.4)
Income/(loss) from discontinued operations, net of income taxes	31.4	27.3	(109.5)	(114.6)

Net Loss	(769.0)	(769.0)	(1,623.0)	(1,623.0)

Cash flows used in operating activities	(298.5)	(295.8)	(343.0)	(339.3)
Cash flows used in investing activities	(757.5)	(757.5)	(1,101.1)	(1,100.5)
Cash flows from discontinued operations
Cash flows provided by/(used in) operating activities	62.8	60.1	(16.9)	(20.6)
Cash flows (used in)/ provided by investing activities	(10.7)	(10.7)	600.3	599.7

(3)	Amounts presented for the three months ended March 31, 2012 and 2013 reflect the Discontinued Operations. See “Item 1. Unaudited Financial Statements—Note 3—Acquisitions, Investments, Dispositions and Divestitures” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, and “Item 8. Financial Statements and Supplementary Data—Note 3—Acquisitions, Investments, Dispositions and Divestitures” included in our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended), both of which are incorporated by reference in this prospectus.
(4)	CEOC presents Property EBITDA as a supplemental measure of its performance. CEOC defines Property EBITDA as revenues less property operating expenses. Set forth below is a reconciliation of net income/(loss) attributable to CEOC, its most comparable measure in accordance with GAAP, to Property EBITDA. Property EBITDA is comprised of net income/(loss) attributable to CEOC before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses and (v) certain items that CEOC does not consider indicative of its ongoing operating performance at an operating property level. In evaluating Property EBITDA, you should be aware that in the future CEOC may incur expenses that are the same or similar to some of the adjustments in this presentation. CEOC’s presentation of Property EBITDA should not be construed as an inference that its future results will be unaffected by unusual or unexpected items.

Property EBITDA is a non-GAAP financial measure commonly used in CEOC’s industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA, as calculated in this prospectus, may not be comparable to similarly titled measures reported by other companies within CEOC’s industry. CEOC has included Property EBITDA because its management uses Property EBITDA to measure performance and allocate resources, and CEOC believes that Property EBITDA provides investors with additional information consistent with that used by its management.

(In millions)	Year ended December 31, 2011	Year ended December 31, 2012	Three months ended March 31, 2012	Three months ended March 31, 2013
Net Loss attributable to CEOC	$(779.4)	$(1,627.4)	$(328.9)	$(210.8)
Net income/(loss) attributable to non-controlling interests	10.4	4.4	(0.7)	2.5

Net loss	(769.0)	(1,623.0)	(329.6)	(208.3)
(Income)/loss from discontinued operations, net of income taxes	(31.4)	109.5	(7.3)	41.0

Net loss from continuing operations, net of income taxes	(800.4)	(1,513.5)	(336.9)	(167.3)
Benefit for income taxes	(561.3)	(934.6)	(183.7)	(269.1)

Loss from continuing operations before income taxes	(1,361.7)	(2,448.1)	(520.6)	(436.4)
Other income, including interest income	(24.1)	(23.1)	(7.7)	(3.8)
Loss on early extinguishments of debt	—	—	—	36.7
Interest expense, net of interest capitalized	2,030.9	2,016.2	538.5	553.5

Income/(loss) from operations	645.1	(455.0)	10.2	150.0
Depreciation and amortization	521.7	555.0	140.4	127.2
Amortization of intangible assets	97.1	105.7	24.1	23.0
Intangible and tangible asset impairment charges	32.8	1,064.7	174.0	20.0
Write-downs, reserves, and project opening costs, net of recoveries	69.7	80.4	14.2	7.3
Acquisition and integration costs	3.5	5.8	—	11.8
Loss on interests in non-consolidated affiliates	6.9	18.9	7.6	3.0
Corporate expense	120.9	157.8	44.3	32.1
EBITDA attributable to discontinued operations	94.0	69.5	23.0	(1.1)

Property EBITDA	$1,591.7	$1,602.8	$437.8	$373.3

Property EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of CEOC’s results as reported under GAAP. For example, Property EBITDA:

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	excludes tax payments that represent a reduction in cash available to CEOC;

•	does not reflect CEOC’s corporate expenses not specifically related to its properties, including, without limitation, management fees that may be paid to the Sponsors;

•	does not reflect CEOC’s capital expenditures, future requirements for capital expenditures or contractual commitments; and

•

does not reflect other amounts such as project opening costs and other items, acquisition and integration costs, and other types of costs that are excluded from management’s performance measurement of its properties.

(5)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges and minority interests, excluding equity in undistributed earnings of less-than-50%-owned investments. Fixed charges include interest, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense management deems to be representative of interest. The method for calculating fixed charges for purposes of the ratio disclosed herein may differ from the method of calculating fixed charges under CEOC’s debt agreements. For the year ended December 31, 2011, the year ended December 31, 2012, the three months ended March 31, 2012 and the three months ended March 31, 2013, CEOC’s earnings were insufficient to cover its fixed charges by $1,373.2 million, $2,454.0 million, $517.5 million and $426.7 million, respectively.
(6)

LTM-Adjusted EBITDA—Pro Forma is calculated in accordance with the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities. LTM-Adjusted EBITDA—Pro Forma is net income/(loss) attributable to CEOC adjusted for certain non-cash and other items that are included in net income (loss). CEOC presents LTM-Adjusted EBITDA—Pro Forma as a supplemental measure of its performance and believes that LTM-Adjusted EBITDA—Pro Forma provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of CEOC. CEOC’s ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a fixed charge coverage ratio, a total first priority secured leverage ratio and a consolidated leverage ratio under the senior secured credit facilities based on LTM-Adjusted EBITDA—Pro Forma for CEOC and its consolidated restricted subsidiaries. In addition, CEOC is required to maintain a senior secured leverage ratio under its credit agreement.

Accordingly, CEOC believes it is useful to provide the calculation of LTM-Adjusted EBITDA—Pro Forma for purposes of determining its ability to engage in these activities. CEOC is in compliance with all the covenants under its various debt agreements. CEOC also presents LTM-Adjusted EBITDA—Pro Forma to provide investors with additional information regarding the pro forma impact of properties that are anticipated to be acquired or disposed and of yet-to-be realized savings from CEOC’s cost savings initiatives.

LTM-Adjusted EBITDA—Pro Forma is a non-GAAP financial measure and should not be construed as an alternative to net income/(loss) attributable to CEOC as an indicator of operating performance. LTM-Adjusted EBITDA—Pro Forma is not comparable to similarly titled measures reported by other companies. CEOC has included LTM-Adjusted EBITDA—Pro Forma because CEOC believes it provides investors with additional information to measure its performance and liquidity, consistent with the information used by its management and certain of its lenders to measure its performance and liquidity.

LTM-Adjusted EBITDA—Pro Forma has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of CEOC’s results as reported under GAAP. For example, LTM-Adjusted EBITDA—Pro Forma:

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on CEOC’s debt;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	excludes tax payments that represent a reduction in cash available to CEOC;

•	does not reflect changes in, or cash requirements for, CEOC’s working capital needs;

•	does not reflect CEOC’s capital expenditures, future requirements for capital expenditures or contractual commitments; and

•	does not reflect management fees that may be paid to the Sponsors.

LTM-Adjusted EBITDA—Pro Forma includes further adjustments for pro forma adjustments for yet-to-be realized cost savings. No assurance can be given that such cost savings will occur. See “Item 1A. Risk Factors—Risks Related to Our Business—We may not realize any or all of our projected cost savings, which would have the effect of reducing our LTM-Adjusted EBITDA—Pro Forma, which would have a negative effect on our results of operations and negatively impact our covenant calculation and could have a negative effect on our securities” included in our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended), which is incorporated by reference in this prospectus.

LTM-Adjusted EBITDA—Pro Forma includes the results of Planet Hollywood and certain other subsidiary entities, which results would be excluded for purposes of calculating last twelve months’ adjusted EBITDA for CEOC under its debt agreements, as the entities owning those properties are neither obligors nor guarantors under the debt agreements.

Adjustments similar to the ones reflected in the calculation of LTM-Adjusted EBITDA—Pro Forma have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. CEOC’s presentation of LTM-Adjusted EBITDA—Pro Forma should not be construed as in inference that its future results will be unaffected by unusual or non-recurring items.

Using only the non-GAAP earnings measure would have material limitations because its calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by using both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. CEOC believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on CEOC’s financial results in any particular period.

Set forth below is a reconciliation of net income/(loss) attributable to CEOC, CEOC’s most comparable measure in accordance with GAAP, to LTM-Adjusted EBITDA—Pro Forma for the last twelve months ended March 31, 2013:

(In millions)	(1) Three months ended March 31, 2013	(2) Three months ended March 31, 2012	(3) Year ended December 31, 2012	(1)-(2)+(3) Last twelve months ended March 31, 2013
Net loss attributable to CEOC	$(210.8)	$(328.9)	$(1,627.4)	$(1,509.3)
Interest expense, net of capitalized interest and interest income	550.0	531.8	1,995.7	2,013.9
Benefit for income taxes(a)	(271.9)	(176.8)	(884.5)	(979.6)
Depreciation and amortization(b)	153.7	176.3	701.7	679.1

EBITDA	221.0	202.4	185.5	204.1
Project opening costs, abandoned projects and development costs(c)	19.2	7.9	55.9	67.2
Acquisition and integration costs(d)	11.8	—	5.8	17.6
Loss on early extinguishments of debt(e)	36.7	—	—	36.7
Net income/(loss) attributable to non-controlling interests, net of (distributions)(f)	0.5	(2.2)	(4.2)	(1.5)
Impairments of intangible and tangible assets(g)	46.7	174.0	1,165.7	1,038.4
Non-cash expense for stock compensation benefits(h)	2.5	11.2	33.4	24.7
Adjustments for recoveries from insurance claims for flood losses(i)	—	(6.6)	(6.6)	—
Gain on sale of discontinued operations(j)	0.7	—	(9.3)	(8.6)
Other items(k)	11.1	14.4	53.3	50.0

Adjusted EBITDA	$350.2	$401.1	$1,479.5	$1,428.6

Pro forma adjustments related to properties(l)				0.4
Pro forma adjustment for estimated cost savings yet-to-be-realized(m)				110.9
Pro forma adjustments for discontinued operations(n)				(33.2)

LTM-Adjusted EBITDA-Pro Forma				$1,506.7

(a)	Amounts include a benefit for income taxes related to discontinued operations of $2.8 million for the first quarter 2013 and a provision for income taxes related to discontinued operations of $6.9 million and $50.1 million for the first quarter 2012 and for the year ended December 31, 2012, respectively.
(b)	Amounts include depreciation and amortization related to discontinued operations of $0.2 million, $8.8 million and $29.0 million for the first quarter 2013 and 2012 and for the year ended December 31, 2012, respectively.
(c)	Amounts represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects. Amounts include reserves related to the closure of Alea Leeds in March 2013 which are included in loss from discontinued operations of $15.8 million for the first quarter 2013. There were no reserves related to discontinued operations for the first quarter 2012 and for the year ended December 31, 2012.
(d)	Amounts include certain costs associated with acquisition and development activities and reorganization activities which are infrequently occurring costs.
(e)	Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.
(f)	Amounts represent minority owners’ share of income/(loss) from CEOC’s majority-owned consolidated subsidiaries, net of cash distributions to minority owners, which is a non-cash item as it excludes any cash distributions.
(g)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of economic conditions. Amounts include impairment charges related to discontinued operations of $26.7 million and $101.0 million for the first quarter of 2013 for the year ended December 31, 2012, respectively. There were no impairment charges related to discontinued operations for the first quarter 2012.
(h)	Amounts represent non-cash stock-based compensation expense related to stock options and restricted stock granted to CEOC’s employees.
(i)	Amounts represent adjustments for insurance claims related to lost profits during the floods that occurred in 2011.
(j)	Amount represents the gain recognized on the sale of the Harrah’s St. Louis casino.

(k)	Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, included in arriving at LTM-Adjusted EBITDA—Pro Forma but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company’s efficiency and cost-saving programs, CEOC’s insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).
(l)	Amounts represent the estimated annualized impact of operating results related to newly completed construction projects, combined with the estimated annualized EBITDA impact associated with properties acquired during the period.
(m)	Amount represents adjustments of CEOC to reflect the impact of annualized run-rate cost-savings and anticipated future cost savings to be realized from the Company’s announced Project Renewal and other profitability improvement and cost savings programs.
(n)	Per CEOC’s senior secured credit facilities, EBITDA related to discontinued operations are deducted from LTM-Adjusted EBITDA—Pro Forma.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus or incorporated by reference in this prospectus. In addition to those listed below and elsewhere in this prospectus, you should also consider the risks, uncertainties and assumptions discussed under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended), which is incorporated by reference in this prospectus. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Relating to the Exchange Offers

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreements, we do not intend to register the original notes under the Securities Act. The tender of original notes under the exchange offers will reduce the principal amount of the currently outstanding original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding original notes that you continue to hold following completion of the exchange offers. See “The Exchange Offers—Consequences of Failure to Exchange.”

There is no public market for the exchange notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The exchange notes are a new issue of securities for which there is no existing trading market. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the exchange notes will be favorable.

We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or automated quotation system. The liquidity of any market for the exchange notes is subject to a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	our ability to complete the offers to exchange the original notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

We understand that one or more of the initial purchasers with respect to the original notes intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offers or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

You must comply with the exchange offer procedures in order to receive new, freely tradable exchange notes.

Delivery of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of book-entry transfer of original notes into the exchange agent’s account at DTC, as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of original notes for exchange. Original notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offers, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offers, certain registration and other rights under the registration rights agreements will terminate. See “The Exchange Offers—Procedures for Tendering” and “The Exchange Offers—Consequences of Failure to Exchange.”

Some holders who exchange their original notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your original notes in the exchange offers for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Relating to the Notes and Other Indebtedness

The notes are structurally subordinated to all liabilities of CEOC’s and CEC’s subsidiaries that are not Subsidiary Pledgors.

The notes are structurally subordinated to indebtedness and other liabilities of CEOC’s subsidiaries that are not Subsidiary Pledgors, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. As of March 31, 2013, subsidiaries of CEOC that are not Subsidiary Pledgors had $1,479.6 million face value of outstanding indebtedness. In the event of a bankruptcy, liquidation or reorganization of any subsidiaries that are not Subsidiary Pledgors, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to CEOC. In addition, the guarantee of the notes by CEC is structurally subordinated to the CMBS Facilities of $4,664.1 million, as well as any other indebtedness of subsidiaries of CEC that are not also Subsidiary Pledgors. See note 22 to the audited consolidated financial statements and note 20 to the unaudited consolidated financial statements incorporated by reference in this prospectus for financial information regarding certain of CEOC’s subsidiaries that are not subsidiary guarantors of certain other obligations of CEOC (the entities referred to therein as “subsidiary guarantors” are identical to the Subsidiary Pledgors).

The notes are not secured by the assets of any of CEOC’s non-U.S. subsidiaries or any other subsidiaries that are not wholly owned by CEOC. These subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Any right that CEC, CEOC or the Subsidiary Pledgors have to receive any assets of any of these subsidiaries upon their liquidation or reorganization, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

The notes are secured only to the extent of the value of the assets that have been granted as security for the notes, which may not be sufficient to satisfy our obligations under the notes.

No appraisals of any of the collateral have been prepared by us or on behalf of us in connection with the offerings of the original notes or these exchange offers. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, our ability to implement our business strategy, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. In addition, courts could limit recoverability if they apply non-New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. The amount to be received upon a sale of any collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time, general, market and economic conditions and the timing and the manner of the sale.

In addition, the collateral securing the notes is subject to liens permitted under the terms of the indentures governing the notes and the intercreditor agreement, whether arising on or after the date the notes are issued. The existence of any permitted liens could adversely affect the value of the collateral securing the notes, as well as the ability of the collateral agent to realize or foreclose on such collateral.

There also can be no assurance that the collateral will be saleable and, even if saleable, the timing of its liquidation is uncertain. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to realize or foreclose on the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the notes.

In addition, not all of CEOC’s assets secure the notes. See “Description of 2020(1) Exchange Notes—Security for the Notes” and “Description of 2020(2) Exchange Notes—Security for the Notes.” For example, the collateral does not include, among other things:

•	any property or assets owned by any foreign subsidiaries;

•	certain real property and vessels;

•	any vehicles;

•	cash, deposit accounts and securities accounts (to the extent that a lien thereon must be perfected by any action other than the filing of customary financing statements); or

•

subject to certain limitations, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation or any enforceable contractual obligation binding on the assets or would violate the terms of any such license, contract or agreement.

In addition, while the notes are initially secured by the pledge of CEOC’s capital stock and the capital stock of the Subsidiary Pledgors, these pledges will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required in connection with the filing of the registration statement of which this prospectus forms a part. Therefore, we expect that a substantial portion of the capital stock of CEOC will be released. See “Description of 2020(1) Exchange Notes—Security for the Notes” and “Description of 2020(2) Exchange Notes—Security for the Notes.”

To the extent that the claims of the holders of the notes exceed the value of the assets securing the notes and other liabilities, those claims will rank equally with the claims of the holders of our outstanding second lien notes and unsecured notes (except to the extent holders of the senior unsecured cash pay and PIK toggle notes hold senior claims against such subsidiaries pursuant to certain subsidiary guarantees executed in favor of such notes) and any other series of junior lien or unsecured senior indebtedness. As a result, if the value of the assets pledged as security for the notes and other liabilities is less than the value of the claims of the holders of the notes and other liabilities, those claims may not be satisfied in full before the claims of our junior lien and unsecured creditors are paid.

Even though the holders of the notes benefit from a first-priority lien on the collateral that secures our senior secured credit facilities, our 11.25% notes and our 8.5% notes, the representative of the lenders under the senior secured credit facilities initially controls actions with respect to that collateral.

The rights of the holders of the notes with respect to the collateral that secures the notes on a first-priority basis are subject to a first lien intercreditor agreement among all holders of obligations secured by that collateral on a first-priority basis, including the obligations under our senior secured credit facilities, our 11.25% notes and our 8.5% notes. Under the first lien intercreditor agreement, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control such proceedings and to approve amendments to releases of such collateral from the lien of, and waive past defaults under, such documents relating to such collateral, are (1) at the direction of the authorized representative of the lenders under our senior secured credit facilities until (x) our obligations under our senior secured credit facilities are discharged (which discharge does not include certain refinancings of our senior secured credit facilities) or (y) 180 days after the occurrence of an event of default under the agreement governing the series of first priority lien obligations representing the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than our senior secured credit facilities) and has complied with the applicable notice provisions and (2) after the discharge of our obligations under our senior secured credit facilities (which discharge does not include certain refinancings of our senior secured credit facilities), at the direction of the authorized representative of holders of the series of first priority lien obligations representing the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral until (x) the discharge of our obligations under such series of first priority lien obligations representing the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (which discharge does not include certain refinancings of such first-lien obligations) or (y) 180 days after the occurrence of an event of default under the agreement governing the series of first priority lien obligations representing the second-largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral and has complied with the applicable notice provisions. Bank of America, N.A., the administrative agent under our senior secured credit facilities, is also the collateral agent for such facilities and is the collateral agent for the noteholders as well.

However, even if the authorized representative of the notes gains the right to direct the collateral agent in the circumstances described in clause 1(y) or 2(y) above, the authorized representative must stop doing so (and those powers with respect to the collateral would revert to the authorized representative of the lenders under our senior secured credit facilities) if, in the case of clause 1(y) above, the authorized representative of the lenders under the senior secured credit facilities or, in the case of clause 2(y) above, the authorized representative of the lenders under the series of first priority lien obligations representing the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than our senior secured credit facilities) has commenced and is diligently pursuing enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether our company or the applicable subsidiary guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding.

In addition, we currently have $2,095.0 million of 11.25% notes outstanding and $1,250.0 million of 8.5% notes outstanding. The senior secured credit facilities, the indenture governing the 11.25% notes, the indenture governing the 8.5% notes and the indentures governing the notes permit us to issue additional series of notes or other debt that also have a first-priority lien on the same collateral. At any time that the representative of the lenders under our senior secured credit facilities does not have the right to take actions with respect to the collateral pursuant to the first lien intercreditor agreement, that right passes to the authorized representative of the holders of the next largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral. As of the issue date of the exchange notes, that would be the authorized representative for the 11.25% notes and, if we issue additional first lien notes or other debt in the future in a greater principal amount than the notes, then the authorized representative for those additional notes or other debt would be next in line to exercise rights under the first lien intercreditor agreement, rather than the authorized representative for the notes.

Under the first lien intercreditor agreement, the authorized representative of the holders of the notes may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the shared collateral to secure that financing, subject to conditions and limited exceptions. After such a filing, the value of this collateral could materially deteriorate, and holders of the notes would be unable to raise an objection.

The collateral that secures the notes on a first-priority basis is also subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the authorized representative of the lenders under our senior secured credit facilities or, if our senior secured credit facilities have been discharged, the authorized representative for the series of first priority lien obligations representing the largest outstanding principal amount of indebtedness secured by a first priority lien on the collateral, during any period that such authorized representative controls actions with respect to the collateral pursuant to the first lien intercreditor agreement. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes as well as the ability of the collateral agent to realize or foreclose on such collateral for the benefit of the holders of the notes. The initial purchasers of the original notes have neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, and the existence thereof could adversely affect the value of the collateral that secures the notes as well as the ability of the collateral agent to realize or foreclose on such collateral for the benefit of the holders of the notes.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes, except, under certain circumstances, cash transferred to accounts controlled by the administrative agent under our senior secured credit facilities.

In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See “Description of 2020(1) Exchange Notes” and “Description of 2020(2) Exchange Notes.”

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral to the extent and for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for the subsidiary.

The notes and the guarantee are secured by a pledge of the stock of CEOC and certain of its subsidiaries. Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral to the extent and for so long as the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time). We expect that, as a result, a substantial portion of the capital stock of CEOC will be released.

In addition, the absence of a lien on a portion of the capital stock of a subsidiary pursuant to this provision in certain circumstances could result in less than a majority of the capital stock of a subsidiary being pledged to secure the notes, which could impair the ability of the collateral agent, acting on behalf of the holders of the notes, to sell a controlling interest in such subsidiary or to otherwise realize value on its security interest in such subsidiary’s stock or assets.

As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary See “Description of 2020(1) Exchange Notes—Security for the Notes” and “Description of 2020(2) Exchange Notes—Security for the Notes.”

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture;

•

to release excess proceeds and collateral excess proceeds that remain unexpended after the conclusion of an asset sale offer or a collateral asset sale offer conducted in accordance with the indenture;

•	in respect of the property and assets of a Subsidiary Pledgor, upon the designation of such Subsidiary Pledgor to be an unrestricted subsidiary in accordance with the terms of the indenture;

•

in respect of the property and assets of a Subsidiary Pledgor, upon the release or discharge of the pledge by such Subsidiary Pledgor of the credit agreement or other indebtedness or the guarantee of any other indebtedness which resulted in the obligation to become a Subsidiary Pledgor other than (x) in connection with a release or discharge by or as a result of payment in respect of the senior secured credit facilities or such other indebtedness or guarantees or (y) at any time that the senior secured credit facilities or such other indebtedness or guarantees does not constitute a majority of the aggregate principal amount of first lien obligations outstanding at such time; and

•

with respect to the collateral upon which the notes have a first-priority lien, upon any release in connection with a foreclosure or exercise of remedies with respect to that collateral directed by the authorized representative then in control of actions with respect to the collateral pursuant to the first lien intercreditor agreement. Even though the holders of the notes share ratably with the lenders under our senior secured credit facilities and holders of our 11.25% notes, the authorized representative of the lenders under our senior secured credit facilities will initially control actions with respect to the collateral, whether or not the holders of the notes agree or disagree with those actions and, following the discharge of our obligations under our senior secured credit facilities, control will pass to the authorized representative under the agreement governing the largest outstanding principal amount of indebtedness secured by a first priority lien on the collateral, which may not be the Collateral Agent for the notes. See “—Even though the holders of the notes benefit from a first-priority lien on the collateral that secures our senior secured credit facilities, our 11.25% notes and our 8.5% notes, the representative of the lenders under the senior secured credit facilities initially controls actions with respect to that collateral.”

While the notes are initially secured by the pledge of CEOC’s capital stock and the capital stock of the Subsidiary Pledgors, these pledges will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required in connection with the filing of the registration statement related to the notes to which this prospectus forms a part. We expect that, as a result, a substantial portion of the capital stock of CEOC will be released. See “Description of 2020(1) Exchange Notes—Security for the Notes” and “Description of 2020(2) Exchange Notes—Security for the Notes.”

The indentures governing the notes permit us to designate one or more of our restricted subsidiaries that is a Subsidiary Pledgor of the notes as an unrestricted subsidiary. If we designate a Subsidiary Pledgor as an unrestricted subsidiary for purposes of the indentures governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries will be released under the indentures but not necessarily under our senior secured credit facilities. Designation of a Subsidiary Pledgor as an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of 2020(1) Exchange Notes” and “Description of 2020(2) Exchange Notes.”

The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of the notes if the collateral agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the notes. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. CEOC and the Subsidiary Pledgors have limited obligations to perfect the security interest of the holders of the notes in specified collateral. There can be no assurance that the trustee or the collateral agent for the notes will monitor, or that CEOC will inform such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties.

In addition, the security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

In the event of our bankruptcy, the ability of the holders of notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under federal bankruptcy law, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval, which may not be given. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use and expend collateral, including cash collateral, and to provide liens senior to the collateral agent for the notes’ liens to secure indebtedness incurred after the commencement of a bankruptcy case, provided that the secured creditor either consents or is given “adequate protection.” “Adequate protection” could include cash payments or the granting of additional security, if and at such times as the presiding court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral during the pendency of the bankruptcy case, the use of collateral (including cash collateral) and the incurrence of such senior indebtedness. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the indebtedness under the notes would be “undersecured” and the holders of the notes would have unsecured claims as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees on undersecured indebtedness during the debtor’s bankruptcy case.

The collateral securing the notes may be diluted under certain circumstances.

The collateral that secures the notes also secures our obligations under the senior secured credit facilities, the 11.25% notes and the 8.5% notes. This collateral may secure on a first priority basis additional senior indebtedness that CEOC or certain of its subsidiaries incurs in the future, subject to restrictions on their ability to incur debt and liens under the senior secured credit facilities, the indenture governing the 11.25% notes, the indenture governing the 8.5% notes and the indentures governing the notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured on a first priority basis by this collateral.

Federal and state statutes allow courts, under specific circumstances, to void notes and pledges securing such notes and require note holders to return payments received.

If CEOC or any Subsidiary Pledgor becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law, a court may void, subordinate or otherwise decline to enforce the notes or such Subsidiary Pledgor’s pledge of assets securing (or, if applicable, guarantee of) the notes. A court might do so if it found that when CEOC issued the notes or the Subsidiary Pledgor made its pledge (or guarantee, if applicable), or in some states when payments became due under the notes, the Subsidiary Pledgor or CEOC received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was left with inadequate capital to conduct its business; or

•	believed or reasonably should have believed that it would incur debts beyond its ability to pay.

The court might also void an issuance of notes or a related pledge (or guarantee, if applicable) by a Subsidiary Pledgor, without regard to the above factors, if the court found that CEOC issued the notes or the applicable Subsidiary Pledgor made its pledge (or guarantee, if applicable) with actual intent to hinder, delay or defraud its creditors.

A court would likely find that CEOC or a Subsidiary Pledgor did not receive reasonably equivalent value or fair consideration for the notes or its pledge securing the notes (or guarantee, if applicable), if CEOC or a Subsidiary Pledgor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or any pledge (or guarantee, if applicable) you would no longer have any claim against CEOC or the applicable Subsidiary Pledgor. Sufficient funds to repay the notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from CEOC or a Subsidiary Pledgor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Subsidiary Pledgor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each Subsidiary Pledgor, after giving effect to its pledge securing (or guarantee of, if applicable) the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Delivery of security interests in collateral after the issue date of the original notes increases the risk that the other security interests could be avoidable in bankruptcy.

Certain collateral, including mortgages on real property, was, or will be, granted as security after the issue date of the original notes. If the grantor of such security interest were to become subject to a bankruptcy proceeding, any mortgage or security interest in collateral delivered after the issue date of the original notes would face a greater risk than security interests in place on the issue date of being avoided by the pledgor (as debtor in possession) or by its trustee in bankruptcy as a preference under bankruptcy law if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. To the extent that the grant of any such security interest is voided as a preference, you would lose the benefit of the security interest.

CEOC may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, CEOC will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that CEOC will not have sufficient funds at the time of the change of control to make the required repurchase of or that restrictions in our senior secured credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indentures governing the notes. See “Description of 2020(1) Exchange Notes—Change of Control” and “Description of 2020(2) Exchange Notes—Change of Control.”

The 2020(2) Exchange Notes will be treated as issued with original issue discount for United States federal income tax purposes.

The 2020(2) Exchange Notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. Holders subject to U.S. federal income tax will be required to include such OID in gross income on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable, regardless of such holder’s method of accounting for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Our substantial indebtedness and the fact that a significant portion of our cash flow is used to make interest payments could adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.

We are a highly leveraged company. As of March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, CEOC had $20,860.1 million face value of outstanding indebtedness. This amount includes $1,146.3 million of notes that are held by HBC, all of which are deemed outstanding by CEOC but not by CEC. Assuming constant outstanding balances and interest rates, CEOC’s debt service obligation for the next 12 months is $2,073.3 million, which includes required interest payments of $1,923.8 million.

Our substantial indebtedness could:

•	limit our ability to borrow money for our working capital, capital expenditures, development projects, debt service requirements, strategic initiatives or other purposes;

•

make it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the agreements governing our indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness thereby reducing funds available to us for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our operations or business;

•	make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	make us more vulnerable to downturns in our business or the economy;

•	restrict us from making strategic acquisitions, developing new gaming facilities, introducing new technologies or exploiting business opportunities;

•	affect our ability to renew gaming and other licenses;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets; and

•	expose us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

We and our subsidiaries may be able to incur substantial indebtedness at any time, and from time to time, including in the near future. Although the terms of the agreements governing our indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial.

For example, as of March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, $128.7 million of additional borrowing capacity was available under our revolving credit facility, with an additional $86.8 million committed to back outstanding letters of credit, all of which is secured on a first priority basis. None of our existing indebtedness limits the amount of debt that may be incurred by CEC. Our senior secured credit facilities allow for one or more future issuances of additional secured notes or loans, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the senior secured credit facilities, the 11.25% notes, the 8.5% notes and the notes. This indebtedness could be used for a variety of purposes, including financing capital expenditures, refinancing or repurchasing our outstanding indebtedness, including existing unsecured indebtedness, or for general corporate purposes. We have raised and expect to continue to raise debt, including secured debt, to directly or indirectly refinance our outstanding unsecured debt on an opportunistic basis, as well as development and acquisition opportunities.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit facilities, the commercial mortgage-backed securities (“CMBS”) mortgage loan and/or related mezzanine loans the (“CMBS Loans”), the indentures governing most of our existing notes, the senior secured loans related to the development of Octavius Tower at Caesars Palace Las Vegas and Project Linq (as defined below), the senior secured loan of PHW Las Vegas, LLC (“PHW Las Vegas”), the senior secured notes of Chester Downs and the senior secured loans related to the redevelopment of Bill’s Gamblin’ Hall & Saloon contain, and any future indebtedness of ours would likely contain, a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries’ ability to, among other things:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

We have pledged and will pledge a significant portion of our assets as collateral under our senior secured credit facilities, our CMBS Loans, our first lien notes, our second lien notes, the senior secured loan of PHW Las Vegas, the senior secured loan related to the developments of the Octavius Tower at Caesars Palace Las Vegas, Bill’s Gamblin’ Hall & Saloon, and a retail, dining and entertainment corridor located between The Quad

Resort & Casino and the Flamingo Las Vegas on the Las Vegas strip (“Project Linq”), or the senior secured notes of Chester Downs. If any of these lenders accelerate the repayment of borrowings, there can be no assurance that we will have sufficient assets to repay our indebtedness.

Under our senior secured credit facilities, we are required to satisfy and maintain specified financial ratios. Specifically, our senior secured credit facilities requires us to maintain a senior secured leverage ratio of no more than 4.75 to 1.0, which is the ratio of our senior first priority secured debt to LTM-Adjusted EBITDA—Pro Forma. This ratio excludes up to $3,700.0 million of first priority senior secured notes and up to $350.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned. For purposes of calculating the senior secured leverage ratio, the amount of senior first priority secured debt is reduced by the amount of unrestricted cash on hand. As of March 31, 2013, the senior secured leverage ratio was 3.82 to 1.0. In addition, under certain circumstances, our senior secured credit facilities allow us to apply cash contributions received by us as an increase to LTM-Adjusted EBITDA—Pro Forma if we are unable to meet its senior secured leverage ratio. Many factors affect our continuing ability to comply with the covenant, including (a) changes in gaming trips, spend per trip and hotel metrics, which are correlated to a consumer recovery, (b) increases in cost-savings actions, (c) asset sales, (d) issuing additional second lien or unsecured debt, (e) equity financings, (f) delays in investments in new developments, or (g) a combination thereof. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance that we will meet those ratios.

A failure to comply with the covenants contained in our senior secured credit facilities or our other indebtedness could result in an event of default under the facilities or the existing agreements, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any default under our senior secured credit facilities or our other indebtedness, the lenders thereunder:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit; or

•	require us to apply all of our available cash to repay these borrowings.

Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under our senior secured credit facilities, our CMBS Loans and our first and second lien notes could proceed against the collateral granted to them to secure that indebtedness.

If the indebtedness under our first and second lien notes, senior secured credit facilities, CMBS Loans or our other indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

We may be unable to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful. If we are unable to satisfy or refinance our debt obligations as they come due, your interests as a noteholder may be adversely affected.

Our ability to satisfy our debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•

our future ability to borrow under our senior secured credit facilities, the availability of which depends on, among other things, our complying with the covenants in our senior secured credit facilities.

We may be unable to generate sufficient cash flow from operations, or unable to draw under our senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. As of March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, approximately $1,767.6 million face value of CEOC’s indebtedness is scheduled to mature in 2015 (assuming the extension options with respect to the CMBS Financing and PHW Las Vegas senior secured loan are exercised), representing 8% of the total face value of our debt. For a discussion of our debt maturities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Guarantees of Third-Party Debt and Other Obligations and Commitments—Contractual Obligations” incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 (as amended).

We do not expect that our cash flow from operations will be sufficient to repay this indebtedness, and we will have to seek a refinancing. We cannot predict at this time whether we will be able to secure any such refinancing, even if market conditions and our financial condition improve between now and then. Even if refinancing alternatives were available to us, we may not find them suitable or at comparable interest rates to the indebtedness being refinanced. In addition, the terms of existing or future debt agreements may restrict us from securing a refinancing on terms that are available to us at that time. In the absence of such operating results and resources, we would face substantial liquidity problems and would likely be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. We could also be required to reorganize our company in its entirety. CEC is pursuing a strategic transaction that contemplates the transfer of certain of its assets that are not part of the collateral package for the senior secured credit facilities or the secured notes issued by CEOC, including unencumbered assets of CEC and unrestricted subsidiaries of CEOC, to a newly created entity, Growth Partners, which is anticipated to be controlled by common parties that control CEC. For a discussion of the Growth Partners transaction, see “Recent Developments—Caesars Growth Partners” and the Current Report on Form 8-K filed with the SEC on April 23, 2013, incorporated by reference in this prospectus. Growth Partners would be a growth oriented vehicle focused on projects that are complementary to CEC’s existing properties. We anticipate that CEC would own a significant portion of Growth Partners’s equity interests and that subsidiaries of CEC would manage new casino properties owned by Growth Partners. We are pursuing this transaction because we believe it will improve our liquidity and credit profile, enhance our distribution network and provide additional support for potential new ventures. The transaction would require the approval of regulators and other third parties, which we may not be able to obtain. Therefore, we cannot assure you that any such transaction will be entered into or consummated or, if consummated, describe the impact the transaction would have on us. Consequently, there can be no assurances that we will receive any cash from the Growth Partners transaction as a result of our ownership of Growth Partner’s equity interests or in the form of management fees. Neither the Sponsors nor any of their respective affiliates has any continuing obligation to provide us with debt or equity financing. Even if we are able to refinance our debt, any refinancing could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. For example, the interest rates on our first and second lien notes are substantially higher than the interest rates under our senior secured credit facility, and the interest rates on our first lien notes, the proceeds of which were used to refinance term loans under our senior secured credit facilities, are substantially higher than the interest rates applicable to such term loans. If we are unable to service our debt obligations generally, and if we are unable to refinance our debt obligations that mature in 2015 or thereafter, we cannot assure you that our company will continue in its current state or that your investment in our company will retain any value.

Repayment of our debt, including required principal and interest payments on the notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own substantially all of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If CEOC defaults on its obligations to pay its other indebtedness, CEOC may not be able to make payments on the notes.

Any default under the agreements governing the indebtedness of CEOC, including a default under the senior secured credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could leave CEOC unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If CEOC is unable to generate sufficient cash flow and is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on its indebtedness, or if CEOC otherwise fails to comply with the various covenants, including financial and operating covenants, in the instruments governing its indebtedness (including the senior secured credit facilities), CEOC could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against the assets of CEOC, and CEOC could be forced into bankruptcy or liquidation. If the operating performance of CEOC declines, CEOC may in the future need to seek waivers from the required lenders under the senior secured credit facilities to avoid being in default. If CEOC breaches its covenants under the senior secured credit facilities and seeks a waiver, CEOC may not be able to obtain a waiver from the required lenders. If this occurs, CEOC would be in default under the senior secured credit facilities, the lenders could exercise their rights as described above, and CEOC could be forced into bankruptcy or liquidation.

Risks Related to Our Business

If we are unable to effectively compete against our competitors, our profits will decline.

The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing, and growth strategies, financial strength and capabilities, level of amenities, management talent, and geographic diversity. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. Our competitors in each market that we participate may have substantially greater financial, marketing, or other resources than we do, and there can be no assurance that they will not, in the future, engage in aggressive pricing action to compete with us. Although we believe we are currently able to compete effectively in each of the various markets in which we participate, we cannot assure you that we will be able to continue to do so or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our various markets could adversely affect our business, financial condition, results of operations, and cash flow.

In recent years, many casino operators have been reinvesting in existing markets to attract new customers or to gain market share, thereby increasing competition in those markets. As companies have completed new expansion projects, supply has typically grown at a faster pace than demand in some markets, including Las Vegas, our largest market, and competition has increased significantly. For example, CityCenter, a large development of resorts and residences, opened in December 2009 in Las Vegas, and Revel, a resort and casino in Atlantic City, opened in May 2012. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in many markets in which we operate, and this intense competition is expected to continue. These competitive pressures have and are expected to continue to adversely affect our financial performance in certain markets, including Atlantic City.

In particular, our business may be adversely impacted by the additional gaming and room capacity in Nevada, New Jersey, New York, Connecticut, Pennsylvania, Mississippi, Missouri, Maryland, Michigan, Indiana, Iowa, Kansas, Illinois, Ohio, Louisiana, Ontario, South Africa, Uruguay, United Kingdom, Egypt, and/or other projects not yet announced which may be competitive in the other markets where we operate or intend to operate. Several states, such as Kentucky, Texas and Indian tribes are also considering enabling the development and operation of casinos or casino-like operations in their jurisdictions. In addition, our operations located in New Jersey may be adversely impacted by the expansion of gaming in Maryland, New York and Pennsylvania, and our operations located in Nevada may be adversely impacted by the expansion of gaming in California, respectively.

The downturn in the national economy over the past few years, the volatility and disruption of the capital and credit markets, and adverse changes in the global economy could negatively impact our financial performance and our ability to access financing.

The severe economic downturn over the past few years and adverse conditions in the local, regional, national and global markets have negatively affected our operations, and may continue to negatively affect our operations in the future. During periods of economic contraction such as recently experienced, our revenues may decrease while most of our costs remain fixed and some costs even increase, resulting in decreased earnings. Gaming and other leisure activities we offer represent discretionary expenditures and participation in such activities may decline during economic downturns, during which consumers generally earn less disposable income. For example, key determinants of our revenues and operating performance include hotel Average Daily Rate (“ADR”), number of gaming trips and average spend per trip by our customers. Given that 2007 was the peak year for our financial performance and the gaming industry in the United States in general, we may not attain those financial levels in the near term, or at all. If we fail to increase ADR or any other similar metric in the near term, our revenues may not increase and, as a result, we may not be able to pay down our existing debt, fund our operations, fund planned capital expenditures or achieve expected growth rates, all of which could have a material adverse effect on our business, financial condition, results of operations and cash flow. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn. Furthermore, other uncertainties, including national and global economic conditions, terrorist attacks or other global events, could adversely affect consumer spending and adversely affect our operations.

We are subject to extensive governmental regulation and taxation policies, the enforcement of which could adversely impact our business, financial condition, and results of operations.

We are subject to extensive gaming regulations and political and regulatory uncertainty. Regulatory authorities in the jurisdictions where we operate have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could adversely impact our business, financial condition and results of operations. For example, revenues and income from operations were negatively impacted during July 2006 in Atlantic City by a three-day government-imposed casino shutdown. Furthermore, in many jurisdictions where we operate, licenses are granted for limited durations and require renewal from time to time. For example, in Iowa, our ability to continue our gaming operations is subject to a referendum every eight years or at any time upon petition of the voters in the county in which we operate; the most recent referendum which approved our ability to continue to operate our casinos occurred in November 2010. In Maryland, we will have to reapply for our license in 15 years. There can be no assurance that continued gaming activity will be approved in any referendum in the future. If we do not obtain the requisite approval in any future referendum, we will not be able to operate our gaming operations in Iowa, which would negatively impact our future performance.

From time to time, individual jurisdictions have also considered legislation or referendums, such as bans on smoking in casinos and other entertainment and dining facilities, which could adversely impact our operations. For example, the City Council of Atlantic City passed an ordinance in 2007 requiring that we segregate at least 75% of the casino gaming floor as a nonsmoking area, leaving no more than 25% of the casino gaming floor as a smoking area. Illinois also passed the Smoke Free Illinois Act which became effective January 1, 2008, and bans smoking in nearly all public places, including bars, restaurants, work places, schools and casinos. The Act also bans smoking within 15 feet of any entrance, window or air intake area of these public places. These smoking bans have adversely affected revenues and operating results at our properties. The likelihood or outcome of similar legislation in other jurisdictions and referendums in the future cannot be predicted, though any smoking ban would be expected to negatively impact our financial performance.

The casino entertainment industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. From time to time, various state and federal legislators and officials have proposed changes in tax laws, or in the administration of such laws, including increases in tax rates, which would affect the industry. If adopted, such changes could adversely impact our business, financial condition and results of operations.

The acquisition, development and construction of new hotels, casinos and gaming and non-gaming venues and the expansion of existing ones could have an adverse effect on our business, financial condition and results of operations due to various factors including delays, cost overruns and other uncertainties.

We intend to develop, construct and open or acquire new hotels, casinos and other gaming venues, as well as develop and manage non-gaming venues, in response to opportunities that may arise. Future development projects and acquisitions may require significant capital commitments, the incurrence of additional debt, guarantees of third party debt, the incurrence of contingent liabilities and an increase in depreciation and amortization expense, which could have an adverse effect upon our business, financial condition, results of operations and cash flow. The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones, such as our recent construction of the Octavius Tower and redevelopment of the Nobu Tower at Caesars Palace in Las Vegas, the planned redevelopment of Bill’s Gamblin’ Hall in Las Vegas, the planned construction of Horseshoe Baltimore, as well as the development and construction of non-gaming venues such as Project Linq in Las Vegas and Caesars Palace Longmu Bay in China, are susceptible to various risks and uncertainties, such as:

•	the existence of acceptable market conditions and demand for the completed project;

•

general construction risks, including cost overruns, change orders and plan or specification modification, shortages of equipment, materials or skilled labor, labor disputes, unforeseen environmental, engineering or geological problems, work stoppages, fire and other natural disasters, construction scheduling problems, and weather interferences;

•	changes and concessions required by governmental or regulatory authorities;

•	the ability to finance the projects, especially in light of our substantial indebtedness;

•	delays in obtaining, or inability to obtain, all licenses, permits and authorizations required to complete and/or operate the project; and

•	disruption of our existing operations and facilities.

Moreover, our development and expansion projects are sometimes jointly pursued with third parties or by licensing our brands to third parties. These joint development, expansion projects or license agreements are subject to risks, in addition to those disclosed above, as they are dependent on our ability to reach and maintain agreements with third parties.

For example, we made a bid with Rock Gaming LLC and other local investors for a video lottery terminal facility in Suffolk County Massachusetts and we can give no assurances that the bid will be awarded to us, that we will reach definitive agreements with the other parties that comprise the bid, or that the development project will be undertaken.

Our failure to complete any new development or expansion project, or consummate any joint development, expansion projects or projects where we license our brands, as planned, on schedule, within budget or in a manner that generates anticipated profits, could have an adverse effect on our business, financial condition, results of operations and cash flow.

We may sell or divest different properties or assets as a result of our evaluation of our portfolio of businesses. Such sales or divestitures would affect our costs, revenues, profitability and financial position.

From time to time, we evaluate our properties and our portfolio of businesses and may, as a result, sell or attempt to sell, divest or spin-off different properties or assets. For example, in November 2012, we sold our Harrah’s St. Louis property. We plan to dispose of the subsidiaries that hold our land concession in Macau and in the fourth quarter 2012, began discussions with interested investors regarding sale of those entities. In addition, on April 23, 2013, CEC’s board of directors approved the material terms of the proposed Growth Partners strategic transaction. We intend to contribute certain assets to Growth Partners as described in further detail above in “Recent Developments—Caesars Growth Partners.” These sales or divestitures affect our costs, revenues, profitability and financial position.

Divestitures have inherent risks, including possible delays in closing transactions (including potential difficulties in obtaining regulatory approvals), the risk of lower-than-expected sales proceeds for the divested businesses, and potential post-closing claims for indemnification. In addition, current economic conditions and relatively illiquid real estate markets may result in fewer potential bidders and unsuccessful sales efforts. Expected costs savings, which are offset by revenue losses from divested properties, may also be difficult to achieve or maximize due to our fixed cost structure.

Growth Partners’ interests may conflict with our interests.

The interests of Growth Partners could conflict with our interests. Growth Partners is in a similar business to us and is required to first provide any potential development opportunities to us. However, we may decide to decline the opportunity for CEC’s business or CEOC’s business and permit Growth Partners to pursue the development opportunity. A committee of CEC’s board of directors comprised of disinterested directors will consider potential development opportunities provided to us by Growth Partners. If the committee declines an opportunity, that opportunity will be available to Growth Partners and will not be available to our businesses. As a result, our business and growth prospects could be negatively impacted. Furthermore, the consideration of business opportunities may create potential or perceived conflicts of interests between our and Growth Partners’ businesses. While CEC may retain a portion of the financial stake in any management fee to be received in connection with an opportunity provided to Growth Partners, there can be no assurances that such opportunity will be successful or that we will receive the expected fees from any opportunity.

Although certain employees of each of the Sponsors are on the boards of directors of CEC and CAC, the certificates of incorporation of both companies provide that neither the Sponsors nor directors have any obligation to present any corporate opportunity to CEC or CAC. Accordingly, the Sponsors may pursue gaming, entertainment or other activities outside of CEC or CAC and have no obligation to present such opportunity to CEC or CAC.

There may be a significant degree of difficulty in operating Growth Partners’ business separately from our business, and managing that process effectively could require a significant amount of management’s time.

The separation from Growth Partners’ business from our business could cause an interruption of, or loss of momentum in, the operation of our businesses. Management may be required to devote considerable amounts of time to the separation, which will decrease the time they will have to manage their ordinary responsibilities. If management is not able to manage the separation effectively, or if any significant business activities are interrupted as a result of the separation, our businesses and operating results could suffer.

We will provide corporate services, back-office support and advisory and business management services through a management services agreement to Growth Partners, which may require a significant amount of our resources and management to devote its time to efforts other than our business, which could negatively impact our business and prospects.

Pursuant to a management services agreement, we will provide corporate services, back-office support and advisory business management services to CAC and Growth Partners. CAC has few, and Growth Partners has no, employees and neither has any history of operating casinos or online entertainment. Therefore, the business and operations of CAC and Growth Partners are dependent on the services provided by us and may require a significant amount of our resources and devotion of our management’s time. The additional demands associated with our providing advisory and management services to CAC and Growth Partners may impact regular operations of our business by diverting our resources and the attention of some of our senior management team away from revenue producing activities, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our businesses. Any of these effects could harm our business, financial condition and results of operations.

We may incur impairments to goodwill, indefinite-lived intangible assets, or long-lived assets which could negatively affect our future profits.

Each year, we perform a preliminary annual assessment of goodwill as of September 30, or more frequently if impairment indicators exist. For our preliminary assessment, we determine the estimated fair value of each reporting unit as a function, or multiple, of earnings before interest, taxes, depreciation and amortization (“EBITDA”), combined with estimated future cash flows discounted at rates commensurate with the capital structure and cost of capital of comparable market participants, giving appropriate consideration to the prevailing borrowing rates within the casino industry in general. We also evaluate the aggregate fair value of all of our reporting units and other non-operating assets in comparison to our aggregate debt and equity market capitalization at September 30. Both EBITDA multiples and discounted cash flows are common measures used to value and buy or sell businesses in our industry. In the fourth quarter, we finalize our assessment of goodwill once we complete our fair value analysis for reporting units where a step two impairment test is required.

Each year, we perform an annual impairment assessment of other non-amortizing intangible assets as of September 30, or more frequently if impairment indicators exist. We determine the estimated fair value of our non-amortizing intangible assets by primarily using the Relief From Royalty Method and excess Earnings Method under the income approach.

We review the carrying value of our long-lived assets whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. When performing this assessment, we consider current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition, and other economic, legal, and regulatory factors.

We are dependent upon our properties for future cash flows and our continued success depends on our ability to draw customers to our properties. Significant negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business have resulted in significant write-downs and impairment charges during the years ended December 31, 2012, 2011 and 2010, and, if one or more of such events occurs in the future, additional impairment charges may be required in future periods. If we are required to record additional impairment charges, this could have a material adverse impact on our consolidated financial statements.

Acts of terrorism and war, natural disasters and severe weather may negatively impact our future profits.

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. For example, a substantial number of our customers for our properties in Las Vegas use air travel. On

September 11, 2001, acts of terrorism occurred in New York City, Pennsylvania and Washington, D.C. As a result of these terrorist acts, domestic and international travel was severely disrupted, which resulted in a decrease in customer visits to our properties in Las Vegas. We cannot predict the extent to which disruptions in air or other forms of travel as a result of any further terrorist act, security alerts or war, uprisings, or hostilities in places such as Iraq and Afghanistan, other countries throughout the world will continue to directly or indirectly impact our business and operating results. For example, our operations in Cairo, Egypt were negatively affected from the uprising there in January 2011. As a consequence of the threat of terrorist attacks and other acts of war or hostility in the future, premiums for a variety of insurance products have increased, and some types of insurance are no longer available. Given current conditions in the global insurance markets, we are substantially underinsured for losses and interruptions caused by terrorist acts and acts of war. If any such event were to affect our properties, we would likely be adversely impacted.

In addition, natural and man-made disasters such as major fires, floods, hurricanes, earthquakes and oil spills could also adversely impact our business and operating results. For example, four of our properties in Louisiana and Mississippi were closed for an extended period of time due to the damage sustained from Hurricanes Katrina and Rita in August and September 2005, respectively. Such events could lead to the loss of use of one or more of our properties for an extended period of time and disrupt our ability to attract customers to certain of our gaming facilities. If any such event were to affect our properties, we would likely be adversely impacted. Seven of our properties were closed during the first half of 2011 due to flooding and severe weather conditions. Additionally, in August 2011, our casinos in Atlantic City were closed during a busy summer weekend due to Hurricane Irene.

Our properties in Atlantic City were closed for five days and our property in Philadelphia was closed for two days in October and November 2012 due to Hurricane Sandy. Further, certain of these properties sustained minor damage from the storm, which totaled approximately $1 million. In addition, Hurricane Sandy significantly affected Atlantic City and surrounding areas in the northeast through flooding, wind and other water damage to properties and infrastructure, loss of power to residences and businesses and by creating a fuel shortage in New Jersey and surrounding areas. The regional storm damage in the northeast is likely to deter customers from visiting Atlantic City and our Atlantic City properties for some period of time. Our covered losses from property damage and business interruption did not exceed our deductible on this storm. Our results of operations in this region were significantly affected in the fourth quarter of 2012, with an estimated reduction in revenues of between $40 million and $45 million and a related reduction in operating income of between $35 million and $40 million.

In most cases, we have insurance that covers portions of any losses from a natural disaster, but in many cases it is subject to deductibles and maximum payouts. Although we may be covered by insurance from a natural disaster, the timing of our receipt of insurance proceeds, if any, is out of our control. In some cases, however, we may receive no proceeds from insurance, such as our August 2011 and October and November 2012 closings in Atlantic City.

Additionally, a natural disaster affecting one or more of our properties may affect the level and cost of insurance coverage we may be able to obtain in the future, which may adversely affect our financial position.

As our operations depend in part on our customers’ ability to travel, severe or inclement weather can also have a negative impact on our results of operations.

While we believe that we will continue to be in compliance with the senior secured leverage ratio under our senior secured credit facilities and meet our cash flow needs during the next twelve months, there can be no assurances that we will be able to do so. We continue to assess the impact of Hurricane Sandy on our forecasted results of operations and Property EBITDA in the Atlantic City region, which includes three properties in Atlantic City and Harrah’s Philadelphia that are owned by CEOC’s subsidiaries.

Our business is particularly sensitive to energy prices and a rise in energy prices could harm our operating results.

We are a large consumer of electricity and other energy and, therefore, higher energy prices may have an adverse effect on our results of operations. Accordingly, increases in energy costs may have a negative impact on our operating results. Additionally, higher electricity and gasoline prices which affect our customers may result in reduced visitation to our resorts and a reduction in our revenues. We may be indirectly impacted by regulatory requirements aimed at reducing the impacts of climate change directed at up-stream utility providers, as we could experience potentially higher utility, fuel, and transportation costs.

Work stoppages and other labor problems could negatively impact our future profits.

Some of our employees are represented by labor unions. A lengthy strike or other work stoppage at one of our casino properties or construction projects could have an adverse effect on our business and results of operations. From time to time, we have also experienced attempts to unionize certain of our non-union employees. While these efforts have achieved only limited success to date, we cannot provide any assurance that we will not experience additional and more successful union activity in the future. There has been a trend towards unionization for employees in Atlantic City and Las Vegas. The impact of this union activity is undetermined and could negatively impact our profits.

Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer. In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future.

We have comprehensive property and liability insurance policies for our properties in operation as well as those in the course of construction with coverage features and insured limits that we believe are customary in their breadth and scope. Market forces beyond our control may nonetheless limit the scope of the insurance coverage we can obtain or our ability to obtain coverage at reasonable rates. Certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, or terrorist acts, or certain liabilities may be uninsurable or too expensive to justify obtaining insurance. As a result, we may not be successful in obtaining insurance without increases in cost or decreases in coverage levels. In addition, in the event of a substantial loss, the insurance coverage we carry may not be sufficient to pay the full market value or replacement cost of our lost investment or in some cases could result in certain losses being totally uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenue from the property, and we could remain obligated for debt or other financial obligations related to the property.

Compromises of our information systems or unauthorized access to confidential information or our customers’ personal information could materially harm our reputation and business.

We collect and store confidential, personal information relating to our customers for various business purposes, including marketing and financial purposes, and credit card information for processing payments. For example, we handle, collect and store personal information in connection with our customers staying at our hotels and enrolling in our Total Rewards program. We may share this personal and confidential information with vendors or other third parties in connection with processing of transactions, operating certain aspects of our business or for marketing purposes. Our collection and use of personal data are governed by state and federal privacy laws and regulations as well as the applicable laws and regulations in other countries in which we operate. Privacy law is an area that changes often and varies significantly by jurisdiction. We may incur significant costs in order to ensure compliance with the various applicable privacy requirements. In addition, privacy laws and regulations may limit our ability to market to our customers.

We assess and monitor the security of collection, storage and transmission of customer information on an ongoing basis. We utilize commercially available software and technologies to monitor, assess and secure our network. Further, the systems currently used for transmission and approval of payment card transactions, and the technology utilized in payment cards themselves, all of which can put payment card data at risk, are determined and controlled by the payment card industry, not us. Although we have taken steps designed to safeguard our customers’ confidential personal information, our network and other systems and those of third parties, such as service providers, could be compromised by a third party breach of our system security or that of a third party provider or as a result by purposeful or accidental actions of third parties, our employees or those employees of a third party. Advances in computer and software capabilities and encryption technology, new tools and other developments may increase the risk of such a breach. As a result of any security breach, customer information or other proprietary data may be accessed or transmitted by or to a third party. Despite these measures, there can be no assurance that we are adequately protecting our information.

Any loss, disclosure or misappropriation of, or access to, customers’ or other proprietary information or other breach of our information security could result in legal claims or legal proceedings, including regulatory investigations and actions, or liability for failure to comply with privacy and information security laws, including for failure to protect personal information or for misusing personal information, which could disrupt our operations, damage our reputation and expose us to claims from customers, financial institutions, regulators, payment card associations, employees and other persons, any of which could have an adverse effect on our financial condition, results of operations and cash flow.

Our obligation to fund multi-employer pension plans to which we contribute may have an adverse impact on us.

We contribute to and participate in various multi-employer pension plans for employees represented by certain unions. We are required to make contributions to these plans in amounts established under collective bargaining agreements. We do not administer these plans and, generally, are not represented on the boards of trustees of these plans. The Pension Protection Act enacted in 2006, or the PPA, requires under-funded pension plans to improve their funding ratios. Based on the information available to us, some of the multi-employer plans to which we contribute are either “critical” or “endangered” as those terms are defined in the PPA. We cannot determine at this time the amount of additional funding, if any, we may be required to make to these plans. However, plan assessments could have an adverse impact on our results of operations or cash flows for a given period. Furthermore, under current law, upon the termination of a multi-employer pension plan, or in the event of a withdrawal by us, which we consider from time to time, or a mass withdrawal or insolvency of contributing employers, we would be required to make payments to the plan for our proportionate share of the plan’s unfunded vested liabilities. Any termination of a multi-employer plan, or mass withdrawal or insolvency of contributing employers, could require us to contribute an amount under a plan of rehabilitation or surcharge assessment that would have a material adverse impact on our consolidated financial condition, results of operations and cash flows.

We extend credit to a portion of our customers and we may not be able to collect gaming receivables from our credit players.

We conduct our gaming activities on a credit and cash basis at many of our properties. Any such credit we extend is unsecured. Table games players typically are extended more credit than slot players, and high-stakes players typically are extended more credit than customers who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a significant positive or negative impact on cash flow and earnings in a particular quarter. We extend credit to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit. These large receivables could have a significant impact on our results of operations if deemed uncollectible. While gaming debts evidenced by a credit instrument, including what is commonly referred to as a “marker,” and judgments on gaming debts are enforceable under the current laws of the jurisdictions in which we allow play on a credit basis and judgments in such jurisdictions on gaming debts are enforceable in all states under the Full Faith and Credit Clause of the U.S. Constitution, other jurisdictions may determine that enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the U.S. of foreign debtors may be reached to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations.

We may not realize all of the anticipated benefits of current or potential future acquisitions.

Our ability to realize the anticipated benefits of acquisitions will depend, in part, on our ability to integrate the businesses of such acquired company with our businesses. The combination of two independent companies is a complex, costly and time consuming process. This process may disrupt the business of either or both of the companies, and may not result in the full benefits expected. The difficulties of combining the operations of the companies, including our recent acquisitions of Planet Hollywood in Las Vegas and Playtika Ltd., include, among others:

•	coordinating marketing functions;

•	undisclosed liabilities;

•	unanticipated issues in integrating information, communications and other systems;

•	unanticipated incompatibility of purchasing, logistics, marketing and administration methods;

•	retaining key employees;

•	consolidating corporate and administrative infrastructures;

•	the diversion of management’s attention from ongoing business concerns; and

•	coordinating geographically separate organizations.

We may be unable to realize in whole or in part the benefits anticipated for any current or future acquisitions.

We may not realize any or all of our projected cost savings, which would have the effect of reducing our LTM—Adjusted EBITDA—Pro Forma, which would have a negative effect on our results of operations and negatively impact our covenant calculation and could have a negative effect on our securities.

Beginning in the third quarter of 2008, we initiated a company-wide cost savings plan in an effort to align our expenses with current revenue levels. In addition, we embarked on Project Renewal in the fourth quarter of 2010 to identify the optimum way of structuring our business given our breadth and scale of product offerings. While these efforts have allowed us to realize substantial savings since we initiated our cost savings plan, our continued reduction efforts may fail to achieve similar or continued savings. Although we believe, as of March 31, 2013, once fully implemented, these cost savings programs will produce additional estimated annual cost savings of $154.9 million, of which $110.9 million relate to CEOC, we may not realize some or all of these projected savings without impacting our revenues. Our cost savings plans are intended to increase our effectiveness and efficiency in our operations without impacting our revenues and margins. Our cost savings plan is subject to numerous risks and uncertainties that may change at any time, and, therefore, our actual savings may differ materially from what we anticipate. For example, cutting advertising or marketing expenses may have an unintended negative affect on our revenues. In addition, our expected savings from procurement of goods may be affected by unexpected increases in the cost of raw materials. Furthermore, because we use our projected yet-to-be realized cost savings as a pro forma adjustment to calculate our LTM—Adjusted EBITDA—Pro Forma provided in the “Summary Historical Condensed Consolidated Financial Data of Caesars Entertainment Operating Company, Inc.,” our actual LTM—Adjusted EBITDA—Pro Forma would be reduced to the extent of the cost savings we do not achieve.

We may be required to pay our future tax obligation on our deferred cancellation of debt income.

Under the American Recovery and Reinvestment Act of 2009, or the ARRA, we received temporary federal tax relief under the Delayed Recognition of Cancellation of Debt Income, or CODI, rules. The ARRA contains a provision that allows for a deferral for tax purposes of CODI for debt reacquired in 2009 and 2010, followed by recognition of CODI ratably from 2014 through 2018. In connection with the debt that we reacquired in 2009 and 2010, we have deferred related CODI of $3.5 billion for tax purposes (net of Original Issue Discount (“OID”)

interest expense, some of which must also be deferred to 2014 through 2018 under the ARRA). We are required to include one-fifth of the deferred CODI, net of deferred and regularly scheduled OID, in taxable income each year from 2014 through 2018. Alternatively, the deferred CODI, net of deferred OID, could be accelerated into taxable income in a year an impairment transaction occurs. To the extent that our federal taxable income exceeds our available federal net operating loss carry forwards in those years, we will have a cash tax obligation. Our tax obligations related to CODI could be substantial and could materially and adversely affect our cash flows as a result of tax payments. For more information on the debt that we reacquired in 2009 and 2010, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Other Factors Affecting Net Income” incorporated in this prospectus by reference to the Current Report on Form 8-K filed with the SEC on December 5, 2012.

The risks associated with our international operations could reduce our profits.

Some of our properties are located outside the United States, and our 2006 acquisition of London Clubs has increased the percentage of our revenue derived from operations outside the United States. International operations are subject to inherent risks including:

•	political and economic instability;

•	variation in local economies;

•	currency fluctuation;

•	greater difficulty in accounts receivable collection;

•	trade barriers; and

•	burden of complying with a variety of international laws.

For example, the political instability in Egypt due to the uprising in January 2011 has negatively affected our properties there.

The loss of the services of key personnel could have a material adverse effect on our business.

The leadership of our chief executive officer, Mr. Loveman, and other executive officers has been a critical element of our success. The death or disability of Mr. Loveman or other extended or permanent loss of his services, or any negative market or industry perception with respect to him or arising from his loss, could have a material adverse effect on our business. Our other executive officers and other members of senior management have substantial experience and expertise in our business and have made significant contributions to our growth and success. The unexpected loss of services of one or more of these individuals could also adversely affect us. We are not protected by key man or similar life insurance covering members of our senior management. We have employment agreements with our executive officers, but these agreements do not guarantee that any given executive will remain with us.

If we are unable to attract, retain and motivate employees, we may not be able to compete effectively and will not be able to expand our business.

Our success and ability to grow are dependent, in part, on our ability to hire, retain and motivate sufficient numbers of talented people, with the increasingly diverse skills needed to serve clients and expand our business, in many locations around the world. Competition for highly qualified, specialized technical and managerial, and particularly consulting, personnel, is intense. Recruiting, training, retention and benefit costs place significant demands on our resources. Additionally, our substantial indebtedness and the recent downturn in the gaming, travel and leisure sectors have made recruiting executives to our business more difficult. The inability to attract qualified employees in sufficient numbers to meet particular demands or the loss of a significant number of our employees could have an adverse effect on us.

We are controlled by the Sponsors, whose interests may not be aligned with ours.

Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, beneficially owns approximately 69.9% of our common stock pursuant to an irrevocable proxy providing Hamlet Holdings with sole voting and sole dispositive power over those shares. As a result, the Sponsors have the power to elect all of our directors. Therefore, the Sponsors have the ability to vote on any transaction that requires the approval of our Board or our stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets. The interests of the Sponsors could conflict with or differ from the interests of other holders of our securities. For example, the concentration of ownership held by the Sponsors could delay, defer or prevent a change of control of us or impede a merger, takeover or other business combination which another stockholder may otherwise view favorably. Furthermore, the Sponsors will also control CAC and, as a result, potential or perceived conflicts of interest may arise. Additionally, the Sponsors are in the business of making or advising on investments in companies it holds, and may from time to time in the future acquire interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. One or both of the Sponsors may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. So long as Hamlet Holdings continues to hold the irrevocable proxy, they will continue to be able to strongly influence or effectively control our decisions.

In addition, we have an executive committee that serves at the discretion of our Board and is authorized to take such actions as it reasonably determines appropriate. Currently, the executive committee may act by a majority of its members, provided that at least one member affiliated with TPG and Apollo must approve any action of the executive committee.

Use of the “Caesars” brand name, or any of our other brands, by entities other than us could damage the brands and our operations and adversely affect our business and results of operations.

Our “Caesars” brand remains the most recognized casino brand in the world and our operations benefit from the global recognition and reputation generated by our brands. Generally and through Caesars Global Living, we are actively pursuing gaming and non-gaming management, branding, and development opportunities in Asia and other parts of the world where our brands and reputation are already well-recognized assets. In September 2011, we announced a management and branding agreement for a non-gaming development, whose equity will be provided by a third party, which will be called Caesars Palace Longmu Bay. In addition, we will continue to expand our World Series of Poker tournaments to international jurisdictions where we believe there is a likelihood of legalization of online gaming, in order to grow the brand’s awareness. In connection with such opportunities, we intend to grant third parties licenses to use our brands. Our business and results of operations may be adversely affected by the management or the enforcement of the “Caesars” and the “World Series of Poker” brand names, or any of our other brands, by third parties outside of our exclusive control.

Any failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business.

The development of intellectual property is part of our overall business strategy, and we regard our intellectual property to be an important element of our success. For example, we own and manage the World Series of Poker tournaments, and we license trademarks for a variety of products and businesses related to this brand. While our business as a whole is not substantially dependent on any one trademark or combination of several of our trademarks or other intellectual property, we seek to establish and maintain our proprietary rights in our business operations and technology through the use of patents, copyrights, trademarks and trade secret laws. We file applications for and obtain patents, copyrights and trademarks in the United States and in foreign countries where we believe filing for such protection is appropriate. We also seek to maintain our trade secrets and confidential information by nondisclosure policies and through the use of appropriate confidentiality agreements. Despite our efforts to protect our proprietary rights, parties may infringe our trademarks and use information that we regard as proprietary and our rights may be invalidated or unenforceable. The laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States.

Monitoring the unauthorized use of our intellectual property is difficult. Litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Litigation of this type could result in substantial costs and diversion of resource. We cannot assure you that all of the steps we have taken to protect our trademarks in the United States and foreign countries will be adequate to prevent imitation of our trademarks by others. The unauthorized use or reproduction of our trademarks could diminish the value of our brand and our market acceptance, competitive advantages or goodwill, which could adversely affect our business.

Any violation of the Foreign Corrupt Practices Act or other similar laws and regulations could have a negative impact on us.

We are subject to risks associated with doing business outside of the United States, which exposes us to complex foreign and U.S. regulations inherent in doing business cross-border and in each of the countries in which it transacts business. We are subject to regulations imposed by the Foreign Corrupt Practices Act (the “FCPA”), and other anti-corruption laws that generally prohibit U.S. companies and their intermediaries from offering, promising, authorizing or making improper payments to foreign government officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions as well as other penalties and the SEC and U.S. Department of Justice have increased their enforcement activities with respect to the FCPA. Internal control policies and procedures and employee training and compliance programs that we have implemented to deter prohibited practices may not be effective in prohibiting our employees, contractors or agents from violating or circumventing our policies and the law. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face investigations, prosecutions and other legal proceedings and actions which could result in civil penalties, administrative remedies and criminal sanctions. Any determination that we have violated the FCPA could have a material adverse effect on our financial condition. Compliance with international and U.S. laws and regulations that apply to our international operations increases our cost of doing business in foreign jurisdictions. We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by any of our resorts could have a negative effect on our results of operations.

We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our financial condition.

From time to time, we are defendants in various lawsuits or other legal proceedings relating to matters incidental to our business. The nature of our business subjects us to the risk of lawsuits filed by customers, past and present employees, competitors, business partners, Indian tribes and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters and in general, legal proceedings can be expensive and time consuming. For example, we may have potential liability arising from a class action lawsuit against Hilton Hotels Corporation relating to employee benefit obligations. We may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout the prospectus. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth under “Risk Factors” and elsewhere in this prospectus, including, without limitation, forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

We disclose important factors that could cause actual results to differ materially from our expectations under “Risk Factors” herein and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended), which is incorporated by reference in this prospectus, and elsewhere in this prospectus, including, without limitation, in conjunction with the forward looking statements included in this prospectus. All subsequent written and oral forward looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could materially affect our results include:

•	the ability to satisfy the conditions to the closing of the Caesars Growth Partners transaction described herein, including receipt of required regulatory approvals;

•	the Caesars Growth Partners transaction may not consummate on the terms contemplated or at all;

•	the impact of our substantial indebtedness;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	our ability to realize the expense reductions from our cost savings programs;

•	access to available and reasonable financing on a timely basis;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	the ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness, the ongoing downturn in the gaming industry, or any other factor;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•

acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities, such as the amount of losses and disruption to our company as a result of Hurricane Sandy in late October 2012;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to insurance on reasonable terms for our assets;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans; and

•

the other factors set forth under “Risk Factors” herein and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended), which is incorporated by reference in this prospectus.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

We have entered into registration rights agreements with the initial purchasers of the original notes, in which we agreed to file a registration statement relating to an offer to exchange each series of the original notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to file such a registration statement with the SEC and to cause it to become effective under the Securities Act. The exchange notes will have terms substantially identical to the original notes except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offers by the date set forth in the registration rights agreements. Original 2020(1) Notes in aggregate principal amounts of $750,000,000 and $750,000,000 were issued on August 22, 2012 and December 13, 2012, respectively, and remain outstanding. Original 2020(2) Notes in an aggregate principal amount of $1,500,000,000 were issued on February 15, 2013 and remain outstanding.

Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the original notes and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	the exchange offers are not permitted by applicable law or SEC policy;

•

prior to the consummation of the exchange offers, existing SEC interpretations are changed such that the debt securities received by the holders in the exchange offers would not be transferable without restriction under the Securities Act;

•

if any initial purchaser so requests on or prior to the 60th day after consummation of these exchange offers with respect to original notes not eligible to be exchanged for the exchange notes and held by it following the consummation of these exchange offers; or

•

if any holder that participates in these exchange offers does not receive freely transferable exchange notes in exchange for tendered original notes and so requests on or prior to the 60th day after the consummation of the exchange offers.

Each holder of original notes that wishes to exchange such original notes for transferable exchange notes in the exchange offers will be required to make the following representations:

•	any exchange notes to be received by it will be acquired in the ordinary course of the holder’s business;

•

the holder has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution (within the meaning of Securities Act) of the exchange notes in violation of the Securities Act;

•

the holder is not our “affiliate,” as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act; and

•

if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes and if such holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities and such holder will acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued in the exchange offers in exchange for original notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in the exchange offers with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the original notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes. We have agreed that, starting on the expiration date of the exchange offers and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of the exchange notes.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offers. Original notes may be tendered only in denominations of $2,000 and in integral multiples of $1,000.

The form and terms of the exchange notes will be substantially identical to the form and terms of the original notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreements to file, and cause to become effective, a registration statement. The exchange notes will evidence the same debt as the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding original notes. Consequently, both series of notes will be treated as a single class of debt securities under the indenture.

The exchange offers are not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

As of the date of this prospectus, (a) $1,500,000,000 in aggregate principal amount of Original 2020(1) Notes was outstanding and there was one registered holder, CEDE & Co., a nominee of DTC, and (b) $1,500,000,000 in aggregate principal amount of Original 2020(2) Notes was outstanding and there was one registered holder, CEDE & Co., a nominee of DTC. This prospectus and the letters of transmittal are being sent to all registered holders of original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offers.

We will conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Original notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the original notes.

We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offers, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Certain Conditions to the Exchange Offers.”

Holders who tender original notes in the exchange offers will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letters of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offers. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions; Amendments

Each exchange offer will expire at 5:00 p.m., New York City time, on                     , 2013 unless we extend it in our sole discretion.

In order to extend the exchange offers, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of original notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any original notes in connection with the extension of the exchange offers;

•

to extend the exchange offers or to terminate the exchange offers and to refuse to accept original notes not previously accepted if any of the conditions set forth below under “—Certain Conditions to the Exchange Offers” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•

subject to the terms of the registration rights agreements, to amend the terms of the exchange offers in any manner, provided that in the event of a material change in the exchange offers, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offers following notice of the material change.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of original notes. If we amend the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of original notes of such amendment, provided that in the event of a material change in the exchange offers, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offers following notice of the material change. If we terminate these exchange offers as provided in this prospectus before accepting any original notes for exchange or if we amend the terms of these exchange offers in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to make prompt payment for all original notes properly tendered and accepted for exchange in the exchange offers.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offers, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain Conditions to the Exchange Offers

Despite any other term of the exchange offers, we will not be required to accept for exchange, or exchange any exchange notes for, any original notes, and we may terminate the exchange offers as provided in this prospectus before accepting any original notes for exchange if in our reasonable judgment:

•

the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act or the Exchange Act, and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offers, or the making of any exchange by a holder of original notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers.

In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made:

•	the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering” and “Plan of Distribution,” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offers, to extend the period of time during which the exchange offers are open. Consequently, we may delay acceptance of any original notes by giving written notice of such extension to the registered holders of the original notes. During any such extensions, all original notes previously tendered will remain subject to the exchange offers, and we may accept them for exchange unless they have been previously withdrawn. We will return any original notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

We expressly reserve the right to amend or terminate the exchange offers on or prior to the scheduled expiration date of the exchange offers, and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times except that all conditions to the exchange offers must be satisfied or waived by us prior to the expiration of the exchange offers. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offers. Any waiver by us will be made by written notice or public announcement to the registered holders of the notes.

In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

Procedures for Tendering

Only a holder of original notes may tender such original notes in the exchange offers. To tender in the exchange offers, a holder must make:

•	the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering” and “Plan of Distribution,” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

In addition, either:

•	the exchange agent must receive original notes along with the letter of transmittal; or

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such original notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letters of transmittal.

The method of delivery of original notes, the letters of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send us the letters of transmittal or original notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners’ behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its original notes, either:

•	make appropriate arrangements to register ownership of the original notes in such owner’s name; or

•	obtain a properly completed bond power from the registered holder of original notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any original notes listed on the original notes, such original notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the original notes and an eligible institution must guarantee the signature on the bond power.

If a letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offers electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering original notes that are the subject of such book-entry confirmation;

•

such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date or termination of the exchange offers, as applicable.

In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	original notes or a timely book-entry confirmation of such original notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By signing the letter of transmittal, each tendering holder of original notes will represent that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•

if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

•

the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act, or, if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offers promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of original notes who are unable to deliver confirmation of the book-entry tender of their original notes into the exchange agent’s account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their original notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s) of such original notes and the principal amount of original notes tendered;

•	stating that the tender is being made thereby; and

•

guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of original notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

•

the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under “—Exchange Agent”; or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any such notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the principal amount of such original notes; and

•	where certificates for original notes have been transmitted, specify the name in which such original notes were registered, if different from that of the withdrawing holder.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such original notes will be credited to an account maintained with DTC for original notes) promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn original notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

(Exchange Agent/Depositary addresses)

By Registered & Certified Mail:	Regular Mail or Overnight Courier:

U.S. BANK NATIONAL ASSOCIATION	U.S. BANK NATIONAL ASSOCIATION
Corporate Trust Services	60 Livingston Avenue
EP-MN-WS3C	St. Paul, Minnesota 55107
60 Livingston Avenue	Attention: Specialized Finance
St. Paul, Minnesota 55107-1419

In Person by Hand Only:	By Facsimile (for Eligible Institutions only):

U.S. BANK NATIONAL ASSOCIATION	(651) 466-7372
60 Livingston Avenue
1st Floor—Bond Drop Window	For Information or Confirmation by Telephone:
St. Paul, Minnesota 55107-1419
1-800-934-6802

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail, however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with the exchange offers include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of original notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of original notes tendered;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offers.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their original notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of original notes who do not exchange their original notes for exchange notes under the exchange offers, including as a result of failing to timely deliver original notes to the exchange agent, together with all required documentation, including a properly completed and signed letter of transmittal, will remain subject to the restrictions on transfer of such original notes:

•

as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the prospectus distributed in connection with the private offering of the original notes.

In addition, you will no longer have any registration rights or be entitled to additional interest with respect to the original notes.

In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the original notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the exchange notes:

•	could not rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

After the exchange offers are consummated, if you continue to hold any original notes, you may have difficulty selling them because there will be fewer original notes outstanding.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the original notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered original notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any original notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered original notes.

USE OF PROCEEDS

These exchange offers are intended to satisfy certain of our obligations under the registration rights agreements entered into in connection with the issuance of the original notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offers. In exchange for each of the exchange notes, CEOC will receive original notes in like principal amount. CEOC will retire or cancel all of the original notes tendered in the exchange offers. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth as of March 31, 2013:

(1)	CEOC’s cash and cash equivalents and capitalization on an actual basis; and

(2)	CEOC’s cash and cash equivalents and capitalization on an as adjusted basis to give effect to the Extended Revolver Commitments Closing.

	As of March 31, 2013
	Actual	As adjusted for the Extended Revolver Commitments Closing
	(in millions)
Cash and cash equivalents(1)	$1,847.7	$1,847.7

Debt:
Revolving credit facility(2)	$—	$—
Term loan(3)	4,365.7	4,365.7
First lien notes(4)	6,262.3	6,262.3
Second lien notes(5)	3,218.2	3,218.2
Linq/Octavius senior secured loan(6)	446.7	446.7
PHW Las Vegas senior secured loan(6)	455.3	455.3
Chester Downs senior secured notes(6)	330.0	330.0
Bill’s Gamblin’ Hall & Saloon credit facility(6)	181.4	181.4
Subsidiary guaranteed unsecured senior debt(7)	492.5	492.5
Unsecured senior notes(8)	1,667.8	1,667.8
Other(9)	574.9	574.9

Total debt, including current portion	17,994.8	17,994.8
Stockholder’s deficit	(3,191.0)	(3,191.0)

Total capitalization	$14,803.8	$14,803.8

(1)	Excludes restricted cash.
(2)	Upon the closing of the Acquisition, CEOC entered into the senior secured credit facilities, which included a $2,000.0 million revolving credit facility that was reduced to $215.5 million due to debt retirements and the conversion of a portion of the revolving credit facility to an extended term loan subsequent to the closing of the Acquisition. As of March 31, 2013, after giving pro forma effect to the Extended Revolver Commitments Closing, $128.7 million of additional borrowing capacity was available under our revolving credit facility, with an additional $86.8 million committed to back outstanding letters of credit. CEC guarantees this facility, and all of the material wholly owned domestic subsidiaries of CEOC, other than Planet Hollywood, Chester Downs, Caesars Octavius, Caesars Linq and Corner, have pledged their assets to secure this facility.
(3)	Upon the closing of the Acquisition, CEOC entered into a seven-year $7,250.0 million term loan facility, all of which was drawn at the closing of the Acquisition. The outstanding borrowings under the term loan have been increased by an incremental term loan drawn in October 2009 and $1,015.0 million of revolver commitments converted to extended term loans. The outstanding borrowings have been reduced by payments made subsequent to the Acquisition. CEC guarantees this facility, and all of the material wholly owned domestic subsidiaries of CEOC, other than Planet Hollywood, Chester Downs, Caesars Octavius, Caesars Linq and Corner, have pledged their assets to secure this facility.
(4)	Consists of the book value of the $2,095.0 million aggregate principal amount of 11.25% notes, the $1,250.0 million aggregate principal amount of 8.5% notes, the $1,500.0 million aggregate principal amount of 2020(1) notes and the $1,500.0 million aggregate principal amount of 2020(2) notes.
(5)

Consists of the book values of $750.0 million face value of 12.75% Second-Priority Notes due 2018, book values of $214.8 million face value of 10.0% Second-Priority Notes due 2015, book values of $847.6 million face value of 10.0% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on December 24, 2008, and book values of $3,705.5 million face value of 10.0% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on April 15, 2009. Such amounts are inclusive of amounts paid in fees in connection with such exchange offers. The aggregate face value of such notes is $5,517.9 million.
(6)	The Planet Hollywood Loan, the 9.25% Senior Secured Notes due 2020 of Chester Downs, the $450.0 million Octavius Linq Holding Co., LLC senior secured loan and the Bill’s Gamblin’ Hall & Saloon credit facility with an aggregate face value of $1,479.6 million as of March 31, 2013 are non-recourse to CEOC, CEC or any other subsidiaries of CEC.
(7)	Consists of $478.6 million of 10.75% Senior Notes due 2016 and $13.9 million of 10.75%/11.5% Senior PIK Toggle Notes due 2018. All of this indebtedness is guaranteed on a joint and several basis by CEC and all of the material wholly owned domestic subsidiaries of CEOC, other than Planet Hollywood, Chester Downs, Caesars Octavius, Caesars Linq and Corner, that have pledged their assets to secure the senior secured credit facilities. Of these notes, $3.6 million face value of the outstanding 10.75%/11.5% Senior PIK Toggle Notes due 2018 are owned by HBC.
(8)	The “Actual” unsecured senior notes consist of the book values of the following notes: $125.2 million face value of 5.375% Senior Notes due 2013, $791.8 million face value of 5.625% Senior Notes due 2015, $538.8 million face value of 5.75% Senior Notes due 2017, $573.2 million face value of 6.5% Senior Notes due 2016, $0.6 million face value of 7% Senior Notes due 2013 and $0.2 million face value of Floating Rate Contingent Convertible Senior Notes due 2024, all of which are obligations of CEOC and guaranteed by CEC. The aggregate face value of such notes is $2,029.8 million. Of these notes, $427.3 million face value of the outstanding 5.625% Senior Notes due 2015, $390.9 million face value of the outstanding 5.75% Senior Notes due 2017 and $324.5 million face value of the outstanding 6.5% Senior Notes due 2016 are owned by HBC.
(9)	Consists of the book values of $64.3 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds, $485.4 million due to CEC and $25.2 million of miscellaneous other indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview. In connection with the Acquisition, CEOC entered into the senior secured credit facilities (the “Credit Facilities”). This financing is neither secured nor guaranteed by Caesars’s other direct, wholly owned subsidiaries, including the subsidiaries that own properties that are security for the CMBS Financing and certain of CEOC’s subsidiaries that are unrestricted subsidiaries. In late 2009, CEOC completed cash tender offers for certain of its outstanding debt, and in connection with these tender offers, CEOC borrowed $1,000.0 million of new term loans (the “Incremental Loans”) under the Credit Facilities pursuant to an incremental amendment. In May 2011 and March 2012, CEOC amended the Credit Facilities. Pursuant to the amendments, CEOC extended the maturity of a portion of the term loans held by consenting lenders to January 28, 2018 (the “extended maturity term loans”), converted a portion of the revolver commitments into extended maturity term loans, extended the maturity of a portion of the revolver commitments and increased the interest rate with respect to the extended maturity term loans.

In connection with the offering of the Original 2020(2) Notes, CEOC amended its Credit Facilities in February 2013 to, among other things: (i) use the net cash proceeds of the offering of the Original 2020(2) Notes to repay a portion of CEOC’s existing term loans; (ii) obtain up to $75.0 million of extended revolving facility commitments with a maturity of January 28, 2017, (iii) increase the accordion capacity under the Credit Facilities by an additional $650.0 million (which may be used to, among other things, establish extended revolving facility commitments under the Credit Facilities); (iv) modify the calculation of the senior secured leverage ratio for purposes of the maintenance test under the Credit Facilities to exclude the Original 2020(2) Notes; and (v) modify certain other provisions of the Credit Facilities (such amendments, collectively, the “February 2013 Amendments”).

As of March 31, 2013, after giving pro forma effect to the Extended Revolver Commitments Closing, our Credit Facilities provide for senior secured financing of up to $4,635.9 million, consisting of (i) senior secured term loans in an aggregate principal amount of $4,420.4 million, comprised of $29.1 million maturing on January 28, 2015, $967.5 million maturing on October 31, 2016, and $3,423.8 million maturing on January 28, 2018, and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $215.5 million, with $109.4 million maturing January 28, 2014 and $106.1 million maturing on January 28, 2017, including both a letter of credit sub-facility and a swingline loan sub-facility. The term loans under the Credit Facilities require scheduled quarterly payments of $2.5 million, with the balance due at maturity. As of March 31, 2013, after giving pro forma effect to the Extended Revolver Commitments Closing, $86.8 million of the revolving credit facility is committed to outstanding letters of credit. After consideration of the letter of credit commitments, $128.7 million of additional borrowing capacity was available to CEOC under its revolving credit facility as of March 31, 2013.

The Credit Facilities allow us to request one or more incremental term loan facilities and/or increase commitments under our revolving facility in an aggregate amount of up to $1,400.0 million (after giving effect to the February 2013 Amendments), subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under the Credit Facilities are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Proceeds from the term loans drawn on the closing date were used to refinance existing debt and pay expenses related to the Acquisition. Proceeds of the revolving loan draws, swingline and letters of credit will be used for working capital and general corporate purposes. Proceeds from the Incremental Loans were used to refinance or retire existing debt and to provide additional liquidity.

Interest and Fees. Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. The Incremental Loans bear interest at a rate equal to the greater of the then current LIBOR rate subject to a 2.00% floor or at a rate equal to the alternate base rate, in each case plus an applicable margin. In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unused commitments under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of March 31, 2013, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the original maturity term loans and a portion of the revolver loan, at LIBOR plus 425 basis points for the extended maturity term loans, at alternate base rate plus 150 basis points for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan, and bore a commitment fee for unborrowed amounts of 50 basis points. The borrowings under the Incremental Loans bore interest at the minimum base rate of 2.0% plus 750 basis points as of March 31, 2013.

Collateral and Guarantors. CEOC’s Credit Facilities are guaranteed by CEC, and are secured by a pledge of CEOC’s capital stock, and by substantially all of the existing and future property and assets of CEOC and its material, wholly owned domestic subsidiaries other than certain unrestricted subsidiaries, including a pledge of the capital stock of CEOC’s material, wholly owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities.

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace Bally’s Las Vegas The Quad Resort & Casino	Bally’s Atlantic City Caesars Atlantic City Showboat Atlantic City	Harrah’s New Orleans (Hotel only) Harrah’s Louisiana Downs Horseshoe Bossier City Harrah’s Tunica Horseshoe Tunica Tunica Roadhouse Hotel & Casino	Harrah’s Council Bluffs Horseshoe Council Bluffs/ Bluffs Run

Illinois/Indiana	Other Nevada
Horseshoe Southern Indiana	Harrah’s Reno
Harrah’s Metropolis	Harrah’s Lake Tahoe
Horseshoe Hammond	Harveys Lake Tahoe

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

Restrictive Covenants and Other Matters. The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting CEOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt”.

CEC is not bound by any financial or negative covenants contained in CEOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of CEOC.

In addition, certain covenants contained in CEOC’s senior secured credit facilities and indentures covering its second priority senior secured notes and first priority senior secured notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet a fixed charge coverage ratio (LTM Adjusted EBITDA-Pro Forma—CEOC Restricted to fixed charges) of at least 2.0 to 1.0, a total first priority secured leverage ratio (first priority senior secured debt to LTM Adjusted EBITDA-Pro Forma—CEOC Restricted) of no more than 4.5 to 1.0, and/or a consolidated leverage ratio (consolidated total debt to LTM Adjusted EBITDA-Pro Forma—CEOC Restricted) of no more than 7.25 to 1.0. As of March 31, 2013, CEOC’s total first priority secured leverage ratio and consolidated leverage ratio were 6.69 to 1.0 and 12.95 to 1.0, respectively. For the twelve months ended March 31, 2013, CEOC’s LTM Adjusted EBITDA-Pro Forma—CEOC Restricted was insufficient to cover fixed charges by $504.6 million. For purposes of calculating the fixed charge coverage ratio, fixed charges includes consolidated interest expense less interest income and any cash dividends paid on preferred stock (other than amounts eliminated in consolidation). For purposes of calculating the total first priority secured leverage ratio and the consolidated leverage ratio, the amounts of first priority senior secured debt and consolidated total debt, respectively, are reduced by the amount of unrestricted cash on hand. The covenants that provide for the fixed charge coverage ratio, total first priority secured leverage ratio, and consolidated leverage ratio described in this paragraph are not maintenance covenants. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

Retained Notes

As of March 31, 2013, CEOC had an aggregate principal amount of $2,029.8 million face value of notes that remained outstanding upon the closing of the Acquisition, consisting of the following series:

•	$125.2 million aggregate principal amount of 5.375% Senior Notes due 2013;

•	$0.6 million aggregate principal amount of 7.00% Senior Notes due 2013;

•	$791.8 million aggregate principal amount of 5.625% Senior Notes due 2015;

•	$573.2 million aggregate principal amount of 6.5% Senior Notes due 2016;

•	$538.8 million aggregate principal amount of 5.75% Senior Notes due 2017; and

•	$0.2 million aggregate principal amount of Floating Rate Contingent Convertible Senior Notes due 2024.

These amounts include $1,146.3 million face value of notes that are held by HBC, all of which are deemed outstanding by CEOC but not by CEC.

These notes contain covenants that limit the amount of secured indebtedness we may incur and our ability to enter into sale/leaseback transactions. CEC is a guarantor of these notes. Subject to the terms of the Credit Facilities and the indentures governing the notes, we may refinance these notes with debt that is guaranteed by our subsidiaries and/or secured by their and our assets.

Other First Lien Notes

CEOC currently has an aggregate principal amount of face value of $2,095.0 million 11.25% Senior Secured Notes due 2017 and $1,250.0 million 8.5% Senior Secured Notes due 2020. These notes are CEOC’s senior obligations and rank equally and ratably with all of its existing and future senior indebtedness and senior to any of its subordinated indebtedness, and are secured by first-priority liens, subject to permitted liens, by the assets of the subsidiaries that have pledged their assets to secure the Credit Facilities. These notes are guaranteed by CEC.

Second Lien Notes

CEOC currently has 10.0% Second-Priority Senior Secured Notes with a face value of $214.8 million due 2015, 10.0% Second-Priority Senior Secured Notes with a face value of $4,553.1 million due 2018 and 12.75% Second-Priority Senior Secured Notes with a face value of $750.0 million due 2018. These notes are secured by a second priority security interest in substantially all of CEOC’s and its subsidiaries’ property and assets that secure the Credit Facilities. These liens are junior in priority to the liens on substantially the same collateral securing the Credit Facilities. The notes are guaranteed by Caesars.

Guaranteed Senior Notes

In connection with the Acquisition, CEOC issued unsecured senior indebtedness that was guaranteed by the subsidiaries that have pledged their assets to secure the Credit Facilities. Of this guaranteed senior indebtedness, $492.5 million remains outstanding, consisting of $478.6 million of 10.75% Senior Notes due 2016 and $13.9 million of 10.75%/11.5% Senior PIK Toggle Notes due 2018. These notes do not contain operating covenants.

CMBS Financing

The properties securing our commercial mortgage-backed securities (“CMBS properties”) originally borrowed $6,500.0 million of CMBS Financing. The CMBS Financing is secured by the assets of the CMBS properties and certain aspects of the financing are guaranteed by Caesars. The CMBS properties are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Paris Las Vegas, and Harrah’s Laughlin. As of March 31, 2013, there were $4,664.1 million aggregate principal amount of CMBS Loans outstanding.

On August 31, 2010, we executed an agreement with the lenders to amend the terms of our CMBS Financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”) the right to extend the maturity of the CMBS Loans by up to two years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices, and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS properties at discounted prices, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions, and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS properties that may be distributed to us. Any CMBS Loan purchased pursuant to the amendments will be canceled.

In February 2013, we paid an extension fee of $23.3 million and exercised the option to extend the maturity of the CMBS Financing to 2014. The loan contains an additional extension option to extend its maturity from 2014 to 2015, subject to certain conditions. As part of the extension, we entered into a new interest rate cap agreement.

Restrictive Covenants and Other Matters. The CMBS Financing includes negative covenants, subject to certain exceptions, restricting or limiting the ability of the borrowers and operating companies under the CMBS Financing to, among other things: (i) incur additional debt; (ii) create liens on assets; (iii) make certain investments, loans and advances; (iv) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (v) enter into certain transactions with its affiliates; (vi) engage in any business other than the ownership of the properties and business activities ancillary thereto; and (vi) amend or modify the articles or certificate of incorporation, by-laws and certain agreements.

The CMBS Financing also includes affirmative covenants that require the CMBS Entities to, among other things, maintain the borrowers as “special purpose entities”, maintain certain reserve funds in respect of furniture, fixtures, and equipment, taxes, and insurance, and comply with other customary obligations for CMBS real estate financings. Amounts deposited into the specified reserve funds represent restricted cash. In addition, the CMBS Financing obligates the CMBS Entities to apply excess cash flow in certain specified manners, depending on the outstanding principal amount of various tranches of the CMBS Loans and other factors. These obligations will limit the amount of excess cash flow from the CMBS Entities that may be distributed to Caesars.

Other Indebtedness

As of March 31, 2013, we had other indebtedness in the aggregate principal amount of $1,624.5 million as described below.

•	$514.6 million of debt borrowed by PHW Las Vegas under a senior secured term loan;

•	$450.0 million of debt borrowed by subsidiaries of CEOC under a senior secured term facility for Project Linq and Project Octavius;

•	$330.0 million of senior secured notes issued by a subsidiary of CEOC (Chester Downs);

•	$185.0 million of debt borrowed by Bill’s Gamblin’ Hall & Saloon under a credit facility;

•	$64.3 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds; and

•	$80.6 million of miscellaneous other unsecured indebtedness.

DESCRIPTION OF 2020(1) EXCHANGE NOTES

General

For the purposes of this section, the references to the “Issuer” refer only to Caesars Entertainment Operating Company, Inc. (“Caesars Operating”) and not to any of its subsidiaries.

The Issuer issued $750,000,000 aggregate principal amount of the 9% Senior Secured Notes due 2020 (the “Initial Original 2020(1) Notes”) under an indenture (the “Indenture”) dated August 22, 2012 by and among itself, Caesars Entertainment Corporation (“Caesars Entertainment”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). The Issuer issued an additional $750,000,000 aggregate principal amount of the 9% Senior Secured Notes due 2020 (the “Additional 2020(1) Notes”, and collectively with the Initial Original 2020(1) Notes, the “Original 2020(1) Notes”) pursuant to a supplemental indenture to the Indenture dated December 13, 2012 by and among itself, Caesars Entertainment and the Trustee.

The terms of the 2020(1) Exchange Notes are identical in all material respects to the Original 2020(1) Notes except that upon completion of the exchange offer, the 2020(1) Exchange Notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. For the purposes of this section, we refer to the Original 2020(1) Notes as the “original notes” and to the 2020(1) Exchange Notes as the “exchange notes.” Unless otherwise indicated by the context, references in this “Description of 2020(1) Exchange Notes” section to the “Notes” include the exchange notes and the original notes.

The following summary of certain provisions of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement and the Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA (as defined in this section). Capitalized terms used in this “Description of 2020(1) Exchange Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

The Issuer will issue exchange notes with an initial aggregate principal amount of up to $1,500,000,000. The Issuer may issue additional Notes from time to time after this offering. Any offering of additional Notes is subject to the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens.” The Notes and any additional Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of 2020(1) Exchange Notes,” references to the Notes include any additional Notes actually issued.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the principal corporate trust office of the Trustee).

The exchange notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge was or will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

The Notes are senior obligations of the Issuer and have the benefit of the first-priority security interest in the Collateral described below under “—Security for the Notes” and will mature on February 15, 2020. Each Note bears interest at a rate of 9.00% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date on and of each year, commencing February 15, 2013.

Optional Redemption

On or after February 15, 2016, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice delivered to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

Period	Redemption price
2016	104.500%
2017	102.250%
2018 and thereafter	100.000%

In addition, prior to February 15, 2016, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to February 15, 2015, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.000%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection

In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable or by lot, or as the rules and procedures of DTC require; provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof) or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

Offers to purchase; open market purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” In addition, in the event any holder is found unsuitable by a Gaming Authority to hold the Notes, the Notes may be redeemed by the Issuer pursuant to the procedures described under the caption “Mandatory Disposition Pursuant to Gaming Laws.” Caesars Operating may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the Notes is senior Indebtedness of the Issuer, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuer, and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer. The Notes have the benefit of a security interest in the Collateral that is be pari passu in priority with the senior secured credit facilities, the Existing First Lien Notes and all other existing and future First Priority Lien Obligations with respect to all Collateral, subject to Permitted Liens and exceptions described under “—Security for the Notes,” and senior in priority to the Existing Second Lien Notes and all other existing and future Junior Lien Obligations, with respect to all Collateral. Although none of the Issuer’s Subsidiaries guarantee the Notes, all of the Issuer’s Domestic Wholly Owned Subsidiaries that pledge their assets and property to secure the existing First Priority Lien Obligations are Subsidiary Pledgors with respect to the Notes, and their assets and property secure the Notes to the extent described below under “—Security for the Notes.”

At March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing:

(1)	the Issuer and its Subsidiaries would have had $10,765.4 million in aggregate principal amount of outstanding Indebtedness constituting First Priority Lien Obligations (including the Notes), including $4,420.4 million of Secured Indebtedness outstanding under the senior secured credit facilities and $4,845.0 million outstanding under the 11.25% notes, the 8.5% notes and the 2020(2) notes;

(2)	the Issuer and its Subsidiaries would have had $5,517.9 million in aggregate principal amount of Existing Second Lien Notes outstanding; and

(3)	the Issuer and its Subsidiaries would have had $2,522.3 million of senior unsecured Indebtedness outstanding.

In addition, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, of the $20,860.1 million in aggregate principal amount of Indebtedness that would have been outstanding at March 31, 2013, the Issuer’s Subsidiaries that are not Subsidiary Pledgors would have had total Indebtedness of approximately $1,479.6 million (excluding intercompany liabilities of Subsidiaries that are not Subsidiary Pledgors). Further, as of March 31, 2013, the Real Estate Subsidiaries of Caesars Entertainment had $4,671.8 million of additional Indebtedness.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and its Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness constituting a First Priority Lien Obligation. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens.”

A significant portion of the operations of the Issuer is conducted through its Subsidiaries. Unless the Subsidiary is a Subsidiary Pledgor, claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including holders of the Notes. The

Notes, therefore, are effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Subsidiary Pledgors. See note 22 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended) and note 20 to our unaudited consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, in each case, incorporated by reference in this prospectus, for financial information regarding our subsidiaries that are not Subsidiary Pledgors. Although the Indenture limits the Incurrence of Indebtedness by, and the issuance of Disqualified Stock and Preferred Stock of, certain of the Issuer’s Subsidiaries, such limitation is subject to a number of significant qualifications. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Further, unless the Subsidiary Pledgors guarantee the Notes pursuant to the covenant described below under “—Certain Covenants—Future Subsidiary Guarantors,” holders of the Notes have recourse to the Collateral pledged by the Subsidiary Pledgors, but they have no direct recourse to the Subsidiary Pledgors, themselves. In addition, neither the Parent Guarantor nor any of its Subsidiaries (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) are subject to the covenants of the Indenture. See “—Parent Guarantee.”

Security for the Notes

General

The Notes are secured by first-priority security interests (subject to Permitted Liens) in the Collateral, and the Notes share in the benefit of such security interest based on the respective amounts of the Obligations thereunder.

The Collateral consists of substantially all of the property and assets, in each case, that are held by the Issuer or any of the Subsidiary Pledgors, to the extent that such assets secure the First Priority Lien Obligations consisting of Secured Bank Indebtedness, subject to the exceptions described below. The initial Collateral does not include, subject to certain exceptions, (i) any property or assets owned by any Foreign Subsidiaries, (ii) any Real Property or Vessel held by the Issuer or any of its Subsidiary Pledgors as a lessee under a lease or any Real Property owned in fee that is not Owned Real Property or any Vessel owned in fee that does not have an individual fair market value (as determined in good faith by the Issuer) of at least $15.0 million, (iii) any vehicle, (iv) cash, deposit accounts and securities accounts (to the extent that a Lien thereon must be perfected by any action other than the filing of customary financing statements), (v) any assets to the extent that, and for so long as, taking a security interest in such assets would violate any applicable law or regulation (including any Gaming Law or regulation) or an enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation or in connection with the acquisition of such assets (except in the case of assets (A) owned on the Issue Date or (B) acquired after the Issue Date with Indebtedness of the type permitted pursuant to clauses (c) or (v) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” that is secured by a Permitted Lien), (vi) any securities or other equity interests of the Issuer or any of the Issuer’s Subsidiaries to the extent that the pledge of such securities and/or equity interest and other securities results in the Issuer or such Subsidiary being required to file separate financial statements with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (vi), (vii) any right, title or interest in any license, contract or agreement to which the Issuer or a Subsidiary Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate applicable Gaming Laws or the terms of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under, any such license, contract or agreement to which the Issuer or such Subsidiary Pledgor is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include all such rights and interests as if such provision had never been in effect, (viii) any equipment or other asset owned by the Issuer or any Subsidiary Pledgor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under the Indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any Person other than the Issuer or the Subsidiary Pledgors as a condition to the creation of any other security interest on such Equipment or asset and, in each case, the prohibition or requirement is permitted under the Indenture, and (ix) certain other exceptions described in the Security Documents (all such excluded assets referred to as “Excluded Assets”). In addition, the aggregate principal amount of Notes secured by the Collateral will at all times be limited to the maximum amount that is permitted to be secured without equally and ratably securing the Existing Notes in accordance with the terms thereof as in effect on the Issue Date. Except for securities or other equity interests of certain of our Domestic Subsidiaries or “first tier” Foreign Subsidiaries, which secure the obligations outstanding under our senior secured credit facilities, the foregoing excluded property and assets do not secure any other First Priority Lien Obligations.

In addition, with respect to clause (vi) above, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or any Subsidiary of the Issuer due to the fact that the Issuer’s or such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of the Issuer or such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. We expect that, as a result, a portion of the capital stock of the Issuer may be released. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the First Lien Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the Issuer’s or such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or such Subsidiary, then the Capital Stock of the Issuer or such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes.

For the avoidance of doubt, if the Company or any applicable Guarantor fails to enter into a Security Document after using commercially reasonable efforts the Company shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officers’ Certificate delivered to the Trustee and the Collateral Agent, (upon which the Trustee and the Collateral Agent may conclusively rely without any investigation) and the Company shall notify the holders of Notes. Neither the Collateral Agent nor the Trustee shall have any obligation to enter in such an agreement and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or Collateral Agent determines in good faith that such action would expose the Trustee or Collateral Agent to liability or if doing so is not consistent with its rights, privileges, protections and immunities set forth in the Indenture, the Collateral Agreement or other Notes Documents.

In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of Collateral (after paying the fees and expenses of the Collateral Agent and any expenses of selling or otherwise foreclosing on the Collateral) will be applied pro rata to the repayment of the obligations under the Notes and the other outstanding First Priority Lien Obligations. The Issuer and the Subsidiary Pledgors are able to incur additional Indebtedness in the future that could share in the Collateral, including additional First Priority Lien Obligations. The amount of such First Priority Lien Obligations and additional Indebtedness is limited by the covenants described under “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of such additional First Priority Lien Obligations and additional Indebtedness could be significant.

After-Acquired Collateral

Subject to certain limitations and exceptions (including the exclusion of any securities or other equity interests of any of the Issuer’s Subsidiaries), if the Issuer or any Subsidiary Pledgor creates any additional security interest upon any property or asset to secure any First Priority Lien Obligations (which include Obligations in respect of Secured Bank Indebtedness), it must concurrently grant a first priority security interest (subject to Permitted Liens) upon such property as security for the Notes.

Security Documents

The Issuer, the Subsidiary Pledgors and the First Lien Collateral Agent have entered into an amended and restated collateral agreement (the “Collateral Agreement”) establishing the terms of the security interests and Liens that secure the Notes. The First Lien Collateral Agent has entered into a joinder to the Collateral Agreement whereby these security interests secure the payment and performance when due of all of the Obligations of the Issuer under the Notes, the Indenture and the Security Documents, as provided in the Security Documents.

Subject to the terms of the Security Documents, the Issuer and the Subsidiary Pledgors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Credit Agreement Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

First Lien Intercreditor Agreement

The trustees for the Existing First Lien Notes and the First Lien Collateral Agent have entered into a First Lien Intercreditor Agreement (as the same may be amended from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the Credit Agreement Obligations with respect to the Collateral, which may be amended from time to time without the consent of the holders of the Notes to add other parties holding First Priority Lien Obligations permitted to be incurred under the Indenture, the Credit Agreement and the First Lien Intercreditor Agreement. The Trustee, as representative for the holders of the Notes, has entered into a joinder agreement to the First Lien Intercreditor Agreement. The First Lien Collateral Agent is initially the collateral agent under the Credit Agreement.

Under the First Lien Intercreditor Agreement, as described below, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral, and the Authorized Representatives of other Series of First Priority Lien Obligations have no right to take actions with respect to the Common Collateral. The Applicable Authorized Representative will initially be the administrative agent under the Credit Agreement, and the Trustee for the holders of the Notes, as Authorized Representative in respect of the Notes, will have no rights to take any action under the First Lien Intercreditor Agreement.

The administrative agent under the Credit Agreement will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Credit Agreement Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Additional First Priority Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Priority Lien Obligations, other than the Credit Agreement Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 180 days (throughout which 180-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture for that Series of First Priority Lien Obligations, and (b) the First Lien Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture for that Series of First Priority Lien Obligations, has occurred and is continuing and (ii) the First Priority Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture for that Series of First Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the administrative agent under the Credit Agreement or the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Issuer or the Subsidiary Pledgor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative has the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and (c) no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. The Trustee and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of the holders of the Notes (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the First Lien Security Documents. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer or any Subsidiary Pledgor, the proceeds of any sale, collection or other liquidation of any such Collateral by the First Lien Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Priority Lien Obligations to the payment in full of the First Priority Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Priority Lien Obligations (such third party, an

“Intervening Creditor”), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of First Priority Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the First Lien Secured Parties may seek to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Priority Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the First Lien Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Issuer or any Subsidiary Pledgor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that (1) if the Issuer or any Subsidiary Pledgor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Priority Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A)	the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(B)	the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement,

(C)	if any amount of such DIP Financing or cash collateral is applied to repay any of the First Priority Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement, and

(D)	if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the First Lien Intercreditor Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and

provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Priority Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Intercreditor Agreement

The Trustee and the Collateral Agent has entered into a joinder to the Intercreditor Agreement. The Intercreditor Agreement may be amended from time to time to add other parties holding Other First-Lien Obligations and other Second Priority Lien Obligations permitted to be incurred under the Indenture. Pursuant to the terms of the Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, and as between the First Priority Lien Obligations and the Second Priority Lien Obligations, the First Lien Collateral Agent will determine the time and method by which the security interests in the Collateral will be enforced. The trustees for the Existing Second Lien Notes will not be permitted to enforce the security interests even if an Event of Default under the Second Lien Notes Indentures has occurred and the Existing Second Lien Notes issued thereunder have been accelerated, except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such notes or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority Liens. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable.

In addition, the Intercreditor Agreement provides that, prior to the Discharge of Senior Lender Claims, the holders of First Priority Lien Obligations and the First Lien Collateral Agent shall have the exclusive right to make determinations regarding the release of Collateral without the consent of the holders of the Existing Second Lien Notes.

Release of Collateral

The Issuer and the Subsidiary Pledgors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1)	to enable us to consummate the disposition of property or assets to the extent not prohibited under the covenant described under “—Certain Covenants—Asset Sales”;

(2)	to release Excess Proceeds and Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3)	in respect of the property and assets of a Subsidiary Pledgor, upon the designation of such Subsidiary Pledgor to be an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(4)	in respect of the property and assets of a Subsidiary Pledgor, upon the release or discharge of the pledge granted by such Subsidiary Pledgor to secure the obligations under the Credit Agreement or any other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to become a Subsidiary Pledgor with respect to the Notes other than (x) in connection with a release or discharge by or as a result of payment in respect of the Credit Agreement or such other Indebtedness or guarantee or (y) at any time that the Credit Agreement or such other Indebtedness or guarantee does not constitute a majority of the aggregate principal amount of First Lien Obligations outstanding at such time;

(5)	as described under “—Amendments and Waivers” below; and

(6)	in accordance with the applicable provisions of the First Lien Intercreditor Agreement.

To the extent necessary and for so long as required for the Issuer or such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of the Issuer or any Subsidiary of the Issuer shall not be included in the Collateral with respect to the respective Notes so affected (as described under “—Security for the Notes—General”) and shall not be subject to the Liens securing such Notes and the Notes Obligations.

The first priority security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Subsidiary Pledgors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee, the Collateral Agent or the Credit Agreement Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•

selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “—Certain Covenants—Asset Sales”;

•

making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the Credit Agreement Agent, the Trustee and the First Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on June 1 and December 1 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Subsidiary Pledgors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Parent Guarantee

The Parent Guarantor irrevocably and unconditionally guarantees on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Parent Guarantor being herein called the “Parent Guaranteed Obligations”). The Parent Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Parent Guarantee.

The Parent Guarantee is subject to important limitations. The Parent Guarantor and each of its Subsidiaries (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) are not subject to any of the covenants set forth below other than those described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets,” and each of the Subsidiaries of the Parent Guarantor (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) do not guarantee or otherwise are required to provide credit support for the Notes. As a result, the Parent Guarantee is effectively subordinated to the present and future debt obligations of the Parent Guarantor’s Subsidiaries (other than the Issuer and the Restricted Subsidiaries, but including the debt obligations of Chester Downs and Marina, LLC, which is a non-wholly owned Restricted Subsidiary, and Corner Investments Propco LLC, which is a qualified non-recourse Restricted Subsidiary). As of March 31, 2013, these debt obligations were approximately $6,107.4 million.

The Parent Guarantee will be a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Parent Guaranteed Obligations;

(2)	subject to the next succeeding paragraph, be binding upon the Parent Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

The Parent Guarantee will be automatically released upon:

(1)	the Issuer ceasing to be a Wholly Owned Subsidiary of Caesars Entertainment;

(2)	the Issuer’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly Owned Subsidiary of Caesars Entertainment in accordance with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets,” and such transferee entity assumes the Issuer’s obligations under the Indenture; and

(3)	the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuer’s obligations under the Indenture are discharged in accordance with the terms of the Indenture.

In addition, the Parent Guarantee is automatically released upon the election of the Issuer and notice to the Trustee if the guarantee by Caesars Entertainment of the Credit Agreement, the Existing Notes or any other Indebtedness which resulted in the obligation to guarantee the Notes has been released or discharged.

Guarantor Intercreditor Agreement

If the Notes subsequently benefit from a guarantee by any Subsidiary of the Issuer, the holders of the Notes will be subject to the Guarantor Intercreditor Agreement, which provides that the trustee under the Guaranteed Notes Indenture and the holders of the Guaranteed Notes must pay over to the lenders of the Bank Indebtedness outstanding under the Credit Agreement referred to in clause (i) of the definition thereof, as well as to the holders of the Notes, any payment actually received in respect of any guarantee by a Subsidiary of the Issuer to the extent such payment consists of assets constituting collateral (or proceeds from assets securing collateral) securing such Credit Agreement and the Notes until such Obligations are paid in full. The Guarantor Intercreditor Agreement will also provide that other payments on any guarantee of the Guaranteed Notes by a Subsidiary of the Issuer will be shared ratably (based on the aggregate outstanding principal amounts of the applicable indebtedness) among the holders of the Guaranteed Notes, the holders of the Notes and the lenders of the Bank Indebtedness outstanding under the Credit Agreement referred to in clause (i) of the definition thereof. The Guarantor Intercreditor Agreement will terminate if any Subsidiary at any time provides a guarantee of the Bank Indebtedness and the Notes.

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem Notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1)	repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Relating to the Notes and Other Indebtedness—CEOC may not be able to repurchase the notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under “—Optional Redemption,” the Issuer shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Relating to the Notes and Other Indebtedness—CEOC may not be able to repurchase the notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of 2020(1) Exchange Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Asset Sales”;

(5)	“—Transactions with Affiliates”; and

(6)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Issuer shall promptly upon its occurrence deliver to the Trustee an Officer’s Certificate notifying the Trustee of the occurrence of any Covenant Suspension Event or Reversion Date, and the date thereof. The Trustee shall not have any obligation to monitor the occurrence or dates of any Covenant Suspension Event or Reversion Date and may rely conclusively on such Officer’s Certificate. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Covenant Suspension Event or Reversion Date.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Existing 8.5% Issue Date, so that it is classified as permitted under clause (b) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Existing 8.5% Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period.

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1)	the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	the Issuer will not permit any of its Restricted Subsidiaries (other than a Subsidiary Pledgor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Subsidiary Pledgor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary of the Issuer that is not a Subsidiary Pledgor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations do not apply to:

(a)	the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder up to an aggregate principal amount of $11,000 million outstanding at any one time (including any Indebtedness Incurred and represented by the Notes or any Other First Lien Obligations of the Issuer or its Restricted Subsidiaries, the proceeds of which Notes or Other First Lien Obligations are used to repay Indebtedness under such Credit Agreement);

(b)	Indebtedness existing on the Existing 8.5% Issue Date (other than Indebtedness described in clause (a));

(c)	Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets);

(d)	Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(e)	Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Acquisition Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(f)	Indebtedness of the Issuer to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Pledgor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (f);

(g)	shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (g);

(h)	Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Pledgor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Pledgor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the obligations of such Subsidiary Pledgor in respect of the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (h);

(i)	(x) Hedging Obligations entered into in connection with the Acquisition Transactions and (y) Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(j)	obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(k)	Indebtedness or Disqualified Stock of the Issuer or, subject to the third paragraph of this covenant, Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (k), does not exceed the greater of $1,100 million and 5.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred pursuant to this clause (k) shall cease to be deemed Incurred or outstanding for purposes of this clause (k) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (k));

(l)	Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Existing 8.5% Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (2) and (3) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(m)	any guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, any such guarantee of such Subsidiary Pledgor with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Pledgor’s obligations with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the obligations of such Subsidiary Pledgor in respect of the Notes, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with the covenant described under “—Future Subsidiary Pledgors” solely to the extent such covenant is applicable;

(n)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (k), (l), (n), (o), (s) and (w) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(2)	to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, such Refinancing Indebtedness is junior to the Notes or such obligations of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3)	shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Subsidiary Pledgor that refinances Indebtedness of the Issuer or a Subsidiary Pledgor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided, further, that subclause (1) of this clause (n) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations and subclauses (1) and (2) of this clause (n) will not apply to any refunding or refinancing of any of the Retained Notes;

(o)	Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or, subject to the third paragraph of this covenant, any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Issuer would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(p)	Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(q)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(r)	Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(s)	Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (s), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (s), does not exceed the greater of $250.0 million and 7.5% of Total Assets of the Foreign Subsidiaries at any one time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (s));

(t)	Indebtedness of the Issuer or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(u)	Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary of the Issuer to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent described in clause (4) of the third paragraph of the covenant described under “—Limitation on Restricted Payments”;

(v)	Indebtedness incurred in connection with any Project Financing; and

(w)	Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of $300.0 million.

Restricted Subsidiaries that are not Subsidiary Pledgors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clauses (k) or (o)(x) of the second paragraph of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Subsidiary Pledgors incurred or issued pursuant to the first paragraph of this covenant and clauses (k) and (o)(x) of the second paragraph of this covenant, collectively, would exceed the greater of $2,000 million and 5.0% of Total Assets.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (w) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; and (2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the

Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness or Long-Term Retained Notes of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness or Long-Term Retained Notes in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (f) and (h) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)	immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Existing 8.5% Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8), (13)(b) and (19) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1)	50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from January 1, 2008 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)	100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after February 1, 2008 (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (l) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus

(3)

100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after February 1,

2008 (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (l) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(4)	100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after February 1, 2008 (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)	100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary after the Existing 8.5% Issue Date from:

(A)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

(B)	the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(C)	a distribution or dividend from an Unrestricted Subsidiary, plus

(6)	in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary after the Existing 8.5% Issue Date, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $250.0 million, shall be determined by the Board of Directors of the Issuer, a copy of the resolution of which with respect thereto shall be delivered to the Trustee) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

The foregoing provisions do not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)	(a)

the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Subsidiary Pledgor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”),

(b)	the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and

(c)	if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)	the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Pledgor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Pledgor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b)	such Indebtedness is subordinated to the Notes or such Subsidiary Pledgor’s obligations in respect of the Notes, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(d)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $50.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $100.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Existing 8.5% Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the Cumulative Credit), plus

(b)	the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Existing 8.5% Issue Date, plus

(c)	the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer in connection with Acquisition Transactions that are foregone in return for the receipt of Equity Interests;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, any of its Restricted Subsidiaries or its direct or indirect parents in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)	(a)	the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Existing 8.5% Issue Date;

(b)	a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Existing 8.5% Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Existing 8.5% Issue Date; and

(c)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)	Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $250.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)	the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer, other than public offerings with respect to the Issuer’s (or such direct or indirect parent’s) common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)	Restricted Payments that are made with Excluded Contributions;

(10)	other Restricted Payments in an aggregate amount not to exceed the greater of $500.0 million and 2.5% of Total Assets at the time made;

(11)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(12)	the payment of dividends or other distributions to any direct or indirect parent of the Issuer that files a consolidated tax return that includes the Issuer and its subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members) in an amount not to exceed the amount that the Issuer and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Issuer and its Restricted Subsidiaries paid such taxes as a standalone taxpayer (or standalone group);

(13)	the payment of Restricted Payment, if applicable:

(a)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b)	in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent;

(14)	any Restricted Payment used to fund the Acquisition Transactions and the payment of fees and expenses incurred in connection with the Acquisition Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, as contemplated by the Acquisition Documents, whether payable on the Existing 8.5% Issue Date or thereafter, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(15)	any Restricted Payment made under the Operations Management Agreement;

(16)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(17)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(18)	Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(19)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(20)	payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(21)	payments made to repay, defease, discharge or otherwise refinance Retained Notes or to service Retained Notes; and

(22)	Restricted Payments made in connection with the incurrence of Indebtedness under the revolving portion of the Credit Agreement for the account or benefit of the Subsidiaries of Caesars Entertainment other than the Issuer or any of its Subsidiaries (including the distribution of the proceeds of any such Indebtedness and with respect to the issuance of, or payments in respect of drawings under, letters of credit), in each case for general corporate purposes of such Subsidiaries (including, without limitation, for business acquisitions and project development and, in the case of letters of credit, for the back-up or replacement of existing letters of credit) in an aggregate amount not to exceed $250.0 million at any time outstanding, so long as such proceeds are not distributed to the stockholders of Caesars Entertainment;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11) and (13)(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries, other than subsidiaries designated as Unrestricted Subsidiaries as of the Issue Date under the indentures for the Existing Notes, the Existing First Lien Notes Indentures and the Second Lien Notes Indentures, which are Unrestricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Issuer’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (10) of the second paragraph of this covenant or clauses (9), (10), (15) or (20) of the definition of “Permitted Investments,” if (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer would be greater than 7.25 to 1.00 or (y) such payment is not otherwise in compliance with this covenant.

Dividend and other payment restrictions affecting subsidiaries

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	(i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or (c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Existing 8.5% Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2)	the Indenture, the Notes (and any exchange Notes ), the Existing First Lien Notes Indenture dated February 14, 2012 and the Existing 8.5% First Lien Notes;

(3)	applicable law or any applicable rule, regulation or order;

(4)	any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)	contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)

other Indebtedness, Disqualified Stock or Preferred Stock (a) of any Restricted Subsidiary of the Issuer that is a Subsidiary Pledgor or a Foreign Subsidiary, (b) of any Restricted Subsidiary that is not a Subsidiary Pledgor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer) or (c) of any Restricted Subsidiary incurred in connection with any Project Financing, provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Existing 8.5% Issue Date by the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13)	any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment; or

(14)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Notes or such Restricted Subsidiary’s obligations in respect of the Notes) that are assumed by the transferee of any such assets,

(b)	any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c)	any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 5.0% of Total Assets and $850.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 15 months after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(1)	to repay (a) Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) provided that (x) to the extent that the terms of First Priority Lien Obligations other than Notes Obligations, as such agreements are in existence on the Existing 8.5% Issue Date, require that such First Priority Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuer and its Restricted Subsidiaries shall be entitled to repay such other First Priority Lien Obligations prior to repaying the Notes Obligations and (y) subject to the foregoing clause (x), if the Issuer shall so reduce First Priority Lien Obligations, the Issuer will equally and ratably reduce Notes Obligations in any manner set forth in clause (d) below to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes, (b) Indebtedness constituting Pari Passu Indebtedness other than First Priority Lien Obligations so long as the Asset Sale proceeds are with respect to non-Collateral (provided that if the Issuer shall so reduce Pari Passu Indebtedness, the Issuer will equally and ratably reduce Notes Obligations in any manner set forth in clause (d) below), (c) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Pledgor, (d) Notes Obligations as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer or a Collateral Asset Sale Offer, as applicable); or

(2)	to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Collateral Excess Proceeds or Excess Proceeds, as applicable. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds received after the Existing 8.5% Issue Date from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Priority Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Priority Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Priority Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such First Priority Lien

Obligations were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such First Priority Lien Obligations, such lesser price, if any, as may be provided for by the terms of such First Priority Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Express Proceeds within ten (10) Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds received after the Existing 8.5% Issue Date from any Asset Sale of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such other First Priority Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes or other First Priority Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Priority Lien Obligations or such other Obligations to be purchased in the manner described below. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero.

The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes (and such First Priority Lien Obligations or Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee; provided that no Notes of $2,000 or less shall be purchased in part. Selection of such First Priority Lien Obligations or Pari Passu Indebtedness, as applicable, will be made pursuant to the terms of such First Priority Lien Obligations or Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(a)	such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions do not apply to the following:

(1)	transactions between or among the Issuer and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3)	(x) the entering into of any agreement (and any amendment or modification of any such agreement so long as, in the good faith judgment of the Board of Directors of the Issuer, any such amendment is not disadvantageous to the Holders when taken as a whole, as compared to such agreement as in effect on the Existing 8.5% Issue Date) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $30 million and (B) 1% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in the following two fiscal years and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause 3(x) in connection with the termination of such agreement;

(4)	the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary, any direct or indirect parent of the Issuer;

(5)	payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in the February Offering Memorandum or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(6)	transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(8)	any agreement as in effect as of the Existing 8.5% Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Existing 8.5% Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(9)	the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Existing 8.5% Issue Date, and any transaction, agreement or arrangement described in the February Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Existing 8.5% Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Existing 8.5% Issue Date;

(10)	the execution of the Acquisition Transactions, and the payment of all fees and expenses related to the Acquisition Transactions, including fees to the Sponsors, which are described in the February Offering Memorandum or contemplated by the Acquisition Documents;

(11)	any transactions made pursuant to any Operations Management Agreement and any transactions in connection with the use of the revolving credit facility under the Credit Agreement for the account or benefit of the Subsidiaries of Caesars Entertainment other than the Issuer and its Subsidiaries (including the distribution of the proceeds of any such revolving credit Indebtedness and with respect to the issuance of, or payments in respect of drawings under, letters of credit);

(12)	(a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(13)	any transaction effected as part of a Qualified Receivables Financing;

(14)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(15)	the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(16)	the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(17)	any contribution to the capital of the Issuer;

(18)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(19)	transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(20)	pledges of Equity Interests of Unrestricted Subsidiaries;

(21)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(22)	any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(23)	transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Liens

The Indenture provides that the Issuer will not, and will not permit any Subsidiary Pledgor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Indebtedness on any asset or property of the Issuer or any Subsidiary Pledgor, other than Liens securing Indebtedness that are junior in priority to the Liens on such property or assets securing the Notes.

Reports and other information

The Indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3)	promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4)	any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement, to exceptions consistent with the presentation of financial information in the February Offering Memorandum.

Notwithstanding the foregoing, the Issuer will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement.

In the event that:

(a)	the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or

(b)	any direct or indirect parent of the Issuer is or becomes a Subsidiary Pledgor of the Notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant, and the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiary Pledgors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer is deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offers contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on the Issuer’s website (or that of any of its parent companies).

Future Subsidiary Pledgors

The Indenture provides that the Issuer will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) and that provides a pledge of, or grants a Lien on, its assets to secure any other First Priority Lien Obligations or any Junior Lien Obligations to execute and deliver to the Trustee the Security Documents necessary to cause such Restricted Subsidiary to become a Subsidiary Pledgor (or grantor) and take all actions required thereunder to perfect Liens created thereunder, as well as to execute and deliver to the Trustee joinders to the Intercreditor Agreement and the First Lien Intercreditor Agreement.

Future Subsidiary Guarantors

The Indenture provides that promptly following the terms of the Issuer’s Indebtedness existing on the Existing 8.5% Issue Date no longer prohibiting the guarantee of the Notes by the Subsidiary Pledgors (as determined in good faith by the Issuer) and requisite approvals are received from the applicable gaming authorities (the “Initial Guarantee Event”), each Subsidiary Pledgor will execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Pledgor shall guarantee payment of the Notes; provided that the then-outstanding Bank Indebtedness under the Credit Agreement referred to in clause (i) of the definition thereof is also then guaranteed by such Subsidiary Pledgors. In addition, the Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness the terms of which prohibit or restrict the ability of a Subsidiary Pledgor to provide such a guarantee.

The Indenture further provides that, from and after the Initial Guarantee Event, the Issuer will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) that guarantees any Indebtedness of the Issuer or any other guarantor of the Notes to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes.

The Indenture provides that the Issuer shall cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) and that guarantees any First Priority Lien Obligations to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall guarantee the payment of the Notes.

After-Acquired Property

The Indenture provides that upon the acquisition by any Issuer or any Subsidiary Pledgor of any First Priority After-Acquired Property, the Issuer or such Subsidiary Pledgor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected first priority security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security for the Notes”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect.

Mandatory Disposition Pursuant to Gaming Laws

Federal, state and local authorities in several jurisdictions regulate extensively our casino entertainment operations. The Gaming Authority of any jurisdiction in which Caesars Operating or any of its subsidiaries conduct or propose to conduct gaming may require that a holder of the Notes or the beneficial owner of the Notes of a holder be approved, licensed, qualified or found suitable under applicable gaming laws. Under the Indenture, each person that holds or acquires beneficial ownership of any of the Notes shall be deemed to have agreed, by accepting such notes, that if any such Gaming Authority requires such person to be approved, licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or finding of suitability within the required time period.

If a person required to apply or become licensed or qualified or be found suitable fails to do so (a “Disqualified Holder”), the Issuer shall have the right, at its election, (1) to require such person to dispose of its notes or beneficial interest therein within 30 days of receipt of notice of such election or such earlier date as may be required by such Gaming Authority or (2) to redeem such notes at a redemption price that, unless otherwise directed by such Gaming Authority, shall be at a redemption price that is equal to the lesser of:

•	such person’s cost, or

•	100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of (1) the redemption date or (2) the date such person became a Disqualified Holder.

Caesars Operating will notify the Trustee and applicable Gaming Authority in writing of any such redemption as soon as practicable. Caesars Operating will not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or finding of suitability.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)	the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2)	the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

(a)	the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)	if the Issuer is not the Successor Issuer, each Subsidiary Pledgor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that obligations in respect of the Notes shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

The Indenture further provides that, subject to certain limitations in the Indenture governing release of assets and property securing the Notes upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Subsidiary Pledgor, no Subsidiary Pledgor will, and the Issuer will not permit any Subsidiary Pledgor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Pledgor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)	either (a) such Subsidiary Pledgor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Pledgor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Pledgor or such Person, as the case may be, being herein called the “Successor Subsidiary Pledgor”) and the Successor Subsidiary Pledgor (if other than such Subsidiary Pledgor) expressly assumes all the obligations of such Subsidiary Pledgor under the Indenture and the Security Documents pursuant to documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2)	the Successor Subsidiary Pledgor (if other than such Subsidiary Pledgor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Subsidiary Pledgor (if other than such Subsidiary Pledgor) will succeed to, and be substituted for, such Subsidiary Pledgor under the Indenture and such Subsidiary Pledgor’s obligations in respect of the Notes, and such Subsidiary Pledgor will automatically be released and discharged from its obligations under the Indenture and such Subsidiary Pledgor’s obligations in respect of the Notes. Notwithstanding the foregoing, (1) a Subsidiary Pledgor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Pledgor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Subsidiary Pledgor is not increased thereby and (2) a Subsidiary Pledgor may merge, amalgamate or consolidate with another Subsidiary Pledgor or the Issuer.

In addition, notwithstanding the foregoing, any Subsidiary Pledgor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to the Issuer or any Subsidiary Pledgor.

In addition, the Indenture provides that, subject to certain limitations in the Indenture governing release of Caesars Entertainment’s Note Guarantee upon the sale or disposition of the Issuer or the Issuer’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly Owned Subsidiary of Caesars Entertainment in accordance with the first two paragraphs of this covenant, Caesars Entertainment will not consolidate, amalgamate or merge with or into or wind up into (whether or not Caesars Entertainment is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)	either Caesars Entertainment or the Issuer (provided that if the Issuer is to be the surviving Person, then such transaction shall comply with the first two paragraphs of this covenant) is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Caesars Entertainment) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Caesars Entertainment or such Person, as the case may be, being herein called the “Successor Parent Guarantor”) and the Successor Parent Guarantor (if other than Caesars Entertainment) expressly assumes all the obligations of Caesars Entertainment under the Indenture and Caesars Entertainment’s Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and

(2)	the Successor Parent Guarantor (if other than Caesars Entertainment) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Parent Guarantor (if other than Caesars Entertainment) will succeed to, and be substituted for, Caesars Entertainment under the Indenture, Caesars Entertainment’s Note Guarantee, and Caesars Entertainment will automatically be released and discharged from its obligations under the Indenture and such Note Guarantee.

Defaults

An Event of Default is defined in the Indenture as:

(1)	a default in any payment of interest (including any additional interest) on any Note when due, continued for 30 days,

(2)	a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3)	the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

(4)	the failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(5)	certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”),

(6)

failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $150.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”),

(7)	the Note Guarantee of the Parent Guarantor or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof) or the Parent Guarantor denies or disaffirms its obligations under the Indenture or its Note Guarantee and such Default continues for 10 days,

(8)	unless all of the Collateral has been released from the first priority Liens in accordance with the provisions of the Security Documents, the first priority Liens on all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 30 days, or the Issuer shall assert or any Subsidiary Pledgor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions,

(9)	the failure by the Issuer or any Subsidiary Pledgor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clause (8) the “security default provisions”), or

(10)	the failure by the Issuer to pay or cause to be paid the Escrow Redemption Price on the Escrow Redemption Date, if any.

The foregoing constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (3) or (9) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clauses (3) or (9) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing,

(2)	holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, Security Documents, First Lien Intercreditor Agreement and Intercreditor Agreement may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment,

(2)	reduce the rate of or extend the time for payment of interest on any Note,

(3)	reduce the principal of or change the Stated Maturity of any Note,

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5)	make any Note payable in money other than that stated in such Note,

(6)	expressly subordinate the Notes to any other Indebtedness of the Issuer or any Subsidiary Pledgor;

(7)	impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(9)	make any change in the provisions in the Intercreditor Agreement, the First Lien Intercreditor Agreement or the Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes; or

(10)	except as expressly provided by the Indenture, modify or release the Guarantee of any Significant Subsidiary in any manner adverse to the holders of the Notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

Without the consent of any holder, the Issuer and Trustee may amend the Indenture, the Security Documents, the First Lien Intercreditor Agreement or the Intercreditor Agreement to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Issuer of the obligations of the Issuer under the Indenture and the Notes, to provide for the assumption by a Successor Subsidiary Pledgor of the obligations of a Subsidiary Pledgor under the Indenture and the Security Documents, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Subsidiary Pledgor with respect to the Notes, to secure the Notes, to release Collateral as permitted by the Indenture, the First Lien Intercreditor Agreement or the Intercreditor Agreement, to add additional secured creditors holding Other First-Lien Obligations or other Second Priority Lien Obligations so long as such obligations are not prohibited by the Indenture or the Security Documents, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder, to conform the text of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Intercreditor Agreement, to any provision of this “Description of 2020(1) Exchange Notes” to the extent that such provision in this “Description of 2020(1) Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Intercreditor Agreement, and the Issuer will confirm its good faith intention of any such textual change intended to be a verbatim recitation in an officer’s certificate delivered to the Trustee, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Notes.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer is required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No personal liability of directors, officers, employees, managers and stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, has any liability for any obligations of the Issuer under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes were issued in registered form and the registered holder of a Note is treated as the owner of such Note for all purposes.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)	either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuer has paid all other sums payable under the Indenture; and

(3)	the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all its obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Pledgor will be released from all of its obligations with respect to the Notes and the Security Documents.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4) and (5) (with respect only to Significant Subsidiaries), (6) or (7) under “—Defaults” or because of the failure of the Issuer to comply with the first clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and a Paying Agent with regard to the Notes.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of Caesars Entertainment Corporation, pursuant to the Merger Agreement.

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Existing 8.5% Issue Date or thereafter.

“Acquisition Transactions” means the transactions described under “The Acquisition Transactions.”

“Additional First Priority Lien Obligations” means the Notes Obligations and any other First Priority Lien Obligations that are Incurred after the Issue Date (other than Indebtedness incurred under clause (i) of the definition of Credit Agreement) and secured by the Common Collateral on a first priority basis pursuant to the Security Documents.

“Additional First Lien Secured Party” means the holders of any Additional First Priority Lien Obligations, including the holders of the Notes, and any Authorized Representative with respect thereto, including the Trustee.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the Credit Agreement and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)	1% of the then outstanding principal amount of the Note; and

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note, at February 15, 2016 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note through February 15, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date, or in the case of a Satisfaction and Discharge or Defeasance the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee under the Indenture, plus 50 basis points; over

(b)	the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/ Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2)	the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)	a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $50.0 million;

(e)	any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f)	any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)	foreclosure or any similar action with respect to any property or other asset of the Issuer or any of its Restricted Subsidiaries;

(h)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)	any sale of inventory or other assets in the ordinary course of business;

(k)	any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)	in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m)	a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n)	any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Existing 8.5% Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(o)	dispositions in connection with Permitted Liens;

(p)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)	any disposition made pursuant to an Operations Management Agreement;

(r)	the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property;

(s)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(t)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the administrative agent under the Credit Agreement, (ii) in the case of the Notes Obligations or the holders of the Notes, the Trustee and (iii) in the case of any Series of Other First Priority Lien Obligations or First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit

Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)	Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of either of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)	the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of (prior to a Qualified Public Offering or upon or after an Issuer Public Offering) the Issuer or (upon or after a Holdco Qualified Public Offering) the Holdco Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Priority Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Priority Lien Obligations are outstanding at any time and the holders of less than all Series of First Priority Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Priority Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Conditions Precedent Date” means, in respect of (i) the initial notes issued on August 22, 2012, November 15, 2012 and (ii) the additional notes issued on December 13, 2012, March 15, 2013.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Indebtedness (other than Qualified Non-Recourse Debt) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight-line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Acquisition Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in “Debt Covenant Compliance” in Exhibit 99.1 to the Quarterly Report on Form 10-Q for the nine months September 30, 2011 for Caesars Entertainment to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)	any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments made under the Acquisition Documents or otherwise related to the Acquisition Transactions or the Offering Transactions (as defined in the February Offering Memorandum), in each case, shall be excluded;

(2)	effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Acquisition Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)	any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuer) shall be excluded;

(6)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)	the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof (other than a Qualified Non-Recourse Subsidiary of such referent Person) in respect of such period;

(8)	solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Pledgor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)	an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)	any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11)	any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12)	any (a) one-time non-cash compensation charges, (b) costs and expenses after the Existing 8.5% Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Existing 8.5% Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13)	accruals and reserves that are established or adjusted within 12 months after the Existing 8.5% Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)	solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)	(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(16)	any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; and

(17)	to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants— Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Common Collateral.

“Credit Agreement” means (i) the credit agreement, dated as of January 28, 2008, entered into in connection with the consummation of the Acquisition, among the Issuer, the pledgors named therein, the financial institutions named therein, and Bank of America, N.A., as Administrative Agent and Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Agent” has the meaning given to such term in the Intercreditor Agreement.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Discharge of Credit Agreement Obligations” means, with respect to any Common Collateral, the date on which the Credit Agreement Obligations are no longer secured by such Common Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a refinancing of such Credit Agreement Obligations with additional First Priority Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Priority Lien Obligations which has been designated in writing by the administrative agent under the Credit Agreement so refinanced to the First Lien Collateral Agent and each other Authorized Representative as the Credit Agreement for purposes of the First Lien Intercreditor Agreement.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)	Fixed Charges; plus

(3)	Consolidated Depreciation and Amortization Expense; plus

(4)	Consolidated Non-cash Charges; plus

(5)	any expenses or charges (other than Consolidated Depreciation or Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Bank Indebtedness, (ii) any amendment or other modification of the Notes or other Indebtedness, (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6)	business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

(7)	the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates”; plus

(8)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(9)	any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Subsidiary Pledgor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(10)	Pre-Opening Expenses; less, without duplication,

(11)	non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)	public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)	issuances to any Subsidiary of the Issuer; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“Escrow Redemption Date” means the date that is no later than 30 days after the Conditions Precedent Date.

“Escrow Redemption Price” means, (i) in respect of the initial notes issued on August 22, 2012, an amount of cash equal to $750,000,000, plus interest accrued on $750,000,000 from the Issue Date to, but excluding, the Escrow Redemption Date with respect to the initial notes, calculated using a rate of 9.00% per annum and (ii) in respect of the additional notes issued on December 13, 2012, an amount of cash equal to $757,687,500, plus interest accrued and unpaid on $750,000,000 from December 13, 2012 to, but excluding, the Escrow Redemption Date with respect to the additional notes, calculated using a rate of 9.00% per annum.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Existing 8.5% Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than

Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Existing 11.25% First Lien Notes” means the Issuer’s 11.25% Senior Secured Notes due 2017 issued under the Existing First Lien Notes Indenture dated June 10, 2009.

“Existing 8.5% First Lien Notes” means the Issuer’s 8.5% Senior Secured Notes due 2020 issued under the Existing First Lien Notes Indenture dated February 14, 2012.

“Existing 8.5% Issue Date” means February 14, 2012.

“Existing First Lien Notes Indentures” means (i) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee, dated June 10, 2009 and (ii) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee, dated February 14, 2012, in each case as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Existing First Lien Notes” means the Issuer’s (i) Existing 11.25% First Lien Notes and (ii) Existing 8.5% First Lien Notes.

“Existing First Lien Notes Secured Parties” means, at any relevant time, the holders of Obligations under the Existing First Lien Notes at such time, including without limitation the trustee and the holders of the notes (including the holders of additional notes subsequently issued under and in compliance with the terms of the applicable Existing First Lien Notes Indenture).

“Existing Notes” means the Issuer’s 5.375% Senior Notes due 2013, 5.625% Senior Notes due 2015, 6.500% Senior Notes due 2016, 5.75% Senior Notes due 2017, 10.75% Senior Notes due 2016 and 10.75%/11.50% Senior Toggle Notes due 2018.

“Existing Second Lien Notes” means the Issuer’s (1) 12.75% Second-Priority Notes due 2018 issued under the Second Lien Notes Indenture dated April 16, 2010, and (2) 10.0% Second-Priority Senior Secured Notes due 2015 and 10.0% Second-Priority Senior Secured Notes due 2018 issued under the Second Lien Notes Indenture dated December 24, 2008 and (3) 10.0% Second-Priority Senior Secured Notes due 2018 issued under the Second Lien Notes Indenture dated April 15, 2009.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“February Offering Memorandum” means the confidential offering memorandum, dated February 9, 2012, relating to the issuance of the Existing 8.5% First Lien Notes.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the Credit Agreement and the other First Lien Documents and in its capacity as collateral agent for the New First Lien Secured Parties, together with its successors and permitted assigns under the Credit Agreement, the Indenture and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Intercreditor Agreement and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the New First Priority Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the Credit Agreement, (b) the Existing First Lien Notes Secured Parties, (c) the New First Lien Secured Parties and (d) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Priority Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing both the New First Priority Lien Obligations and any Junior Lien Obligations.

“First Priority After-Acquired Property” means any property of the Issuer or any Subsidiary Pledgor that secures any Secured Bank Indebtedness that is not already subject to the Lien under the Security Documents, other than any Excluded Assets.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all Obligations in respect of the Existing First Lien Notes, (iii) Notes Obligations and (iv) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges (other than Fixed Charges in respect of Qualified Non-Recourse Debt) of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Acquisition Transactions), and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in “Debt Covenant Compliance” in Exhibit 99.1 to the Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 for Caesars Entertainment to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of such Person for such period, and

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Existing 8.5% Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Gaming Authorities” means, in any jurisdiction in which Issuer or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after issuance of the Notes have, jurisdiction over the gaming activities of the Issuer or any of its subsidiaries, or any successor to such authority or (b) is, or may at any time after the issuance of the Notes be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities, and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming businesses or activities of the Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor Intercreditor Agreement” means the intercreditor agreement among Bank of America, N.A., as agent under the Credit Agreement Documents, U.S. Bank National Association, as the Trustee, and the Issuer, dated as of January 28, 2008, as it may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Issuer” means the issuer in any Holdco Qualified Public Offering.

“Holdco Qualified Public Offering” means any Qualified Public Offering in which a direct or indirect parent of the Issuer is the issuer.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Impairment” means, with respect to any First Priority Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Priority Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Priority Lien Obligations), (y) any of the First Priority Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Priority Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Priority Lien Obligations) on a basis ranking prior to the security interest of such Series of First Priority Lien Obligations but junior to the security interest of any other Series of First Priority Lien Obligations or (ii) the existence of any Collateral for any other Series of First Priority Lien Obligations that is not Common Collateral.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)

the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means the intercreditor agreement among Bank of America, N.A., as agent under the Credit Agreement Documents, U.S. Bank National Association, as the trustee under the Second Lien Notes Indentures, and the other parties from time to time party thereto, dated as of December 24, 2008, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB-(or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)	the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means August 22, 2012.

“Junior Lien Obligations” means the Existing Second Lien Notes and Obligations with respect to other Indebtedness permitted to be incurred under the Second Lien Notes Indentures, the Credit Agreement and the Indenture, which is by its terms intended to be secured equally and ratably with the Existing Second Lien Notes or on a basis junior to the Liens securing the Existing Second Lien Notes; provided such Lien is permitted to be incurred under the Second Lien Notes Indentures, the Credit Agreement and the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Long-Term Retained Notes” means the Issuer’s 5.625% Senior Notes due 2015, 6.500% Senior Notes due 2016 and 5.75% Senior Notes due 2017.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Existing 8.5% Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Existing 8.5% Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Existing 8.5% Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Merger Agreement” means the Agreement and Plan of Merger among Hamlet Holdings LLC, Hamlet Merger Inc. and Harrah’s Entertainment, Inc. (now known as Caesars Entertainment Corporation), dated as of December 19, 2006, as amended, supplemented or modified from time to time prior to the Existing 8.5% Issue Date or thereafter, in accordance with its terms.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means the Real Properties owned or leased by the Issuer or any Subsidiary Pledgor encumbered by a Mortgage to secure the First Priority Lien Obligations.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, as amended, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New First Lien Secured Parties” means, at any relevant time, the holders of New First Priority Lien Obligations at such time, including without limitation the Trustee and the holders of the Notes (including the holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture).

“New First Priority Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer or any Subsidiary Pledgor arising under the Indenture and any other First Lien Documents, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer, any Subsidiary Pledgor or any Affiliate thereof of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“New Project” means each capital project which is either a new project or a new feature of an existing project owned by the Issuer or its Restricted Subsidiaries which receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Note Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture and the Security Documents, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof (including all interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in the Indenture.

“Operations Management Agreement” means each of the real estate management agreements and any other operating management agreement entered into by the Issuer or any of its Restricted Subsidiaries with Caesars Entertainment or with any other direct or indirect Subsidiary of Caesars Entertainment, including, without limitation, any Real Estate Subsidiary, and any and all modifications thereto, substitutions therefor and replacements thereof so long as such modifications, substitutions and replacements are not materially less favorable, taken as a whole, to the Issuer and its Restricted Subsidiaries than the terms of such agreements as in effect on the Existing 8.5% Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Other First-Lien Obligations” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the Notes as permitted by the Indenture and is designated by the Issuer as an Other First-Lien Obligation. The Existing First Lien Notes constitute Other First-Lien Obligations.

“Owned Real Property” means each parcel of Real Property that is owned in fee by the Issuer or any Subsidiary Pledgor that has an individual fair market value (as determined by the Issuer in good faith) of at least $15.0 million (provided that such $15.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property); provided that, with respect to any Real Property that is partially owned in fee and partially leased by the Issuer or any Subsidiary Pledgor, Owned Real Property will include only that portion of such Real Property that is owned in fee and only if (i) such portion that is owned in fee has an individual fair market value (as determined by the Issuer in good faith) of at least $15.0 million (provided that such $15.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property) and (ii) a mortgage in favor of the Collateral Agent (for the benefit of the noteholders) is permitted on such portion of Real Property owned in fee by applicable law and by the terms of any lease, or other applicable document governing any leased portion of such Real Property.

“Pari Passu Indebtedness” means:

(1)	with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)	with respect to any Subsidiary Pledgor, its obligations in respect of the Notes and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Pledgor’s obligations in respect of the Notes.

“Parent Guarantee” means a Note Guarantee of Caesars Entertainment and its successors.

“Parent Guarantor” means Caesars Entertainment and its successors.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Issuer and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on, or made pursuant to binding commitments existing on, the Existing 8.5% Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Existing 8.5% Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Existing 8.5% Issue Date or (y) as otherwise permitted under the Indenture;

(6)	advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $25.0 million at any one time outstanding;

(7)

any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)	any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $500.0 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)	additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $950.0 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)	loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12)	Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7), (11) and (12)(b) of such paragraph);

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Subsidiary Pledgors,” including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of Caesars Entertainment or any of its subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17)	any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)	any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(19)	any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivable Financing;

(20)	additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (20), the greater of $350.0 million and 2.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary;

(21)	Investments of a Restricted Subsidiary of the Issuer acquired after the Existing 8.5% Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Existing 8.5% Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(22)	any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	(A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Pledgor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (B) Liens securing First Priority Lien Obligations in an aggregate principal amount not to exceed the greater of (x) the aggregate principal amount of Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.50 to 1.00; provided that, with respect to Liens securing First Priority Lien Obligations permitted under this subclause (B), the Notes are secured by Liens on the assets subject to such Liens on at least a pari passu basis with the Liens securing all such First Priority Lien Obligations, with the priority and subject to intercreditor arrangements, in each case no less favorable to the holders of the Notes than those described under “—Security for the Notes” above; (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (c), (k), (o), (s) or (v) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that (1) in the case of clause (c), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof, (2) in the case of clause (s), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary, and (3) in the case of clause (v) such Lien applies solely to acquired property or asset of the acquired entity, as the case may be); and (D) Liens securing the Notes Obligations and Obligations under the Existing 8.5% First Lien Notes;

(7)	Liens existing on the Existing 8.5% Issue Date (other than Liens in favor of the lenders under the Credit Agreement and the Existing 8.5% First Lien Notes);

(8)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)	Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Subsidiary Pledgor;

(16)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of software and other technology licenses in the ordinary course of business;

(20)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) and for purposes of the definition of Secured Bank Indebtedness;

(21)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25)	other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(26)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(28)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and

(29)	Liens that rank junior to the Liens securing the Notes and secure the Junior Lien Obligations.

For purposes of this definition, notwithstanding anything in the foregoing clauses (1) through (29), any Lien that secures Retained Notes or Long-Term Retained Notes shall not under any circumstances be deemed Permitted Liens.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” on the applicable financial statements of the Issuer and its Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Project Financings” means (1) any Capitalized Lease Obligations, mortgage financing, purchase money Indebtedness or other Indebtedness incurred in connection with the acquisition, lease, construction, repair, replacement, improvement or financing related to any of the Margaritaville Casino & Resort in Biloxi, Mississippi, the retail facilities related to the Margaritaville Casino & Resort and the planned casino and hotel in the community of Ciudad Real, Spain or any refinancing of any such Indebtedness that does not extend to any assets other than the assets listed above and (2) any Sale/Leaseback Transaction with respect to any of the Margaritaville Casino & Resort in Biloxi, Mississippi, the retail facilities related to the Margaritaville Casino & Resort and the planned casino and hotel in the community of Ciudad Real, Spain.

“Qualified Public Offering” means any underwritten public Equity Offering.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any property (real or personal) or equipment (whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Issuer and any Subsidiary Pledgor and (3) is non-recourse to any Restricted Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Restricted Subsidiary that is not a Subsidiary Pledgor and that is formed or created after the Existing 8.5% Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Restricted Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Estate Facility” means the mortgage financing and mezzanine financing arrangements between the Real Estate Subsidiaries, which are direct or indirect subsidiaries of Caesars Entertainment, and JPMorgan Chase Bank N.A. and its successors and assigns on behalf of the noteholders dated as of January 28, 2008, as amended, restated, supplemented, extended, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Real Estate Subsidiary” means those Subsidiaries of Caesars Entertainment that are party to (prior to, on or after the Issue Date) the Real Estate Facility (and their respective Subsidiaries) secured by the Real Property collateralizing such facility on the Issue Date plus any additional Real Property sold, contributed or transferred to such Subsidiaries by the Issuer or any Restricted Subsidiary (whether directly or indirectly through the sale, contribution or transfer of the Capital Stock of a Subsidiary the assets of which are comprised solely of such Real Property) subsequent to the Issue Date in accordance with the terms of the covenant described under “—Certain Covenants—Asset Sales.”

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c)	to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for (i) such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents and (ii) cash and Cash Equivalents constituting “cage cash.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of 2020(1) Exchange Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Retained Notes” means the Issuer’s 5.500% Senior Notes due 2010, 8.00% Senior Notes due 2011, 5.375% Senior Notes due 2013, 7.875% Senior Subordinated Notes due 2010 and 8.125% Senior Subordinated Notes due 2011.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Lien Notes Indentures” means (1) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee and collateral agent, dated December 24, 2008, (2) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee and collateral agent, dated April 15, 2009, and (3) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee and collateral agent, dated April 16, 2010, in each case as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Second Priority Liens Obligations” means any Junior Liens Obligations that are secured equally and ratably with the Existing Second Lien Notes.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness constituting First Priority Lien Obligations of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Acquisition Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in “Debt Covenant Compliance” in Exhibit 99.1 to the Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 for Caesars Entertainment to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Existing First Lien Notes Secured Parties in respect of the Existing 11.25% First Lien Notes (in their capacities as such), (iii) the Existing First Lien Notes Secured Parties in respect of the Existing 8.5% First Lien Notes (in their capacities as such), (iv) the holders of the Notes and the Trustee (each in their capacity as such) and (v) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the Issue Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Priority Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) Obligations under the Existing 11.25% First Lien Notes, (iii) Obligations under the Existing 8.5% First Lien Notes, (iv) the Notes Obligations and (v) the Additional First Priority Lien Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Existing 8.5% Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) Apollo Management, L.P. and any of its respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”), (ii) Texas Pacific Group and any of its respective Affiliates other than any portfolio companies (collectively, the “Texas Pacific Sponsors”), (iii) any individual who is a partner or employee of an Apollo Sponsor or a Texas Pacific Sponsor that is licensed by a relevant gaming authority on the Existing 8.5% Issue Date or thereafter replaces such licensee and (iv) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors and/or Texas Pacific Sponsors; provided that the Apollo Sponsors and/or the Texas Pacific Sponsors (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Subsidiary Pledgor, any Indebtedness of such Subsidiary Pledgor which is by its terms subordinated in right of payment to obligations in respect of the Notes.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Pledgor” means any Subsidiary of the Issuer that pledges its property and assets to secure the Notes, as provided in the Security Documents; provided that upon the release or discharge of such Subsidiary from its obligations to pledge its assets and property to secure the Notes in accordance with the Indenture or the Security Documents, such Subsidiary ceases to be a Subsidiary Pledgor.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since February 1, 2008.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date, or two Business Days prior to the deposit of funds to pay the Notes with the Trustee in the case of a Satisfaction or Discharge or Defeasance, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15-(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 15, 2016; provided, however, that if the period from such redemption date to February 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)	any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)	who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary;

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)	(1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Notwithstanding anything to the contrary herein, and without any further condition, qualification or action hereunder, subsidiaries designated as Unrestricted Subsidiaries as of the Issue Date under the indentures for the Existing Notes, the Existing First Lien Notes Indentures and the Second Lien Notes Indentures will be Unrestricted Subsidiaries.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Vessel” means (a) any vessel, boat, ship, catamaran, riverboat, or barge of any kind or nature whatsoever, whether or not temporarily or permanently moored or affixed to any real property, (b) any improvement to real property which is used or susceptible of use as a dockside, riverboat or water-based venue for business operations, (c) any property which is a vessel within the meaning given to that term in 1 U.S.C. § 3, and (d) any property which would be a vessel within the meaning of that term as defined in 1 U.S.C. § 3 but for its removal from navigation for use in gaming or other business operations and/or any modifications made thereto to facilitate dockside gaming or other business operations which may affect its seaworthiness, and, in each case, all appurtenances thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF 2020(2) EXCHANGE NOTES

General

For the purposes of this section, the references to the “Issuer” refer only to Caesars Entertainment Operating Company, Inc. (“Caesars Operating”) and not to any of its subsidiaries.

The Issuer issued $1,500,000,000 aggregate principal amount of the 9% Senior Secured Notes due 2020 (the “Original 2020(2) Notes”) under an indenture (the “Indenture”) dated February 15, 2013 by and among itself, Caesars Entertainment Corporation (“Caesars Entertainment”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

The terms of the 2020(2) Exchange Notes are identical in all material respects to the Original 2020(2) Notes except that upon completion of the exchange offer, the 2020(2) Exchange Notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. For the purposes of this section, we refer to the Original 2020(2) Notes as the “original notes” and to the 2020(2) Exchange Notes as the “exchange notes.” Unless otherwise indicated by the context, references in this “Description of 2020(2) Exchange Notes” section to the “Notes” include the exchange notes and the original notes.

The following summary of certain provisions of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement and the Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA (as defined in this section). Capitalized terms used in this “Description of 2020(2) Exchange Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

The Issuer will issue exchange notes with an initial aggregate principal amount of up to $1,500,000,000. The Issuer may issue additional Notes from time to time after this offering. Any offering of additional Notes is subject to the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens.” The Notes and any additional Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of 2020(2) Exchange Notes,” references to the Notes include any additional Notes actually issued.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the principal corporate trust office of the Trustee).

The exchange notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge was or will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

The Notes are senior obligations of the Issuer and have the benefit of the first-priority security interest in the Collateral described below under “—Security for the Notes” and will mature on February 15, 2020. Each Note bears interest at a rate of 9.00% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date on and of each year, commencing August 15, 2013.

Optional Redemption

On or after February 15, 2016, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice delivered to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount at maturity), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

Period	Redemption price
2016	104.500%
2017	102.250%
2018 and thereafter	100.000%

In addition, prior to February 15, 2016, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to February 15, 2015, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount at maturity of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.000%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount at maturity of the Notes (calculated after giving effect to any issuance of additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection

In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable or by lot, or as the rules and procedures of DTC require; provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof) or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

Offers to purchase; open market purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” In addition, in the event any holder is found unsuitable by a Gaming Authority to hold the Notes, the Notes may be redeemed by the Issuer pursuant to the procedures described under the caption “Mandatory Disposition Pursuant to Gaming Laws.” Caesars Operating may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the Notes is senior Indebtedness of the Issuer, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuer, and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer. The Notes have the benefit of a security interest in the Collateral that is be pari passu in priority with the senior secured credit facilities, the Existing First Lien Notes and all other existing and future First Priority Lien Obligations with respect to all Collateral, subject to Permitted Liens and exceptions described under “—Security for the Notes,” and senior in priority to the Existing Second Lien Notes and all other existing and future Junior Lien Obligations, with respect to all Collateral. Although none of the Issuer’s Subsidiaries guarantee the Notes, all of the Issuer’s Domestic Wholly Owned Subsidiaries that pledge their assets and property to secure the existing First Priority Lien Obligations are Subsidiary Pledgors with respect to the Notes, and their assets and property secure the Notes to the extent described below under “—Security for the Notes.”

At March 31, 2013, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing:

(1)	the Issuer and its Subsidiaries would have had $10,765.4 million in aggregate principal amount of outstanding Indebtedness constituting First Priority Lien Obligations (including the Notes), including $4,420.4 million of Secured Indebtedness outstanding under the senior secured credit facilities and $4,845.0 million outstanding under the 11.25% notes, the 8.5% notes and the 2020(1) notes;

(2)	the Issuer and its Subsidiaries would have had $5,517.9 million in aggregate principal amount of Existing Second Lien Notes outstanding; and

(3)	the Issuer and its Subsidiaries would have had $2,522.3 million of senior unsecured Indebtedness outstanding.

In addition, on a pro forma basis after giving effect to the Extended Revolver Commitments Closing, of the $20,860.1 million in aggregate principal amount of Indebtedness that would have been outstanding at March 31, 2013, the Issuer’s Subsidiaries that are not Subsidiary Pledgors would have had total Indebtedness of approximately $1,479.6 million (excluding intercompany liabilities of Subsidiaries that are not Subsidiary Pledgors). Further, as of March 31, 2013, the Real Estate Subsidiaries of Caesars Entertainment had $4,671.8 million of additional Indebtedness.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and its Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness constituting a First Priority Lien Obligation. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens.”

A significant portion of the operations of the Issuer is conducted through its Subsidiaries. Unless the Subsidiary is a Subsidiary Pledgor, claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including holders of the Notes. The Notes, therefore, are effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Subsidiary Pledgors. See note 22 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended) and note 20 to our unaudited consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, in each case, incorporated by reference in this prospectus, for financial information regarding our subsidiaries that are not Subsidiary Pledgors. Although the Indenture limits the Incurrence of Indebtedness by, and the issuance of Disqualified Stock and Preferred Stock of, certain of the Issuer’s Subsidiaries, such limitation is subject to a number of significant qualifications. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Further, unless the Subsidiary Pledgors guarantee the Notes pursuant to the covenant described below under “—Certain Covenants—Future Subsidiary Guarantors,” holders of the Notes have recourse to the Collateral pledged by the Subsidiary Pledgors, but they have no direct recourse to the Subsidiary Pledgors, themselves. In addition, neither the Parent Guarantor nor any of its Subsidiaries (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) are subject to the covenants of the Indenture. See “—Parent Guarantee.”

Security for the Notes

General

The Notes are secured by first-priority security interests (subject to Permitted Liens) in the Collateral, and the Notes share in the benefit of such security interest based on the respective amounts of the Obligations thereunder.

The Collateral consists of substantially all of the property and assets, in each case, that are held by the Issuer or any of the Subsidiary Pledgors, to the extent that such assets secure the First Priority Lien Obligations consisting of Secured Bank Indebtedness, subject to the exceptions described below. The initial Collateral does not include, subject to certain exceptions, (i) any property or assets owned by any Foreign Subsidiaries, (ii) any Real Property or Vessel held by the Issuer or any of its Subsidiary Pledgors as a lessee under a lease or any Real Property owned in fee that is not Owned Real Property or any Vessel owned in fee that does not have an individual fair market value (as determined in good faith by the Issuer) of at least $15.0 million, (iii) any vehicle, (iv) cash, deposit accounts and securities accounts (to the extent that a Lien thereon must be perfected by any action other than the filing of customary financing statements), (v) any assets to the extent that, and for so long as, taking a security interest in such assets would violate any applicable law or regulation (including any Gaming Law or regulation) or an enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation or in connection with the acquisition of such assets (except in the case of assets (A) owned on the Issue Date or (B) acquired after the Issue Date with Indebtedness of the type permitted pursuant to clauses (c) or (v) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” that is secured by a Permitted Lien), (vi) any securities or other equity interests of the Issuer or any of the Issuer’s Subsidiaries to the extent that the pledge of such securities and/or equity interest and other securities results in the Issuer or such Subsidiary being required to file separate financial statements with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (vi), (vii) any right, title or interest in any license, contract or agreement to which the Issuer or a Subsidiary Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate applicable Gaming Laws or the terms of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under, any such license, contract or agreement to which the Issuer or such Subsidiary Pledgor is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the

Collateral shall include all such rights and interests as if such provision had never been in effect, (viii) any equipment or other asset owned by the Issuer or any Subsidiary Pledgor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under the Indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any Person other than the Issuer or the Subsidiary Pledgors as a condition to the creation of any other security interest on such Equipment or asset and, in each case, the prohibition or requirement is permitted under the Indenture, and (ix) certain other exceptions described in the Security Documents (all such excluded assets referred to as “Excluded Assets”). In addition, the aggregate principal amount of Notes secured by the Collateral will at all times be limited to the maximum amount that is permitted to be secured without equally and ratably securing the Existing Notes in accordance with the terms thereof as in effect on the Issue Date. Except for securities or other equity interests of certain of our Domestic Subsidiaries or “first tier” Foreign Subsidiaries, which secure the obligations outstanding under our senior secured credit facilities, the foregoing excluded property and assets do not secure any other First Priority Lien Obligations.

In addition, with respect to clause (vi) above, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or any Subsidiary of the Issuer due to the fact that the Issuer’s or such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of the Issuer or such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. We expect that, as a result, a portion of the capital stock of the Issuer may be released. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the First Lien Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the Issuer’s or such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or such Subsidiary, then the Capital Stock of the Issuer or such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes.

For the avoidance of doubt, if the Company or any applicable Guarantor fails to enter into a Security Document after using commercially reasonable efforts the Company shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officers’ Certificate delivered to the Trustee and the Collateral Agent, (upon which the Trustee and the Collateral Agent may conclusively rely without any investigation) and the Company shall notify the holders of Notes. Neither the Collateral Agent nor the Trustee shall have any obligation to enter in such an agreement and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or Collateral Agent determines in good faith that such action would expose the Trustee or Collateral Agent to liability or if doing so is not consistent with its rights, privileges, protections and immunities set forth in the Indenture, the Collateral Agreement or other Notes Documents.

In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of Collateral (after paying the fees and expenses of the Collateral Agent and any expenses of selling or otherwise foreclosing on the Collateral) will be applied pro rata to the repayment of the obligations under the Notes and the other outstanding First Priority Lien Obligations. The Issuer and the Subsidiary Pledgors are able to incur additional Indebtedness in the future that could share in the Collateral, including additional First Priority Lien Obligations. The amount of such First Priority Lien Obligations and additional Indebtedness is limited by the covenants described under “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of such additional First Priority Lien Obligations and additional Indebtedness could be significant.

After-Acquired Collateral

Subject to certain limitations and exceptions (including the exclusion of any securities or other equity interests of any of the Issuer’s Subsidiaries), if the Issuer or any Subsidiary Pledgor creates any additional security interest upon any property or asset to secure any First Priority Lien Obligations (which include Obligations in respect of Secured Bank Indebtedness), it must concurrently grant a first priority security interest (subject to Permitted Liens) upon such property as security for the Notes.

Security Documents

The Issuer, the Subsidiary Pledgors and the First Lien Collateral Agent have entered into an amended and restated collateral agreement (the “Collateral Agreement”) establishing the terms of the security interests and Liens that secure the Notes. The First Lien Collateral Agent has entered into a joinder to the Collateral Agreement whereby these security interests secure the payment and performance when due of all of the Obligations of the Issuer under the Notes, the Indenture and the Security Documents, as provided in the Security Documents.

Subject to the terms of the Security Documents, the Issuer and the Subsidiary Pledgors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Credit Agreement Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

First Lien Intercreditor Agreement

The trustees for the Existing First Lien Notes and the First Lien Collateral Agent have entered into a First Lien Intercreditor Agreement (as the same may be amended from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the Credit Agreement Obligations with respect to the Collateral, which may be amended from time to time without the consent of the holders of the Notes to add other parties holding First Priority Lien Obligations permitted to be incurred under the Indenture, the Credit Agreement and the First Lien Intercreditor Agreement. The Trustee, as representative for the holders of the Notes, has entered into a joinder agreement to the First Lien Intercreditor Agreement. The First Lien Collateral Agent is initially the collateral agent under the Credit Agreement.

Under the First Lien Intercreditor Agreement, as described below, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral, and the Authorized Representatives of other Series of First Priority Lien Obligations have no right to take actions with respect to the Common Collateral. The Applicable Authorized Representative will initially be the administrative agent under the Credit Agreement, and the Trustee for the holders of the Notes, as Authorized Representative in respect of the Notes, will have no rights to take any action under the First Lien Intercreditor Agreement.

The administrative agent under the Credit Agreement will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Credit Agreement Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Additional First Priority Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Priority Lien Obligations, other than the Credit Agreement Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 180 days (throughout which 180-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture for that Series of First Priority Lien Obligations, and (b) the First Lien Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture for that Series of First Priority Lien Obligations, has occurred and is continuing and (ii) the First Priority Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture for that Series of First Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the administrative agent under the Credit Agreement or the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Issuer or the Subsidiary Pledgor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative has the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and (c) no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. The Trustee and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of the holders of the Notes (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the First Lien Security Documents. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer or any Subsidiary Pledgor, the proceeds of any sale, collection or other liquidation of any such Collateral by the First Lien Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Priority Lien Obligations to the payment in full of the First Priority Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Priority Lien Obligations (such third party, an

“Intervening Creditor”), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of First Priority Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the First Lien Secured Parties may seek to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Priority Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the First Lien Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Issuer or any Subsidiary Pledgor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that (1) if the Issuer or any Subsidiary Pledgor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Priority Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A)	the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(B)	the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement,

(C)	if any amount of such DIP Financing or cash collateral is applied to repay any of the First Priority Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement, and

(D)	if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the First Lien Intercreditor Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and

provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Priority Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Intercreditor Agreement

The Trustee and the Collateral Agent has entered into a joinder to the Intercreditor Agreement. The Intercreditor Agreement may be amended from time to time to add other parties holding Other First-Lien Obligations and other Second Priority Lien Obligations permitted to be incurred under the Indenture. Pursuant to the terms of the Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, and as between the First Priority Lien Obligations and the Second Priority Lien Obligations, the First Lien Collateral Agent will determine the time and method by which the security interests in the Collateral will be enforced. The trustees for the Existing Second Lien Notes will not be permitted to enforce the security interests even if an Event of Default under the Second Lien Notes Indentures has occurred and the Existing Second Lien Notes issued thereunder have been accelerated, except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such notes or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority Liens. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable.

In addition, the Intercreditor Agreement provides that, prior to the Discharge of Senior Lender Claims, the holders of First Priority Lien Obligations and the First Lien Collateral Agent shall have the exclusive right to make determinations regarding the release of Collateral without the consent of the holders of the Existing Second Lien Notes.

Release of Collateral

The Issuer and the Subsidiary Pledgors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1)	to enable us to consummate the disposition of property or assets to the extent not prohibited under the covenant described under “—Certain Covenants—Asset Sales”;

(2)	to release Excess Proceeds and Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3)	in respect of the property and assets of a Subsidiary Pledgor, upon the designation of such Subsidiary Pledgor to be an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(4)	in respect of the property and assets of a Subsidiary Pledgor, upon the release or discharge of the pledge granted by such Subsidiary Pledgor to secure the obligations under the Credit Agreement or any other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to become a Subsidiary Pledgor with respect to the Notes other than (x) in connection with a release or discharge by or as a result of payment in respect of the Credit Agreement or such other Indebtedness or guarantee or (y) at any time that the Credit Agreement or such other Indebtedness or guarantee does not constitute a majority of the aggregate principal amount of First Lien Obligations outstanding at such time;

(5)	as described under “—Amendments and Waivers” below; and

(6)	in accordance with the applicable provisions of the First Lien Intercreditor Agreement.

To the extent necessary and for so long as required for the Issuer or such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of the Issuer or any Subsidiary of the Issuer shall not be included in the Collateral with respect to the respective Notes so affected (as described under “—Security for the Notes—General”) and shall not be subject to the Liens securing such Notes and the Notes Obligations.

The first priority security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Subsidiary Pledgors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee, the Collateral Agent or the Credit Agreement Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•

selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “—Certain Covenants—Asset Sales”;

•

making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the Credit Agreement Agent, the Trustee and the First Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on June 1 and December 1 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Subsidiary Pledgors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Parent Guarantee

The Parent Guarantor irrevocably and unconditionally guarantees on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Parent Guarantor being herein called the “Parent Guaranteed Obligations”). The Parent Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Parent Guarantee.

The Parent Guarantee is subject to important limitations. The Parent Guarantor and each of its Subsidiaries (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) are not subject to any of the covenants set forth below other than those described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets,” and each of the Subsidiaries of the Parent Guarantor (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) do not guarantee or otherwise are required to provide credit support for the Notes. As a result, the Parent Guarantee is effectively subordinated to the present and future debt obligations of the Parent Guarantor’s Subsidiaries (other than the Issuer and the Restricted Subsidiaries, but including the debt obligations of Chester Downs and Marina, LLC, which is a non-wholly owned Restricted Subsidiary, and Corner Investments Propco LLC, which is a qualified non-recourse Restricted Subsidiary). As of March 31, 2013, these debt obligations were approximately $6,107.4 million.

The Parent Guarantee will be a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Parent Guaranteed Obligations;

(2)	subject to the next succeeding paragraph, be binding upon the Parent Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

The Parent Guarantee will be automatically released upon:

(1)	the Issuer ceasing to be a Wholly Owned Subsidiary of Caesars Entertainment;

(2)	the Issuer’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly Owned Subsidiary of Caesars Entertainment in accordance with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets,” and such transferee entity assumes the Issuer’s obligations under the Indenture; and

(3)	the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuer’s obligations under the Indenture are discharged in accordance with the terms of the Indenture.

In addition, the Parent Guarantee is automatically released upon the election of the Issuer and notice to the Trustee if the guarantee by Caesars Entertainment of the Credit Agreement, the Existing Notes or any other Indebtedness which resulted in the obligation to guarantee the Notes has been released or discharged.

Guarantor Intercreditor Agreement

If the Notes subsequently benefit from a guarantee by any Subsidiary of the Issuer, the holders of the Notes will be subject to the Guarantor Intercreditor Agreement, which provides that the trustee under the Guaranteed Notes Indenture and the holders of the Guaranteed Notes must pay over to the lenders of the Bank Indebtedness outstanding under the Credit Agreement referred to in clause (i) of the definition thereof, as well as to the holders of the Notes, any payment actually received in respect of any guarantee by a Subsidiary of the Issuer to the extent such payment consists of assets constituting collateral (or proceeds from assets securing collateral) securing such Credit Agreement and the Notes until such Obligations are paid in full. The Guarantor Intercreditor Agreement will also provide that other payments on any guarantee of the Guaranteed Notes by a Subsidiary of the Issuer will be shared ratably (based on the aggregate outstanding principal amounts of the applicable indebtedness) among the holders of the Guaranteed Notes, the holders of the Notes and the lenders of the Bank Indebtedness outstanding under the Credit Agreement referred to in clause (i) of the definition thereof. The Guarantor Intercreditor Agreement will terminate if any Subsidiary at any time provides a guarantee of the Bank Indebtedness and the Notes.

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem Notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1)	repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Relating to the Notes and Other Indebtedness—CEOC may not be able to repurchase the notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under “—Optional Redemption,” the Issuer shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Relating to the Notes and Other Indebtedness—CEOC may not be able to repurchase the notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of 2020(2) Exchange Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Asset Sales”;

(5)	“—Transactions with Affiliates”; and

(6)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Issuer shall promptly upon its occurrence deliver to the Trustee an Officer’s Certificate notifying the Trustee of the occurrence of any Covenant Suspension Event or Reversion Date, and the date thereof. The Trustee shall not have any obligation to monitor the occurrence or dates of any Covenant Suspension Event or Reversion Date and may rely conclusively on such Officer’s Certificate. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Covenant Suspension Event or Reversion Date.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Existing 8.5% Issue Date, so that it is classified as permitted under clause (b) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Existing 8.5% Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period.

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1)	the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	the Issuer will not permit any of its Restricted Subsidiaries (other than a Subsidiary Pledgor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Subsidiary Pledgor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary of the Issuer that is not a Subsidiary Pledgor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations do not apply to:

(a)	the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder up to an aggregate principal amount of $11,000 million outstanding at any one time (including any Indebtedness Incurred and represented by the Notes or any Other First Lien Obligations of the Issuer or its Restricted Subsidiaries, the proceeds of which Notes or Other First Lien Obligations are used to repay Indebtedness under such Credit Agreement);

(b)	Indebtedness existing on the Existing 8.5% Issue Date (other than Indebtedness described in clause (a));

(c)	Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets);

(d)	Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(e)	Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Acquisition Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(f)	Indebtedness of the Issuer to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Pledgor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (f);

(g)	shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (g);

(h)	Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Pledgor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Pledgor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the obligations of such Subsidiary Pledgor in respect of the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (h);

(i)	(x) Hedging Obligations entered into in connection with the Acquisition Transactions and (y) Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(j)	obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(k)	Indebtedness or Disqualified Stock of the Issuer or, subject to the third paragraph of this covenant, Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (k), does not exceed the greater of $1,100 million and 5.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred pursuant to this clause (k) shall cease to be deemed Incurred or outstanding for purposes of this clause (k) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (k));

(l)	Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Existing 8.5% Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (2) and (3) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(m)	any guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, any such guarantee of such Subsidiary Pledgor with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Pledgor’s obligations with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the obligations of such Subsidiary Pledgor in respect of the Notes, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with the covenant described under “—Future Subsidiary Pledgors” solely to the extent such covenant is applicable;

(n)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (k), (l), (n), (o), (s) and (w) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(2)	to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, such Refinancing Indebtedness is junior to the Notes or such obligations of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3)	shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Subsidiary Pledgor that refinances Indebtedness of the Issuer or a Subsidiary Pledgor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided, further, that subclause (1) of this clause (n) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations and subclauses (1) and (2) of this clause (n) will not apply to any refunding or refinancing of any of the Retained Notes;

(o)	Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or, subject to the third paragraph of this covenant, any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Issuer would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(p)	Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(q)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(r)	Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(s)	Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (s), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (s), does not exceed the greater of $250.0 million and 7.5% of Total Assets of the Foreign Subsidiaries at any one time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (s));

(t)	Indebtedness of the Issuer or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(u)	Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary of the Issuer to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent described in clause (4) of the third paragraph of the covenant described under “—Limitation on Restricted Payments”;

(v)	Indebtedness incurred in connection with any Project Financing; and

(w)	Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of $300.0 million.

Restricted Subsidiaries that are not Subsidiary Pledgors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clauses (k) or (o)(x) of the second paragraph of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and

Preferred Stock of Restricted Subsidiaries that are not Subsidiary Pledgors incurred or issued pursuant to the first paragraph of this covenant and clauses (k) and (o)(x) of the second paragraph of this covenant, collectively, would exceed the greater of $2,000 million and 5.0% of Total Assets.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (w) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; and (2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness or Long-Term Retained Notes of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness or Long-Term Retained Notes in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (f) and (h) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)	immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Existing 8.5% Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8), (13)(b) and (19) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1)	50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from January 1, 2008 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)	100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after February 1, 2008 (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (l) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus

(3)

100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after February 1, 2008 (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur

Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (l) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(4)	100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after February 1, 2008 (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)	100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary after the Existing 8.5% Issue Date from:

(A)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

(B)	the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(C)	a distribution or dividend from an Unrestricted Subsidiary, plus

(6)	in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary after the Existing 8.5% Issue Date, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $250.0 million, shall be determined by the Board of Directors of the Issuer, a copy of the resolution of which with respect thereto shall be delivered to the Trustee) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

The foregoing provisions do not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a)	the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Subsidiary Pledgor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”),

(b)	the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and

(c)

if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)	the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Pledgor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Pledgor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b)	such Indebtedness is subordinated to the Notes or such Subsidiary Pledgor’s obligations in respect of the Notes, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(d)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $50.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $100.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Existing 8.5% Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the Cumulative Credit), plus

(b)	the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Existing 8.5% Issue Date, plus

(c)	the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer in connection with Acquisition Transactions that are foregone in return for the receipt of Equity Interests;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, any of its Restricted Subsidiaries or its direct or indirect parents in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a)	the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Existing 8.5% Issue Date;

(b)	a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Existing 8.5% Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Existing 8.5% Issue Date; and

(c)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)	Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $250.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)	the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer, other than public offerings with respect to the Issuer’s (or such direct or indirect parent’s) common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)	Restricted Payments that are made with Excluded Contributions;

(10)	other Restricted Payments in an aggregate amount not to exceed the greater of $500.0 million and 2.5% of Total Assets at the time made;

(11)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(12)	the payment of dividends or other distributions to any direct or indirect parent of the Issuer that files a consolidated tax return that includes the Issuer and its subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members) in an amount not to exceed the amount that the Issuer and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Issuer and its Restricted Subsidiaries paid such taxes as a standalone taxpayer (or standalone group);

(13)	the payment of Restricted Payment, if applicable:

(a)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b)	in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent;

(14)	any Restricted Payment used to fund the Acquisition Transactions and the payment of fees and expenses incurred in connection with the Acquisition Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, as contemplated by the Acquisition Documents, whether payable on the Existing 8.5% Issue Date or thereafter, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(15)	any Restricted Payment made under the Operations Management Agreement;

(16)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(17)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(18)	Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(19)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(20)

payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(21)	payments made to repay, defease, discharge or otherwise refinance Retained Notes or to service Retained Notes; and

(22)	Restricted Payments made in connection with the incurrence of Indebtedness under the revolving portion of the Credit Agreement for the account or benefit of the Subsidiaries of Caesars Entertainment other than the Issuer or any of its Subsidiaries (including the distribution of the proceeds of any such Indebtedness and with respect to the issuance of, or payments in respect of drawings under, letters of credit), in each case for general corporate purposes of such Subsidiaries (including, without limitation, for business acquisitions and project development and, in the case of letters of credit, for the back-up or replacement of existing letters of credit) in an aggregate amount not to exceed $250.0 million at any time outstanding, so long as such proceeds are not distributed to the stockholders of Caesars Entertainment;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11) and (13)(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries, other than subsidiaries designated as Unrestricted Subsidiaries as of the Issue Date under the indentures for the Existing Notes, the Existing First Lien Notes Indentures and the Second Lien Notes Indentures, which are Unrestricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Issuer’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (10) of the second paragraph of this covenant or clauses (9), (10), (15) or (20) of the definition of “Permitted Investments,” if (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer would be greater than 7.25 to 1.00 or (y) such payment is not otherwise in compliance with this covenant.

Dividend and other payment restrictions affecting subsidiaries

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	(i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or (c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Existing 8.5% Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2)	the Indenture, the Notes (and any exchange Notes), the Existing First Lien Notes Indenture dated February 14, 2012, the Existing 8.5% First Lien Notes, the Existing First Lien Notes Indenture dated August 22, 2012 and the Existing 9% First Lien Notes;

(3)	applicable law or any applicable rule, regulation or order;

(4)	any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)	contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)	other Indebtedness, Disqualified Stock or Preferred Stock (a) of any Restricted Subsidiary of the Issuer that is a Subsidiary Pledgor or a Foreign Subsidiary, (b) of any Restricted Subsidiary that is not a Subsidiary Pledgor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer) or (c) of any Restricted Subsidiary incurred in connection with any Project Financing, provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Existing 8.5% Issue Date by the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13)	any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment; or

(14)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Notes or such Restricted Subsidiary’s obligations in respect of the Notes) that are assumed by the transferee of any such assets,

(b)	any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c)	any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 5.0% of Total Assets and $850.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 15 months after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(1)

to repay (a) Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) provided that (x) to the extent that the terms of First Priority Lien Obligations other than Notes Obligations, as such agreements were in existence on the Existing 8.5% Issue Date, require that such First Priority Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuer and its Restricted Subsidiaries shall be entitled to repay such other First Priority Lien Obligations prior to repaying the Notes Obligations and (y) subject to the foregoing clause (x), if the Issuer shall so reduce First Priority Lien Obligations, the Issuer will equally and ratably reduce Notes Obligations in any manner set forth in clause (d) below to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes, (b) Indebtedness constituting Pari Passu Indebtedness other than First Priority Lien Obligations so long as the Asset Sale proceeds are with respect to non-Collateral (provided that if the Issuer shall so reduce Pari Passu Indebtedness, the Issuer will equally and ratably reduce Notes Obligations in any manner set forth in clause (d) below), (c) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Pledgor, (d) Notes Obligations as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer or a Collateral Asset Sale Offer, as applicable); or

(2)	to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Collateral Excess Proceeds or Excess Proceeds, as applicable. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds received after the Existing 8.5% Issue Date from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Priority Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Priority Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Priority Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such First Priority Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such First Priority Lien Obligations, such lesser price, if any, as may be provided for by the terms of such First Priority Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Express Proceeds within ten (10) Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds received after the Existing 8.5% Issue Date from any Asset Sale of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such other First Priority Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes or other First Priority Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Priority Lien Obligations or such other Obligations to be purchased in the manner described below. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero.

The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes (and such First Priority Lien Obligations or Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee; provided that no Notes of $2,000 or less shall be purchased in part. Selection of such First Priority Lien Obligations or Pari Passu Indebtedness, as applicable, will be made pursuant to the terms of such First Priority Lien Obligations or Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(a)	such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions do not apply to the following:

(1)	transactions between or among the Issuer and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3)	(x) the entering into of any agreement (and any amendment or modification of any such agreement so long as, in the good faith judgment of the Board of Directors of the Issuer, any such amendment is not disadvantageous to the Holders when taken as a whole, as compared to such agreement as in effect on the Existing 8.5% Issue Date) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $30 million and (B) 1% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in the following two fiscal years and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause 3(x) in connection with the termination of such agreement;

(4)	the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary, any direct or indirect parent of the Issuer;

(5)	payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in the February Offering Memorandum or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(6)	transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(8)

any agreement as in effect as of the Existing 8.5% Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Existing 8.5% Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(9)	the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Existing 8.5% Issue Date, and any transaction, agreement or arrangement described in the February Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Existing 8.5% Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Existing 8.5% Issue Date;

(10)	the execution of the Acquisition Transactions, and the payment of all fees and expenses related to the Acquisition Transactions, including fees to the Sponsors, which are described in the February Offering Memorandum or contemplated by the Acquisition Documents;

(11)	any transactions made pursuant to any Operations Management Agreement and any transactions in connection with the use of the revolving credit facility under the Credit Agreement for the account or benefit of the Subsidiaries of Caesars Entertainment other than the Issuer and its Subsidiaries (including the distribution of the proceeds of any such revolving credit Indebtedness and with respect to the issuance of, or payments in respect of drawings under, letters of credit);

(12)	(a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(13)	any transaction effected as part of a Qualified Receivables Financing;

(14)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(15)	the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(16)	the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(17)	any contribution to the capital of the Issuer;

(18)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(19)	transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(20)	pledges of Equity Interests of Unrestricted Subsidiaries;

(21)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(22)	any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(23)	transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Liens

The Indenture provides that the Issuer will not, and will not permit any Subsidiary Pledgor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Indebtedness on any asset or property of the Issuer or any Subsidiary Pledgor, other than Liens securing Indebtedness that are junior in priority to the Liens on such property or assets securing the Notes.

Reports and other information

The Indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3)	promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4)	any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement, to exceptions consistent with the presentation of financial information in the February Offering Memorandum.

Notwithstanding the foregoing, the Issuer will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement.

In the event that:

(a)	the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or

(b)	any direct or indirect parent of the Issuer is or becomes a Subsidiary Pledgor of the Notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant, and the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiary Pledgors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer is deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offers contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on the Issuer’s website (or that of any of its parent companies).

Future Subsidiary Pledgors

The Indenture provides that the Issuer will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) and that provides a pledge of, or grants a Lien on, its assets to secure any other First Priority Lien Obligations or any Junior Lien Obligations to execute and deliver to the Trustee the Security Documents necessary to cause such Restricted Subsidiary to become a Subsidiary Pledgor (or grantor) and take all actions required thereunder to perfect Liens created thereunder, as well as to execute and deliver to the Trustee joinders to the Intercreditor Agreement and the First Lien Intercreditor Agreement.

Future Subsidiary Guarantors

The Indenture provides that promptly following the terms of the Issuer’s Indebtedness existing on the Existing 8.5% Issue Date no longer prohibiting the guarantee of the Notes by the Subsidiary Pledgors (as determined in good faith by the Issuer) and requisite approvals are received from the applicable gaming authorities (the “Initial Guarantee Event”), each Subsidiary Pledgor will execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Pledgor shall guarantee payment of the Notes; provided that the then-outstanding Bank Indebtedness under the Credit Agreement referred to in clause (i) of the definition thereof is also then guaranteed by such Subsidiary Pledgors. In addition, the Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness the terms of which prohibit or restrict the ability of a Subsidiary Pledgor to provide such a guarantee.

The Indenture further provides that, from and after the Initial Guarantee Event, the Issuer will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) that guarantees any Indebtedness of the Issuer or any other guarantor of the Notes to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes.

The Indenture provides that the Issuer shall cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) and that guarantees any First Priority Lien Obligations to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall guarantee the payment of the Notes.

After-Acquired Property

The Indenture provides that upon the acquisition by any Issuer or any Subsidiary Pledgor of any First Priority After-Acquired Property, the Issuer or such Subsidiary Pledgor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected first priority security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security for the Notes”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect.

Mandatory Disposition Pursuant to Gaming Laws

Federal, state and local authorities in several jurisdictions regulate extensively our casino entertainment operations. The Gaming Authority of any jurisdiction in which Caesars Operating or any of its subsidiaries conduct or propose to conduct gaming may require that a holder of the Notes or the beneficial owner of the Notes of a holder be approved, licensed, qualified or found suitable under applicable gaming laws. Under the Indenture, each person that holds or acquires beneficial ownership of any of the Notes shall be deemed to have agreed, by accepting such notes, that if any such Gaming Authority requires such person to be approved, licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or finding of suitability within the required time period.

If a person required to apply or become licensed or qualified or be found suitable fails to do so (a “Disqualified Holder”), the Issuer shall have the right, at its election, (1) to require such person to dispose of its notes or beneficial interest therein within 30 days of receipt of notice of such election or such earlier date as may be required by such Gaming Authority or (2) to redeem such notes at a redemption price that, unless otherwise directed by such Gaming Authority, shall be at a redemption price that is equal to the lesser of:

•	such person’s cost, or

•	100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of (1) the redemption date or (2) the date such person became a Disqualified Holder.

Caesars Operating will notify the Trustee and applicable Gaming Authority in writing of any such redemption as soon as practicable. Caesars Operating will not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or finding of suitability.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)	the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2)	the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

(a)	the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)	if the Issuer is not the Successor Issuer, each Subsidiary Pledgor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that obligations in respect of the Notes shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United

States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

The Indenture further provides that, subject to certain limitations in the Indenture governing release of assets and property securing the Notes upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Subsidiary Pledgor, no Subsidiary Pledgor will, and the Issuer will not permit any Subsidiary Pledgor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Pledgor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)	either (a) such Subsidiary Pledgor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Pledgor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Pledgor or such Person, as the case may be, being herein called the “Successor Subsidiary Pledgor”) and the Successor Subsidiary Pledgor (if other than such Subsidiary Pledgor) expressly assumes all the obligations of such Subsidiary Pledgor under the Indenture and the Security Documents pursuant to documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2)	the Successor Subsidiary Pledgor (if other than such Subsidiary Pledgor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Subsidiary Pledgor (if other than such Subsidiary Pledgor) will succeed to, and be substituted for, such Subsidiary Pledgor under the Indenture and such Subsidiary Pledgor’s obligations in respect of the Notes, and such Subsidiary Pledgor will automatically be released and discharged from its obligations under the Indenture and such Subsidiary Pledgor’s obligations in respect of the Notes. Notwithstanding the foregoing, (1) a Subsidiary Pledgor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Pledgor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Subsidiary Pledgor is not increased thereby and (2) a Subsidiary Pledgor may merge, amalgamate or consolidate with another Subsidiary Pledgor or the Issuer.

In addition, notwithstanding the foregoing, any Subsidiary Pledgor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to the Issuer or any Subsidiary Pledgor.

In addition, the Indenture provides that, subject to certain limitations in the Indenture governing release of Caesars Entertainment’s Note Guarantee upon the sale or disposition of the Issuer or the Issuer’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly Owned Subsidiary of Caesars Entertainment in accordance with the first two paragraphs of this covenant, Caesars Entertainment will not consolidate, amalgamate or merge with or into or wind up into (whether or not Caesars Entertainment is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)

either Caesars Entertainment or the Issuer (provided that if the Issuer is to be the surviving Person, then such transaction shall comply with the first two paragraphs of this covenant) is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Caesars Entertainment) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Caesars Entertainment or such Person, as the case may be, being herein called the “Successor Parent Guarantor”) and the Successor Parent Guarantor (if other than Caesars Entertainment) expressly assumes all the obligations of Caesars Entertainment under the Indenture and Caesars Entertainment’s Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and

(2)	the Successor Parent Guarantor (if other than Caesars Entertainment) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Parent Guarantor (if other than Caesars Entertainment) will succeed to, and be substituted for, Caesars Entertainment under the Indenture, Caesars Entertainment’s Note Guarantee, and Caesars Entertainment will automatically be released and discharged from its obligations under the Indenture and such Note Guarantee.

Defaults

An Event of Default is defined in the Indenture as:

(1)	a default in any payment of interest (including any additional interest) on any Note when due, continued for 30 days,

(2)	a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3)	the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

(4)	the failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(5)	certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”),

(6)	failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $150.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”),

(7)	the Note Guarantee of the Parent Guarantor or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof) or the Parent Guarantor denies or disaffirms its obligations under the Indenture or its Note Guarantee and such Default continues for 10 days,

(8)

unless all of the Collateral has been released from the first priority Liens in accordance with the provisions of the Security Documents, the first priority Liens on all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 30 days, or the Issuer shall assert or any Subsidiary Pledgor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions,

(9)	the failure by the Issuer or any Subsidiary Pledgor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clause (8) the “security default provisions”), or

(10)	the failure by the Issuer to pay or cause to be paid the Escrow Redemption Price on the Escrow Redemption Date, if any.

The foregoing constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (3) or (9) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clauses (3) or (9) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing,

(2)	holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, Security Documents, First Lien Intercreditor Agreement and Intercreditor Agreement may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment,

(2)	reduce the rate of or extend the time for payment of interest on any Note,

(3)	reduce the principal of or change the Stated Maturity of any Note,

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5)	make any Note payable in money other than that stated in such Note,

(6)	expressly subordinate the Notes to any other Indebtedness of the Issuer or any Subsidiary Pledgor;

(7)	impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(9)	make any change in the provisions in the Intercreditor Agreement, the First Lien Intercreditor Agreement or the Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes; or

(10)	except as expressly provided by the Indenture, modify or release the Guarantee of any Significant Subsidiary in any manner adverse to the holders of the Notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

Without the consent of any holder, the Issuer and Trustee may amend the Indenture, the Security Documents, the First Lien Intercreditor Agreement or the Intercreditor Agreement to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Issuer of the obligations of the Issuer under the Indenture and the Notes, to provide for the assumption by a Successor Subsidiary Pledgor of the obligations of a Subsidiary Pledgor under the Indenture and the Security Documents, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Subsidiary Pledgor with respect to the Notes, to secure the Notes, to release Collateral as permitted by the Indenture, the First Lien Intercreditor Agreement or the Intercreditor Agreement, to add additional secured creditors holding Other First-Lien Obligations or other Second Priority Lien Obligations so long as such obligations are not prohibited by the Indenture or the Security Documents, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder, to conform the text of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Intercreditor Agreement, to any provision of this “Description of 2020(2) Exchange Notes” to the extent that such provision in this “Description of 2020(2) Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Intercreditor Agreement, and the Issuer will confirm its good faith intention of any such textual change intended to be a verbatim recitation in an officer’s certificate delivered to the Trustee, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Notes.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer is required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No personal liability of directors, officers, employees, managers and stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, has any liability for any obligations of the Issuer under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes were issued in registered form and the registered holder of a Note is treated as the owner of such Note for all purposes.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)

either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuer has paid all other sums payable under the Indenture; and

(3)	the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all its obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Pledgor will be released from all of its obligations with respect to the Notes and the Security Documents.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4) and (5) (with respect only to Significant Subsidiaries), (6) or (7) under “—Defaults” or because of the failure of the Issuer to comply with the first clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and a Paying Agent with regard to the Notes.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of Caesars Entertainment Corporation, pursuant to the Merger Agreement.

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Existing 8.5% Issue Date or thereafter.

“Acquisition Transactions” means the transactions described under “The Acquisition Transactions.”

“Additional First Priority Lien Obligations” means the Notes Obligations and any other First Priority Lien Obligations that are Incurred after the Issue Date (other than Indebtedness incurred under clause (i) of the definition of Credit Agreement) and secured by the Common Collateral on a first priority basis pursuant to the Security Documents.

“Additional First Lien Secured Party” means the holders of any Additional First Priority Lien Obligations, including the holders of the Notes, and any Authorized Representative with respect thereto, including the Trustee.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the Credit Agreement and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)	1% of the then outstanding principal amount of the Note; and

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note, at February 15, 2016 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note through February 15, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date, or in the case of a Satisfaction and Discharge or Defeasance the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee under the Indenture, plus 50 basis points; over

(b)	the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/ Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2)	the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)	a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $50.0 million;

(e)	any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f)	any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)	foreclosure or any similar action with respect to any property or other asset of the Issuer or any of its Restricted Subsidiaries;

(h)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)	any sale of inventory or other assets in the ordinary course of business;

(k)	any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)	in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m)	a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n)	any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Existing 8.5% Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(o)	dispositions in connection with Permitted Liens;

(p)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)	any disposition made pursuant to an Operations Management Agreement;

(r)	the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property;

(s)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(t)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the administrative agent under the Credit Agreement, (ii) in the case of the Notes Obligations or the holders of the Notes, the Trustee and (iii) in the case of any Series of Other First-Lien Obligations or First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)	Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of either of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)	the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of (prior to a Qualified Public Offering or upon or after an Issuer Public Offering) the Issuer or (upon or after a Holdco Qualified Public Offering) the Holdco Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Priority Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Priority Lien Obligations are outstanding at any time and the holders of less than all Series of First Priority Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Priority Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Indebtedness (other than Qualified Non-Recourse Debt) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight-line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Acquisition Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in “Debt Covenant Compliance” in Exhibit 99.1 to the Quarterly Report on Form 10-Q for the nine months September 30, 2011 for Caesars Entertainment to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)	any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments made under the Acquisition Documents or otherwise related to the Acquisition Transactions or the Offering Transactions (as defined in the February Offering Memorandum), in each case, shall be excluded;

(2)	effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Acquisition Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)	any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuer) shall be excluded;

(6)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)	the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof (other than a Qualified Non-Recourse Subsidiary of such referent Person) in respect of such period;

(8)	solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Pledgor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)	an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)	any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11)	any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12)	any (a) one-time non-cash compensation charges, (b) costs and expenses after the Existing 8.5% Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Existing 8.5% Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13)	accruals and reserves that are established or adjusted within 12 months after the Existing 8.5% Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)	solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)	(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(16)	any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; and

(17)	to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants— Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Common Collateral.

“Credit Agreement” means (i) the credit agreement, dated as of January 28, 2008, entered into in connection with the consummation of the Acquisition, among the Issuer, the pledgors named therein, the financial institutions named therein, and Bank of America, N.A., as Administrative Agent and Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Agent” has the meaning given to such term in the Intercreditor Agreement.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Discharge of Credit Agreement Obligations” means, with respect to any Common Collateral, the date on which the Credit Agreement Obligations are no longer secured by such Common Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a refinancing of such Credit Agreement Obligations with additional First Priority Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Priority Lien Obligations which has been designated in writing by the administrative agent under the Credit Agreement so refinanced to the First Lien Collateral Agent and each other Authorized Representative as the Credit Agreement for purposes of the First Lien Intercreditor Agreement.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)

is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)	Fixed Charges; plus

(3)	Consolidated Depreciation and Amortization Expense; plus

(4)	Consolidated Non-cash Charges; plus

(5)	any expenses or charges (other than Consolidated Depreciation or Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Bank Indebtedness, (ii) any amendment or other modification of the Notes or other Indebtedness, (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6)	business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

(7)	the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates”; plus

(8)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(9)	any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Subsidiary Pledgor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(10)	Pre-Opening Expenses; less, without duplication,

(11)	non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)	public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)	issuances to any Subsidiary of the Issuer; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“Escrow Redemption Date” means the date that is no later than 30 days after the Conditions Precedent Date.

“Escrow Redemption Price” means an amount of cash equal to $1,462,500,000, plus interest accrued and unpaid from the Issue Date to, but excluding, the Escrow Redemption Date, calculated using a rate of 9.00% per annum.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Existing 8.5% Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Existing 11.25% First Lien Notes” means the Issuer’s 11.25% Senior Secured Notes due 2017 issued under the Existing First Lien Notes Indenture dated June 10, 2009.

“Existing 8.5% First Lien Notes” means the Issuer’s 8.5% Senior Secured Notes due 2020 issued under the Existing First Lien Notes Indenture dated February 14, 2012.

“Existing 8.5% Issue Date” means February 14, 2012.

“Existing 9% First Lien Notes” means the Issuer’s 9% Senior Secured Notes due 2020 issued under the Existing First Lien Notes Indenture dated August 22, 2012.

“Existing First Lien Notes Indentures” means (i) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee, dated June 10, 2009, (ii) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee, dated February 14, 2012, and (iii) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee, dated August 22, 2012, in each case as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Existing First Lien Notes” means the Issuer’s (i) Existing 11.25% First Lien Notes, (ii) Existing 8.5% First Lien Notes and (iii) Existing 9% First Lien Notes.

“Existing First Lien Notes Secured Parties” means, at any relevant time, the holders of Obligations under the Existing First Lien Notes at such time, including without limitation the trustee and the holders of the notes (including the holders of additional notes subsequently issued under and in compliance with the terms of the applicable Existing First Lien Notes Indenture).

“Existing Notes” means the Issuer’s 5.375% Senior Notes due 2013, 5.625% Senior Notes due 2015, 6.500% Senior Notes due 2016, 5.75% Senior Notes due 2017, 10.75% Senior Notes due 2016 and 10.75%/11.50% Senior Toggle Notes due 2018.

“Existing Second Lien Notes” means the Issuer’s (1) 12.75% Second-Priority Notes due 2018 issued under the Second Lien Notes Indenture dated April 16, 2010, and (2) 10.0% Second-Priority Senior Secured Notes due 2015 and 10.0% Second-Priority Senior Secured Notes due 2018 issued under the Second Lien Notes Indenture dated December 24, 2008 and (3) 10.0% Second-Priority Senior Secured Notes due 2018 issued under the Second Lien Notes Indenture dated April 15, 2009.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“February Offering Memorandum” means the confidential offering memorandum, dated February 9, 2012, relating to the issuance of the Existing 8.5% First Lien Notes.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the Credit Agreement and the other First Lien Documents and in its capacity as collateral agent for the New First Lien Secured Parties, together with its successors and permitted assigns under the Credit Agreement, the Indenture and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Intercreditor Agreement and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the New First Priority Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the Credit Agreement, (b) the Existing First Lien Notes Secured Parties, (c) the New First Lien Secured Parties and (d) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Priority Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing both the New First Priority Lien Obligations and any Junior Lien Obligations.

“First Priority After-Acquired Property” means any property of the Issuer or any Subsidiary Pledgor that secures any Secured Bank Indebtedness that is not already subject to the Lien under the Security Documents, other than any Excluded Assets.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all Obligations in respect of the Existing First Lien Notes, (iii) Notes Obligations and (iv) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges (other than Fixed Charges in respect of Qualified Non-Recourse Debt) of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the

Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Acquisition Transactions), and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in “Debt Covenant Compliance” in Exhibit 99.1 to the Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 for Caesars Entertainment to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of such Person for such period, and

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Existing 8.5% Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Gaming Authorities” means, in any jurisdiction in which Issuer or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after issuance of the Notes have, jurisdiction over the gaming activities of the Issuer or any of its subsidiaries, or any successor to such authority or (b) is, or may at any time after the issuance of the Notes be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities, and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming businesses or activities of the Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor Intercreditor Agreement” means the intercreditor agreement among Bank of America, N.A., as agent under the Credit Agreement Documents, U.S. Bank National Association, as the Trustee, and the Issuer, dated as of January 28, 2008, as it may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Issuer” means the issuer in any Holdco Qualified Public Offering.

“Holdco Qualified Public Offering” means any Qualified Public Offering in which a direct or indirect parent of the Issuer is the issuer.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Impairment” means, with respect to any First Priority Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Priority Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Priority Lien Obligations), (y) any of the First Priority Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Priority Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Priority Lien Obligations) on a basis ranking prior to the security interest of such Series of First Priority Lien Obligations but junior to the security interest of any other Series of First Priority Lien Obligations or (ii) the existence of any Collateral for any other Series of First Priority Lien Obligations that is not Common Collateral.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means the intercreditor agreement among Bank of America, N.A., as agent under the Credit Agreement Documents, U.S. Bank National Association, as the trustee under the Second Lien Notes Indentures, and the other parties from time to time party thereto, dated as of December 24, 2008, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB-(or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)	the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means February 15, 2013.

“Junior Lien Obligations” means the Existing Second Lien Notes and Obligations with respect to other Indebtedness permitted to be incurred under the Second Lien Notes Indentures, the Credit Agreement and the Indenture, which is by its terms intended to be secured equally and ratably with the Existing Second Lien Notes or on a basis junior to the Liens securing the Existing Second Lien Notes; provided such Lien is permitted to be incurred under the Second Lien Notes Indentures, the Credit Agreement and the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Long-Term Retained Notes” means the Issuer’s 5.625% Senior Notes due 2015, 6.500% Senior Notes due 2016 and 5.75% Senior Notes due 2017.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Existing 8.5% Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Existing 8.5% Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Existing 8.5% Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Merger Agreement” means the Agreement and Plan of Merger among Hamlet Holdings LLC, Hamlet Merger Inc. and Harrah’s Entertainment, Inc. (now known as Caesars Entertainment Corporation), dated as of December 19, 2006, as amended, supplemented or modified from time to time prior to the Existing 8.5% Issue Date or thereafter, in accordance with its terms.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means the Real Properties owned or leased by the Issuer or any Subsidiary Pledgor encumbered by a Mortgage to secure the First Priority Lien Obligations.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, as amended, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New First Lien Secured Parties” means, at any relevant time, the holders of New First Priority Lien Obligations at such time, including without limitation the Trustee and the holders of the Notes (including the holders of any additional Notes subsequently issued under and in compliance with the terms of the Indenture).

“New First Priority Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer or any Subsidiary Pledgor arising under the Indenture and any other First Lien Documents, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer, any Subsidiary Pledgor or any Affiliate thereof of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“New Project” means each capital project which is either a new project or a new feature of an existing project owned by the Issuer or its Restricted Subsidiaries which receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Note Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture and the Security Documents, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof (including all interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in the Indenture.

“Operations Management Agreement” means each of the real estate management agreements and any other operating management agreement entered into by the Issuer or any of its Restricted Subsidiaries with Caesars

Entertainment or with any other direct or indirect Subsidiary of Caesars Entertainment, including, without limitation, any Real Estate Subsidiary, and any and all modifications thereto, substitutions therefor and replacements thereof so long as such modifications, substitutions and replacements are not materially less favorable, taken as a whole, to the Issuer and its Restricted Subsidiaries than the terms of such agreements as in effect on the Existing 8.5% Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Other First-Lien Obligations” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the Notes as permitted by the Indenture and is designated by the Issuer as an Other First-Lien Obligation. The Existing First Lien Notes constitute Other First-Lien Obligations.

“Owned Real Property” means each parcel of Real Property that is owned in fee by the Issuer or any Subsidiary Pledgor that has an individual fair market value (as determined by the Issuer in good faith) of at least $15.0 million (provided that such $15.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property); provided that, with respect to any Real Property that is partially owned in fee and partially leased by the Issuer or any Subsidiary Pledgor, Owned Real Property will include only that portion of such Real Property that is owned in fee and only if (i) such portion that is owned in fee has an individual fair market value (as determined by the Issuer in good faith) of at least $15.0 million (provided that such $15.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property) and (ii) a mortgage in favor of the Collateral Agent (for the benefit of the noteholders) is permitted on such portion of Real Property owned in fee by applicable law and by the terms of any lease, or other applicable document governing any leased portion of such Real Property.

“Pari Passu Indebtedness” means:

(1)	with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)	with respect to any Subsidiary Pledgor, its obligations in respect of the Notes and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Pledgor’s obligations in respect of the Notes.

“Parent Guarantee” means a Note Guarantee of Caesars Entertainment and its successors.

“Parent Guarantor” means Caesars Entertainment and its successors.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Issuer and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted

Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on, or made pursuant to binding commitments existing on, the Existing 8.5% Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Existing 8.5% Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Existing 8.5% Issue Date or (y) as otherwise permitted under the Indenture;

(6)	advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $25.0 million at any one time outstanding;

(7)	any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)	any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $500.0 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)

additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $950.0 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any

Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)	loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12)	Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7), (11) and (12)(b) of such paragraph);

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Subsidiary Pledgors,” including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of Caesars Entertainment or any of its subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17)	any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)	any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(19)	any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivable Financing;

(20)	additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (20), the greater of $350.0 million and 2.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary;

(21)

Investments of a Restricted Subsidiary of the Issuer acquired after the Existing 8.5% Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under “—Merger,

Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Existing 8.5% Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(22)	any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)

(A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Pledgor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (B) Liens securing First Priority Lien Obligations in an aggregate principal amount not to exceed the greater of (x) the aggregate principal amount of Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.50 to 1.00; provided that, with respect to Liens securing First Priority Lien Obligations permitted under this subclause (B), the Notes are secured by Liens on the assets subject to such Liens on at least a pari passu basis with the Liens securing all such First Priority Lien Obligations, with the priority and subject to intercreditor arrangements, in each case no less favorable to the holders of the Notes than those described under “—Security for the Notes” above; (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (c), (k), (o), (s) or (v) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that (1) in the case of clause (c), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof, (2) in the case of clause (s), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary, and (3) in the case of clause (v) such Lien applies solely to acquired property or asset of the acquired entity, as the case may be); and (D) Liens securing the Notes Obligations and Obligations under the Existing 8.5% First Lien Notes and the Existing 9% First Lien Notes;

(7)	Liens existing on the Existing 8.5% Issue Date (other than Liens in favor of the lenders under the Credit Agreement and the Existing 8.5% First Lien Notes);

(8)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)	Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Subsidiary Pledgor;

(16)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of software and other technology licenses in the ordinary course of business;

(20)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) and for purposes of the definition of Secured Bank Indebtedness;

(21)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25)	other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(26)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(28)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and

(29)	Liens that rank junior to the Liens securing the Notes and secure the Junior Lien Obligations.

For purposes of this definition, notwithstanding anything in the foregoing clauses (1) through (29), any Lien that secures Retained Notes or Long-Term Retained Notes shall not under any circumstances be deemed Permitted Liens.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” on the applicable financial statements of the Issuer and its Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Project Financings” means (1) any Capitalized Lease Obligations, mortgage financing, purchase money Indebtedness or other Indebtedness incurred in connection with the acquisition, lease, construction, repair, replacement, improvement or financing related to any of the Margaritaville Casino & Resort in Biloxi, Mississippi, the retail facilities related to the Margaritaville Casino & Resort and the planned casino and hotel in the community of Ciudad Real, Spain or any refinancing of any such Indebtedness that does not extend to any assets other than the assets listed above and (2) any Sale/Leaseback Transaction with respect to any of the Margaritaville Casino & Resort in Biloxi, Mississippi, the retail facilities related to the Margaritaville Casino & Resort and the planned casino and hotel in the community of Ciudad Real, Spain.

“Qualified Public Offering” means any underwritten public Equity Offering.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any property (real or personal) or equipment (whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Issuer and any Subsidiary Pledgor and (3) is non-recourse to any Restricted Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Restricted Subsidiary that is not a Subsidiary Pledgor and that is formed or created after the Existing 8.5% Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Restricted Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Estate Facility” means the mortgage financing and mezzanine financing arrangements between the Real Estate Subsidiaries, which are direct or indirect subsidiaries of Caesars Entertainment, and JPMorgan Chase Bank N.A. and its successors and assigns on behalf of the noteholders dated as of January 28, 2008, as amended, restated, supplemented, extended, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Real Estate Subsidiary” means those Subsidiaries of Caesars Entertainment that are party to (prior to, on or after the Issue Date) the Real Estate Facility (and their respective Subsidiaries) secured by the Real Property collateralizing such facility on the Issue Date plus any additional Real Property sold, contributed or transferred to such Subsidiaries by the Issuer or any Restricted Subsidiary (whether directly or indirectly through the sale, contribution or transfer of the Capital Stock of a Subsidiary the assets of which are comprised solely of such Real Property) subsequent to the Issue Date in accordance with the terms of the covenant described under “—Certain Covenants—Asset Sales.”

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c)	to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for (i) such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents and (ii) cash and Cash Equivalents constituting “cage cash.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of 2020(2) Exchange Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Retained Notes” means the Issuer’s 5.500% Senior Notes due 2010, 8.00% Senior Notes due 2011, 5.375% Senior Notes due 2013, 7.875% Senior Subordinated Notes due 2010 and 8.125% Senior Subordinated Notes due 2011.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Lien Notes Indentures” means (1) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee and collateral agent, dated December 24, 2008, (2) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee and collateral agent, dated April 15, 2009, and (3) the Indenture among the Issuer, Caesars Entertainment and U.S. Bank National Association, as trustee and collateral agent, dated April 16, 2010, in each case as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Second Priority Liens Obligations” means any Junior Liens Obligations that are secured equally and ratably with the Existing Second Lien Notes.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness constituting First Priority Lien Obligations of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Acquisition Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Acquisition Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in “Debt Covenant Compliance” in Exhibit 99.1 to the Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 for Caesars Entertainment to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Existing First Lien Notes Secured Parties in respect of the Existing 11.25% First Lien Notes (in their capacities as such), (iii) the Existing First Lien Notes Secured Parties in respect of the Existing 8.5% First Lien Notes (in their capacities as such), (iv) the Existing First Lien Notes Secured Parties in respect of the Existing 9% First Lien Notes (in their capacities as such), (v) the holders of the Notes and the Trustee (each in their capacity as such) and (vi) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the Issue Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Priority Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) Obligations under the Existing 11.25% First Lien Notes, (iii) Obligations under the Existing 8.5% First Lien Notes, (iv) Obligations under the Existing 9% First Lien Notes, (v) the Notes Obligations and (vi) the Additional First Priority Lien Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Existing 8.5% Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) Apollo Management, L.P. and any of its respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”), (ii) Texas Pacific Group and any of its respective Affiliates other than any portfolio companies (collectively, the “Texas Pacific Sponsors”), (iii) any individual who is a partner or employee of an Apollo Sponsor or a Texas Pacific Sponsor that is licensed by a relevant gaming authority on the Existing 8.5% Issue Date or thereafter replaces such licensee and (iv) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors and/or Texas Pacific Sponsors; provided that the Apollo Sponsors and/or the Texas Pacific Sponsors (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Subsidiary Pledgor, any Indebtedness of such Subsidiary Pledgor which is by its terms subordinated in right of payment to obligations in respect of the Notes.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Pledgor” means any Subsidiary of the Issuer that pledges its property and assets to secure the Notes, as provided in the Security Documents; provided that upon the release or discharge of such Subsidiary from its obligations to pledge its assets and property to secure the Notes in accordance with the Indenture or the Security Documents, such Subsidiary ceases to be a Subsidiary Pledgor.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since February 1, 2008.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date, or two Business Days prior to the deposit of funds to pay the Notes with the Trustee in the case of a Satisfaction or Discharge or Defeasance, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15-(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 15, 2016; provided, however, that if the period from such redemption date to February 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)	any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)	who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary;

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)	(1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Notwithstanding anything to the contrary herein, and without any further condition, qualification or action hereunder, subsidiaries designated as Unrestricted Subsidiaries as of the Issue Date under the indentures for the Existing Notes, the Existing First Lien Notes Indentures and the Second Lien Notes Indentures will be Unrestricted Subsidiaries.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Vessel” means (a) any vessel, boat, ship, catamaran, riverboat, or barge of any kind or nature whatsoever, whether or not temporarily or permanently moored or affixed to any real property, (b) any improvement to real property which is used or susceptible of use as a dockside, riverboat or water-based venue for business operations, (c) any property which is a vessel within the meaning given to that term in 1 U.S.C. § 3, and (d) any property which would be a vessel within the meaning of that term as defined in 1 U.S.C. § 3 but for its removal from navigation for use in gaming or other business operations and/or any modifications made thereto to facilitate dockside gaming or other business operations which may affect its seaworthiness, and, in each case, all appurtenances thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations relevant to the exchange of original notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by U.S. Holders and Non-U.S. Holders (each as defined below and collectively referred to as “Holders”) pursuant to the exchange offer. Subject to the limitations and qualifications set forth herein (including Exhibit 8.1 hereto), this discussion is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. federal income tax counsel. This summary, however, does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Code, the Treasury Regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who hold the notes as capital assets within the meaning of Section 1221 of the Code. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities or investors in such entities, expatriates, tax-exempt organizations and U.S. persons that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under U.S. federal estate and gift tax laws or the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

Prospective investors are urged to consult their independent tax advisors concerning the U.S. federal income tax and other tax consequences to them of exchanging original notes for exchange notes pursuant to the exchange offer and owning and disposing of the exchange notes, as well as the application of other federal tax laws and state, local and foreign income and other tax laws.

For purposes of the following summary, a “U.S. Holder” is a Holder that is (i) a citizen or individual resident of the U.S. as determined for U.S. federal income tax purposes; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the U.S., any state thereof of the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. For purposes of this discussion, the term “Non-U.S. Holder” means a Holder that, for U.S. federal income tax purposes, is an individual, corporation, trust, or estate that is not a U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner or other investor in such entity generally will depend on the status of the partner or investor and the activities of the entity. If you are a partner in a partnership or an investor in an entity treated as a partnership for U.S. federal income tax purposes holding the notes, you should consult your own tax advisor.

Possible Alternative Treatment

We may be obligated to pay amounts in excess of the stated interest or principal on the exchange notes, including as described under “Description of 2020(1) Exchange Notes—Optional Redemption,” “Description of 2020(1) Exchange Notes—Change of Control.” These potential payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are remote or incidental, and we do not intend to treat the exchange notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on a Holder unless such Holder discloses its contrary position in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a Holder might be required to accrue interest income at a higher rate than the stated interest rate on the exchange notes, and to treat as ordinary interest income any gain realized on the taxable disposition of the exchange notes. The remainder of this discussion assumes that the exchange notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the exchange notes.

U.S. holders

Exchange of Original Notes

The exchange of the original notes for exchange notes in the exchange offer described herein will not constitute a material modification of the terms of the original notes for U.S. federal income tax purposes and thus will not constitute a taxable exchange for U.S. Holders. Consequently, a U.S. Holder will not recognize gain upon receipt of exchange notes in exchange for the original notes in the exchange offer, the U.S. Holder’s basis in the exchange notes received in the exchange offer will be the same as its basis in the corresponding original notes immediately before the exchange and the U.S. Holder’s holding period in the exchange notes will include its holding period in the original notes. In addition, because the Original 2020(2) Notes were issued with original issue discount, the 2020(2) Exchange Notes will be treated as issued with original issue discount for U.S. federal income tax purposes for U.S. Holders that purchased the Original 2020(2) Notes at initial issuance.

Payments of Stated Interest

Payments of stated interest on the exchange notes will generally be treated as “qualified stated interest” for U.S. federal income tax purposes and taxable as ordinary interest income at the time they accrue or are received by a U.S. Holder in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount

The 2020(2) Exchange Notes will be treated as issued with OID for U.S. federal income tax purposes. A

U.S. Holder must include such OID (in addition to the stated interest on a 2020(2) Exchange Note) in income as ordinary interest income for U.S. federal income tax purposes as it accrues using a constant yield method, in advance of the receipt of cash payments attributable to that OID, regardless of such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. In general, the amount of OID a U.S. Holder must include in income for a taxable year is the sum of the “daily portions” of OID with respect to a 2020(2) Exchange Note for each day during the taxable year (or portion of the taxable year) on which you hold the 2020(2) Exchange Note.

The daily portion is determined by allocating to each day in an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to the accrual period. The amount of OID allocable to the accrual period is generally the product of the “adjusted issue price” of the

2020(2) Exchange Note at the beginning of the accrual period multiplied by its yield to maturity, less the amount of any stated interest allocable to that accrual period. The adjusted issue price of a 2020(2) Exchange Note at the beginning of an accrual period is equal to its issue price, increased by the aggregate amount of OID that has accrued on the 2020(2) Exchange Note in all prior accrual periods. OID allocable to the final accrual period is the difference between the amount payable at maturity of the 2020(2) Exchange Note (other than stated interest)

and the 2020(2) Exchange Note’s adjusted issue price at the beginning of the final accrual period.

Market Discount

If a U.S. Holder purchased an original note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that is less than its “revised issue price,” the amount of the difference should be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an original note should carry over to the exchange note received in exchange therefor. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the original note, multiplied by the number of complete years to maturity. For this purpose, the “revised issue price” of an original note equals the issue price of the original note. The “issue price” of a note is the first price at which a substantial amount of the notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The rules described below do not apply to a U.S. Holder if such holder purchased an original note that has de minimis market discount.

Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the original note or the exchange note) that has not previously been included in income. If a U.S. Holder disposes of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), such holder will be required to include any accrued market discount as ordinary income as if such holder had sold the exchange note at its then fair market value. In addition, such holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the original note or the exchange note received in exchange therefor.

Market discount accrues ratably during the period from the date on which such holder acquired the original note through the maturity date of the exchange note (for which the original note was exchanged), unless such holder makes an irrevocable election to accrue market discount under a constant yield method. Such holder may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If such holder elects to include market discount in income currently, such holder’s adjusted basis in an exchange note will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations acquired during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS.

Bond Premium

If a U.S. Holder purchased an original note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of the principal amount of the original note, the excess will be treated as bond premium. Any bond premium applicable to an original note should carry over to the exchange note received in exchange therefor. A U.S. Holder may elect to reduce the amount required to be included in income each year with respect to interest on its note by the amount of amortizable bond premium allocable to that year, based on the exchange note’s yield to maturity. However, because the exchange notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce or eliminate the amount of premium that a U.S. Holder may amortize with respect to an exchange note. U.S. Holders should consult their tax advisors about these special rules. If a U.S. Holder makes the election to amortize bond premium, it will apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that the U.S. Holder holds at the beginning of the first taxable year to which the election applies or thereafter acquires, and the election may not be revoked without the consent of the IRS.

Disposition of Exchange Notes

Upon the sale, exchange, redemption or other taxable disposition of the exchange notes, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid stated interest, which will be treated as ordinary interest income to the extent not so previously taxed) and (ii) such Holder’s adjusted tax basis in the exchange notes. A U.S. Holder’s adjusted tax basis in the exchange notes generally equals the cost of the exchange notes to such Holder, increased by any market discount previously included in gross income and reduced by the amount of any amortizable bond premium taken into account with respect to the exchange note and any payments (other than payments of qualified stated interest) received by such Holder with respect to the exchange notes.

Gain or loss recognized on the disposition of the exchange notes generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the exchange notes is more than one year. Noncorporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses by U.S. Holders is subject to limitations under the Code.

Non-U.S. holders

Exchange of Original Notes

The exchange of the original notes for exchange notes in the exchange offer described herein will not constitute a material modification of the terms of the original notes for U.S. federal income tax purposes and thus will not constitute a taxable exchange for Non-U.S. Holders. Consequently, a Non-U.S. Holder will not recognize gain upon receipt of exchange notes in exchange for the original notes in the exchange offer, the Non- U.S. Holder’s basis in the exchange notes received in the exchange offer will be the same as its basis in the corresponding original notes immediately before the exchange and the Non-U.S. Holder’s holding period in the exchange notes will include its holding period in the original notes.

Payments of Interest

Subject to the discussion of backup withholding and U.S. foreign account tax compliance withholding below, payments of interest (including OID, if any) on the exchange notes by us or any of our agents to a Non-U.S. Holder will not be subject to U.S. federal withholding tax under the “portfolio interest exemption,” provided that such payments are not effectively connected with the conduct of a U.S. trade or business conducted by the Non-U.S. Holder, and:

(1)	the Non-U.S. Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of CEOC’s stock entitled to vote;

(2)	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to CEOC (within the meaning of Section 864(d)(4) of the Code);

(3)	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

(4)	either (a) the beneficial owner of the exchange notes certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the exchange notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax unless the beneficial owner of the exchange notes provides us or our agent, as the case may be, with a properly executed:

(1)	IRS Form W-8BEN (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable treaty (a “Treaty Exemption”), or

(2)	IRS Form W-8ECI (or successor form) stating that interest paid on the exchange notes is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to regular graduated U.S. tax rates as described below).

Effectively Connected Income

If interest on the exchange notes is effectively connected with a U.S. trade or business of the beneficial owner, the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to U.S. federal income tax on such interest on a net income basis generally in the same manner as if it were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on the exchange notes which is effectively connected with a U.S. trade or business will be included in such foreign corporation’s earnings and profits.

Disposition of Exchange Notes

A Non-U.S. Holder will not be subject to U.S. federal income tax (including withholding tax) on gain realized on the sale, exchange or other disposition of the exchange notes unless the Non-U.S. Holder is an individual who is present in the U.S. for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met (in which case such gain (net of certain U.S. source losses) will be subject to 30% (or lesser rate under an applicable income tax treaty) U.S. federal income tax) or such gain is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder (in which case such gain will be subject to U.S. federal income tax in the same manner as described above with respect to effectively connected interest).

Information reporting and backup withholding

U.S. Holders

For each calendar year in which the exchange notes are outstanding, we are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any.

In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law, is notified by the IRS that it is subject to backup withholding because it previously failed to properly report payments of interest or dividends or fails to certify, under penalties of perjury, that it has furnished the correct taxpayer identification number and that it has not been notified by the IRS that it is not subject to backup withholding, we, our agent or paying agents, or a broker may be required to withhold tax at a rate of 28% of each payment of interest on the exchange notes and on the proceeds from a sale (including a retirement, redemption or other taxable disposition) of the exchange notes. The backup withholding obligation, however, does not apply with respect to certain payments to U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption. This backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

U.S. backup withholding tax will not apply to payments on the exchange notes or proceeds from the sale (including a retirement, redemption or other taxable disposition) of the exchange notes payable to a Non-U.S. Holder if the certification described in “U.S. Federal Income Taxation of Non-U.S. Holders—Payment of interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holders resides under the provisions of an applicable treaty.

Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund, or a credit against such Non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite procedures are followed.

Additional tax on passive income

Certain U.S. Holders who are individuals, estates or trusts and possibly certain Non-U.S. Holders are required to pay a 3.8% tax (in addition to taxes they would otherwise be subject to) on their “net investment income” to the extent that their gross income exceeds a certain threshold. Net investment income includes, among other things, interest on and capital gains from the sale or other disposition of the exchange notes. Holders should consult their own tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the exchange notes.

PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes only where such original notes were acquired as a result of market-making activities or other trading activities.

We have agreed that, starting on the expiration date of the exchange offers and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 , 2013, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date of the exchange offers, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holder of the notes), other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the enforceability of obligations under the exchange notes and guarantees being issued are being passed upon for us by Paul, Weiss, Rifkind, Wharton  & Garrison, LLP, of New York, New York.

EXPERTS

The consolidated financial statements and related consolidated financial statement schedules of Caesars Entertainment Corporation as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Caesars Entertainment Corporation’s internal control over financial reporting as of December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov. Certain information about our company may also be obtained from our website at www.caesars.com. Information contained on our website or any other website is not incorporated by reference into and does not constitute part of this prospectus.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the original notes. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the preceding, the information in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference. We incorporate by reference the documents listed below and any other filings made with the SEC (other than any portions of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the later of (1) the completion of the exchange offers described in this prospectus and (2) the termination of the exchange offers pursuant to this prospectus,

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 15, 2013 and amended on March 18, 2013 (including the exhibits thereto and information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on March 18, 2013);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on May 9, 2013 (including the exhibits thereto); and

•	our Current Reports on Form 8-K, filed on March 28, 2013, April 23, 2013, April 29, 2013 and May 22, 2013 (including the exhibits thereto).

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

Caesars Entertainment Corporation

One Caesars Palace Drive

Las Vegas, NV 89109

Attention: Corporate Secretary

Telephone: (702) 407-6000

You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Caesars Entertainment Corporation and Caesars Entertainment Operating Company, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws of the Delaware registrants indemnify to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

Under the bylaws of Caesars Entertainment Operating Company, Inc., no indemnification shall be made in respect of any claim as to which such person has been adjudged to be liable to the corporation unless the court in which such action was brought shall determine that, despite adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. For these registrants, any indemnification shall be made by the corporation only as authorized by (i) the Board of Directors, (ii) independent legal counsel if the Board of Directors cannot obtain a quorum, or (iii) by the stockholders. However, to the extent that a director or officer has been successful on the merits or otherwise in defense of any action, he shall be indemnified against expenses without authorization. Expenses incurred in defending or investigating a threatened or pending action may be paid by the corporation in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

In addition, several directors and executive officers have entered or intend to enter into separate contractual indemnity arrangements with Caesars Entertainment Corporation. These arrangements provide for indemnification and the advancement of expenses to these directors and executive officers in circumstances and subject to limitations substantially similar to those described above.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b)	Financial Statement Schedules

Financial statement schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 are as follows:

Schedule I—Condensed Financial Information of Registrant Parent Company Only as of December 31, 2012 and 2011 and for the Years Ended December 31, 2012, 2011 and 2010.

Schedule II—Consolidated Valuation and Qualifying Accounts for the Years Ended December 31, 2012, 2011, and 2010.

Schedules III, IV, and V are not applicable and have therefore been omitted.

Item 22. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	the undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

(5)	the registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)	insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c)	Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction ,and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 4, 2013.

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Gary W. Loveman
Gary W. Loveman
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric Hession, Timothy R. Donovan and Michael D. Cohen, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gary W. Loveman Gary W. Loveman	Director, Chairman of the Board, Chief ExecutiveOfficer and President (Principal Executive Officer)	June 4, 2013

/s/ Donald A. Colvin Donald A. Colvin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 4, 2013

/s/ Diane E. Wilfong Diane E. Wilfong	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 4, 2013

/s/ Jeffrey Benjamin Jeffrey Benjamin	Director	June 4, 2013

/s/ David Bonderman David Bonderman	Director	June 4, 2013

Signature	Capacity	Date

/s/ Kelvin Davis Kelvin Davis	Director	June 4, 2013

/s/ Jeffrey T. Housenbold Jeffrey T. Housenbold	Director	June 4, 2013

/s/ Karl Peterson Karl Peterson	Director	June 4, 2013

/s/ Eric Press Eric Press	Director	June 4, 2013

/s/ Marc Rowan Marc Rowan	Director	June 4, 2013

/s/ David Sambur David Sambur	Director	June 4, 2013

/s/ Lynn C. Swann Lynn C. Swann	Director	June 4, 2013

/s/ Christopher J. Williams Christopher J. Williams	Director	June 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 4, 2013.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:	/s/ Gary W. Loveman
Gary W. Loveman
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric Hession, Timothy R. Donovan and Michael D. Cohen, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gary W. Loveman Gary W. Loveman	Chief Executive Officer, President and Director (Principal Executive Officer)	June 4, 2013

/s/ Donald A. Colvin Donald A. Colvin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 4, 2013

/s/ Diane E. Wilfong Diane E. Wilfong	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 4, 2013

/s/ Michael D. Cohen Michael D. Cohen	Director	June 4, 2013

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

3.1	Certificate of Amendment of Certificate of Incorporation of Caesars Entertainment Operating Company, Inc. dated November 22, 2010.	—	8-K	—	3.3	11/24/2010

3.2	Restated Certificate of Incorporation of Harrah’s Operating Company, Inc. (f/k/a Embassy Suites, Inc.), as amended.	—	S-4	—	3.1	10/29/2008

3.3	Certificate of Amendment of Restated Certificate of Incorporation of Harrah’s Operating Company, Inc., dated May 19, 2008.	—	10-K	12/31/2008	3.4	3/17/2009

3.4	Bylaws of Harrah’s Operating Company, Inc., as amended.	—	S-4	—	3.4	10/29/2008

3.5	Second Amended and Restated Certificate of Incorporation of Caesars Entertainment Corporation, dated February 8, 2012.	—	10-K	12/31/2011	3.7	3/15/2012

3.6	Amended Bylaws of Caesars Entertainment Corporation, as amended, dated February 8, 2012.	—	10-K	12/31/2011	3.8	3/15/2012

4.1	Certificate of Designation of Non-Voting Perpetual Preferred Stock of Harrah’s Entertainment, Inc., dated January 28, 2008.	—	S-8	—	4.4	1/31/2008

4.2	Certificate of Amendment to the Certificate of Designation of Non-Voting Perpetual Preferred Stock of Harrah’s Entertainment, Inc., dated March 29, 2010.	—	8-K	—	3.1	3/30/2010

4.3	Certificate of Elimination of Non-Voting Perpetual Preferred Stock of Harrah’s Entertainment, Inc., dated March 29, 2010.	—	8-K	—	3.2	3/30/2010

4.4	Indenture, dated as of April 11, 2003, between Park Place Entertainment Corp., as Issuer, and U.S. Bank National Association, as Trustee, with respect to the 7% Senior Notes due 2013.	—	*S-4	—	4.1	4/29/2003

4.5	First Supplemental Indenture, dated as of June 13, 2005, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and U.S. Bank National Association, as Trustee, with respect to the 7% Senior Notes due 2013.	—	10-Q	6/30/2005	4.22	8/9/2005

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.6	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee, to the Indenture, dated as of April 11, 2003, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 7% Senior Notes due 2013.	—	8-K	—	4.7	8/2/2005

4.7	Indenture, dated as of December 11, 2003, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.375% Senior Notes due 2013.	—	10-K	12/31/2003	10.6	3/5/2004

4.8	Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024.	—	8-K	—	4.8	8/2/2005

4.9	First Supplemental Indenture, dated as of September 9, 2005, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024.	—	**S-3/A	—	4.7	9/19/2005

4.10	Second Supplemental Indenture, dated as of January 8, 2008, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024.	—	10-K	12/31/2007	4.25	2/29/2008

4.11	Third Supplemental Indenture, dated as of January 28, 2008, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as	—	8-K	—	4.1	1/28/2008

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date
	Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024.

4.12	Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015.	—	8-K	—	4.1	6/3/2005

4.13	First Supplemental Indenture, dated as of August 19, 2005, to Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015.	—	S-4	—	4.44	8/25/2005

4.14	Second Supplemental Indenture, dated as of September 28, 2005, to Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015.	—	8-K	—	4.4	10/3/2005

4.15	Indenture dated as of September 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.75% Senior Notes due 2017.	—	8-K	—	4.1	10/3/2005

4.16	Indenture, dated as of June 9, 2006, between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 6.50% Senior Notes due 2016.	—	8-K	—	4.1	6/14/2006

4.17	Officers’ Certificate, dated as of June 9, 2006, pursuant to Sections 301 and 303 of the Indenture dated as of June 9, 2006 between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 6.50% Senior Notes due 2016.	—	8-K	—	4.2	6/14/2006

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.18	Indenture, dated as of February 1, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to the 10.75% Senior Cash Pay Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018.	—	8-K	—	10.1	2/4/2008

4.19	First Supplemental Indenture, dated as of June 12, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to the 10.75% Senior Cash Pay Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018.	—	10-Q	6/30/2008	4.34	8/11/2008

4.20	Second Supplemental Indenture, dated as of January 9, 2009, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee relating to the 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018.	—	10-Q	3/31/2009	4.35	5/14/2009

4.21	First Supplemental Indenture, dated as of March 26, 2009, by and among Harrah’s Operating Company, Inc., the Note Guarantors (as defined therein) and U.S. Bank National Association, as Trustee relating to the 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018.	—	8-K	—	4.1	3/31/2009

4.22	Indenture, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015.	—	S-4/A	—	4.39	12/24/2008

4.23	First Supplemental Indenture, dated as of July 22, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015.	—	10-Q	6/30/2009	4.38	8/13/2009

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.24	Second Supplemental Indenture dated as of April 12, 2013, by and among Caesars Entertainment Operating Company, Inc., Caesars Entertainment Corporation and U.S. Bank National Association, as Trustee relating to the 10% Senior Secured Notes due 2015.	—	10-Q	3/31/2013	4.24	5/9/2013

4.25	Collateral Agreement, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc. as Issuer, each Subsidiary of the Issuer identified therein, and U.S. Bank National Association, as Collateral Agent relating to the 12.75% Second-Priority Senior Secured Notes due 2018.	—	S-4/A	—	4.40	12/24/2008

4.26	Indenture, dated as of April 15, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee and collateral agent relating to the 10.00% Second-Priority Senior Secured Notes due 2018.	—	8-K	—	4.1	4/20/2009

4.27	First Supplemental Indenture, dated May 18, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee relating to the 10.00% Second-Priority Senior Secured Notes due 2018.	—	10-Q	6/30/2009	4.40	8/13/2009

4.28	Second Supplemental Indenture dated as of April 12, 2013, by and among Caesars Entertainment Operating Company, Inc., Caesars Entertainment Corporation and U.S. Bank National Association, as Trustee relating to the 10.00% Senior Secured Notes due 2018.	—	10-Q	3/31/2013	4.28	5/9/2013

4.29	Indenture, dated as of June 10, 2009, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017.	—	8-K	—	4.1	6/15/2009

4.30	Supplemental Indenture, dated as of June 10, 2009, by and among Harrah’s Operating Company, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017.	—	8-K	—	4.2	6/15/2009

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.31	Second Supplemental Indenture, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017.	—	8-K	—	4.1	9/17/2009

4.32	Third Supplemental Indenture dated as of April 12, 2013 by and among Caesars Entertainment Operating Company, Inc., Caesars Entertainment Corporation and U.S. Bank National Association as Trustee related to the 11.25% Senior Secured Notes due 2017.	—	10-Q	3/31/2013	4.32	5/9/2013

4.33	Indenture, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 12.75% Second-Priority Senior Secured Notes due 2018.	—	8-K	—	4.1	4/22/2010

4.34	Supplemental Indenture, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and U.S. Bank National Association, as trustee, relating to the 12.75% Second-Priority Senior Secured Notes due 2018.	—	8-K	—	4.1	5/24/2010

4.35	Second Supplemental Indenture, dated as of April 12, 2013 by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association as Trustee related to the 12.75% Senior Secured Notes due 2018.	—	10-Q	3/31/2013	4.35	5/9/2013

4.36	Joinder and Supplement to the Intercreditor Agreement, dated as of May 20, 2010, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank national Association, as other first priority lien obligations agent, relating to the 12.75% Second-Priority Senior Secured Notes due 2018.	—	8-K	—	10.1	5/24/2010

4.37	Additional Secured Party Consent, dated as of May 20, 2010, by U.S. Bank National Association, as agent or trustee for persons	—	8-K	—	10.2	5/24/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date
	who shall become “Secured Parties” under the Collateral Agreement dated as of December 24, 2008, relating to the 12.75% Second-Priority Senior Secured Notes due 2018.

4.38	Stockholders’ Agreement, dated as of January 28, 2008, by and among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC and Harrah’s Entertainment, Inc., and, solely with respect to Sections 3.01 and 6.07, Apollo Investment Fund VI, L.P. and TPG V Hamlet AIV, L.P.	—	8-K/A	—	10.14	2/7/2008

4.39	Form of First Amendment to the Stockholders’ Agreement by and among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC and Caesars Entertainment Corporation.	—	S-1/A	—	10.91	2/2/2012

4.40	Services Agreement, dated as of January 28, 2008, by and among Harrah’s Entertainment, Inc., Apollo Management VI, L.P., Apollo Alternative Assets, L.P. and TPG Capital, L.P.	—	8-K/A	—	10.15	2/7/2008

4.41	Indenture dated as of February 3, 2012 among Chester Downs and Marina, LLC , a Pennsylvania limited liability company, Chester Downs Finance Corp., and, together with the Company, Subsidiary Guarantors party hereto from time to time, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent, relating to the 9.25% Senior Secured Notes due 2020.	—	10-K	12/31/2011	4.43	3/15/2012

4.42	Indenture, dated as of February 14, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association, as trustee, relating to the 8.5% Senior Secured Notes due 2020.	—	8-K	—	4.1	2/15/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.43	Supplemental Indenture, dated as of March 1, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association, as trustee, relating to the 8.5% Senior Secured Notes due 2020.	—	8-K	—	4.1	3/2/2012

4.44	Second Supplemental Indenture, dated as of April 12, 2013 by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association, as Trustee related to the 8.5% Senior Secured Notes due 2020.	—	10-Q	3/31/2013	4.44	5/9/2013

4.45	Registration Rights Agreement, dated as of February 14, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to the 8.5% Senior Secured Notes due 2020.	—	8-K	—	4.2	2/15/2012

4.46	Joinder to the Registration Rights Agreement, dated as of March 1, 2012 (to the Registration Rights Agreement, dated as of February 14, 2012), by and among Caesars Entertainment Operating Company, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to the 8.5% Senior Secured Notes due 2020.	—	8-K	—	4.2	3/2/2012

4.47	Equity Distribution Agreement, dated April 12, 2012, between Caesars Entertainment Corporation, Citigroup Global Markets, Inc. and Credit Suisse Securities (USA) LLC.	—	8-K	—	1.1	4/13/2012

4.48	Registration Rights Agreement, dated as of August 22, 2012, by and among Caesars Operating Escrow, LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and Citigroup Global Markets Inc. as representative of the initial purchasers, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.2	8/22/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.49	Joinder to Registration Rights Agreement, dated October 5, 2012 (to the Registration Rights Agreement, dated August 22, 2012) by and among Caesars Operating Escrow LLC , Caesars Escrow Corporation, Caesars Entertainment Corporation and Citigroup Global Markets, as representative of the several Initial Purchasers, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.2	10/10/2012

4.50	Registration Rights Agreement , dated as of December 13, 2012 (to the August 22, 2012 and October 5, 2012 Registration Rights Agreement and Joinder), by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and Citigroup Global Markets Inc., as representative of the initial purchasers, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.2	12/13/2012

4.51	Joinder to Registration Rights Agreement, dated as of February 20, 2013 (to the August 22, 2012 Registration Rights Agreement, the October 5, 2012 Joinder and the December 13, 2012 Joinder) , by and among Caesars Entertainment Operating Company, Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.2	2/21/2013

4.52	Registration Rights Agreement, dated as of February 15, 2013, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.2	2/15/2013

4.53	Joinder to Registration Rights Agreement, dated as of March 27, 2013, by and among Caesars Entertainment Operating Company, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers.	—	8-K	—	4.2	3/28/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.54	Indenture dated as of August 22, 2012 by and among Caesars Operating Escrow, LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.1	8/22/2012

4.55	Supplemental Indenture, dated as of October 5, 2012 , by and among Caesars Operating Escrow, LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.1	10/10/2012

4.56	Additional Notes Supplemental Indenture, dated as of December 13, 2012 , by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association, as trustee, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.1	12/13/2012

4.57	Third Supplemental Indenture, dated as of February 20, 2013, by and among Caesars Operating Escrow, LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee, in connection with the 9% Senior Secured Notes due 2020.	—	8-K	—	4.1	2/21/2013

4.58	Fourth Supplemental Indenture, dated as of April 12, 2013, by and among Caesars Operating Escrow, LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee, in connection with the 9% Senior Secured Notes due 2020.	—	10-Q	3/31/2013	4.56	5/9/2013

4.59	Indenture, dated as of February 15, 2013, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association, as trustee, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.1	2/15/2013

4.60	Supplemental Indenture, dated as of March 27, 2013, by and among Caesars Entertainment Operating Company, Inc. and U.S. Bank National Association, as trustee, related to the 9% Senior Secured Notes due 2020.	—	8-K	—	4.1	3/28/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP	X

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP	X

10.1	Credit Agreement, dated as of January 28, 2008, by and among Hamlet Merger Inc., Harrah’s Operating Company, Inc. as Borrower, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent and Collateral Agent, Deutsche Bank AG New York Branch, as Syndication Agent, and Citibank, N.A., Credit Suisse, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., and Bear Sterns Corporate Lending, Inc., as Co-Documentation Agents.	—	8-K/A	—	10.1	2/7/2008

10.2	Incremental Facility Amendment, dated as of September 26, 2009 to the Credit Agreement dated as of January 28, 2008.	—	8-K	—	99.1	9/29/2009

10.3	Amendment Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent under the Credit Agreement dated as of January 28, 2008, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.	—	8-K/A	—	10.1	5/23/2011

10.4	Reaffirmation Agreement, dated as of March 1, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America,	—	8-K	—	10.2	3/2/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

	N.A., as administrative agent under the Amended and Restated Credit Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.

10.5	Reaffirmation Agreement, dated as of October 5, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent under the Amended and Restated Credit Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.	—	8-K	—	10.1	10/10/2012

10.6	Reaffirmation Agreement, dated as of March 27, 2013, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent under the Amended and Restated Credit Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.	—	8-K	—	10.2	3/28/2013

10.7	Amendment and Waiver to Credit Agreement, dated as of June 3, 2009, among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc., the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A, as administrative agent, and the other parties thereto.	—	8-K/A	—	10.1	6/11/2009

10.8	Amendment Agreement, dated as of March 1, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent under the Amended and	—	8-K	—	10.1	3/2/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

	Restated Credit Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.

10.9	Amendment, dated as of February 6, 2013, to the Second Amended and Restated Credit Agreement, dated as of March 1, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other parties named therein.	—	8-K	—	10.1	3/28/2013

10.10	Amended and Restated Collateral Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009), among Harrah’s Operating Company, Inc., each Subsidiary Party that is party thereto and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.3	6/15/2009

10.11	Amended and Restated Guaranty and Pledge Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009), made by Harrah’s Entertainment, Inc. (as successor to Hamlet Merger Inc.) in favor of Bank of America, N.A., as Administrative Agent and Collateral Agent.	—	8-K	—	10.4	6/15/2009

10.12	Other First Lien Secured Party Consent to the Collateral Agreement, dated as of February 20, 2013, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.	—	8-K	—	10.2	2/21/2013

10.13	Other First Lien Secured Party Consent to the Collateral Agreement, dated as of March 27, 2013, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.	—	8-K	—	10.4	3/28/2013

10.14	Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement, dated as of February 20, 2013, by U.S. Bank National Association, as agent or trustee for persons	—	8-K	—	10.3	2/21/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

	who shall become “Secured Parties” under the Guaranty and Pledge Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.

10.15	Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement, dated as of March 27, 2013, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Guaranty and Pledge Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.	—	8-K	—	10.5	3/28/2013

10.16	Intercreditor Agreement, dated as of January 28, 2008 by and among Bank of America, N.A. as administrative agent and collateral agent under the Credit Agreement, Citibank, N.A. as administrative agent under the Bridge-Loan Agreement and U.S. Bank National Association as Trustee under the Indenture.	—	10-K	12/31/2008	10.3	3/17/2009

10.17	Intercreditor Agreement, dated as of December 24, 2008 among Bank of America, N.A. as Credit Agreement Agent, each Other First Priority Lien Obligations Agent from time to time, U.S. Bank National Association as Trustee and each collateral agent for any Future Second Lien Indebtedness from time to time.	—	10-K	12/31/2008	10.4	3/17/2009

10.18	Joinder and Supplement to the Intercreditor Agreement, dated as of April 15, 2009 (to the Agreement dated December 24, 2008) by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as Trustee under the Intercreditor Agreement, Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, and any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement.	—	8-K	—	10.1	4/20/2009

10.19	First Lien Intercreditor Agreement, dated as of June 10, 2009 (to the Agreement dated December 24, 2008), by and among Bank of America, N.A., as collateral agent for the First Lien Secured Parties and as Authorized Representative for the Credit Agreement Secured Parties, U.S. Bank National Association, as Authorized Representative for the Initial Other First Lien Secured Parties,	—	8-K/A	—	10.1	6/11/2009

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

	and each additional Authorized Representative from time to time party to the First Lien Intercreditor Agreement.

10.20	Joinder and Supplement to Intercreditor Agreement, dated June 10, 2009 (to the Agreement dated December 24, 2008) by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as Trustee under the Intercreditor Agreement, Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, U.S. Bank National Association as a Second Priority Agent under the Intercreditor Agreement and any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement. (Exhibit A thereto incorporated by reference to exhibit 10.4 to the Registrant’s Annual Report on Form 10-K filed March 17, 2009).	—	8-K	—	10.2	6/15/2009

10.21	Joinder and Supplement to the Intercreditor Agreement, dated as of February 20, 2013 (the Intercreditor Agreement dated December 24, 2008) , by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent.	—	8-K	—	10.1	2/21/2013

10.22	Joinder and Supplement to the Intercreditor Agreement, dated as of September 11, 2009 by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as Trustee under the Intercreditor Agreement, Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, and any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement related to the 11.25% Senior Secured Notes due 2017.	—	8-K	—	10.1	9/17/2009

10.23	Joinder and Supplement to the Intercreditor Agreement, dated as of March 1, 2012, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent, relating to the 8.5% Senior Secured Notes due 2020.	—	8-K	—	10.3	3/2/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.24	Other First Lien Secured Party Consent to the Collateral Agreement, dated as of March 1, 2012, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.	—	8-K	—	10.4	3/2/2012

10.25	Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement, dated as of March 1, 2012, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Guaranty and Pledge Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.	—	8-K	—	10.5	3/2/2012

10.26	Other First Lien Secured Party Consent, dated as of September 11, 2009, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Amended and Restated Collateral Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009).	—	8-K	—	10.2	9/17/2009

10.27	Other First Lien Secured Party Consent, dated as of September 11, 2009, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Amended and Restated Guaranty and Pledge Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009).	—	8-K	—	10.3	9/17/2009

10.28	Amended and Restated Loan Agreement, dated as of February 19, 2010, between PHW Las Vegas, LLC and Wells Fargo Bank, N.A. as trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Pass-Through Certificates, Series 2007-TFL2.	—	10-Q	3/31/2010	10.24	5/10/2010

10.29	Guaranty Agreement, dated February 19, 2010, by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, series 2007-TFL2.	—	8-K	—	99.1	2/25/2010

10.30	Financial Counseling Plan of Harrah’s Entertainment, Inc., as amended January 1996.	—	10-K	12/31/1995	10.22	3/6/1996

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.31	Waiver of Financial Counseling Plan, effective as of April 29, 2013, by and between Gary W. Loveman and Caesars Entertainment Corporation.	—	10-Q	3/31/2013	10.31	5/9/2013

10.32	Trust Agreement dated June 20, 2001 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank Minnesota, N.A.	—	10-Q	9/30/2001	10.4	11/9/2001

10.33	Escrow Agreement, dated February 6, 1990, by and between The Promus Companies Incorporated, certain subsidiaries thereof, and Sovran Bank, as escrow agent.	—	10-K	12/29/1989	Unknown	3/28/1990

10.34	Amendment to Escrow Agreement dated as of October 29, 1993 (to the Agreement dated February 9, 1990) among The Promus Companies Incorporated, certain subsidiaries thereof, and NationsBank, formerly Sovran Bank.	—	10-K	12/31/1993	10.66	3/28/1994

10.35	Amendment, dated as of June 7, 1995 (the Agreement dated February 6, 1990 and amended on October 29, 1993), to Escrow Agreement among The Promus Companies Incorporated, certain subsidiaries thereof and NationsBank.	—	8-K	—	10.12	6/15/1995

10.36	Amendment, dated as of July 18, 1996, to Escrow Agreement between Harrah’s Entertainment, Inc. and NationsBank.	—	10-Q	9/30/1996	10.1	11/12/1996

10.37	Amendment, dated as of October 30, 1997, to Escrow Agreement between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc. and NationsBank.	—	10-K	12/31/1997	10.82	3/10/1998

10.38	Amendment to Escrow Agreement, dated April 26, 2000, between Harrah’s Entertainment, Inc. and Wells Fargo Bank Minnesota, N.A., Successor to Bank of America, N.A.	—	10-Q	9/30/2000	10.8	11/13/2000

10.39	Letter Agreement with Wells Fargo Bank Minnesota, N.A., dated August 31, 2000, concerning appointment as Escrow Agent under Escrow Agreement for deferred compensation plans.	—	10-Q	9/30/2000	10.7	11/13/2000

10.40	Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement dated January 11, 2006 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A.	—	10-K	12/31/2007	10.41	2/29/2008

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

†10.41	Amendment to the Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement effective January 28, 2008 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A.	—	10-K	12/31/2007	10.42	2/29/2008

†10.42	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan, effective August 3, 2007.	—	10-Q	6/30/2007	10.69	8/9/2007

†10.43	Amendment and Restatement of Harrah’s Entertainment, Inc. Deferred Compensation Plan, effective as of August 3, 2007.	—	10-Q	6/30/2007	10.70	8/9/2007

†10.44	Amendment and Restatement of Park Place Entertainment Corporation Executive Deferred Compensation Plan, effective as of August 3, 2007.	—	10-Q	6/30/2007	10.71	8/9/2007

†10.45	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan, effective as of August 3, 2007.	—	10-Q	6/30/2007	10.72	8/9/2007

†10.46	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, effective as of August 3, 2007.	—	10-Q	6/30/2007	10.73	8/9/2007

†10.47	First Amendment to the Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, effective as of February 9, 2009.	—	8-K	—	10.2	2/13/2009

10.48	Second Amended and Restated Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Propco, LLC, Harrah’s Atlantic City Propco, LLC, Rio Propco, LLC, Flamingo Las Vegas Propco, LLC, Harrah’s Laughlin Propco, LLC, and Paris Las Vegas Propco, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Morgan Stanley Mortgage Capital Holdings LLC, German American Capital Corporation, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.1	9/3/2010

10.49	Second Amended and Restated First Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas	—	8-K	—	10.2	9/3/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

	Mezz 1, LLC, Harrah’s Atlantic City Mezz 1, LLC, Rio Mezz 1, LLC, Flamingo Las Vegas Mezz 1, LLC, Harrah’s Laughlin Mezz 1, LLC, and Paris Las Vegas Mezz 1, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent.

10.50	Second Amended and Restated Second Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 2, LLC, Harrah’s Atlantic City Mezz 2, LLC, Rio Mezz 2, LLC, Flamingo Las Vegas Mezz 2, LLC, Harrah’s Laughlin Mezz 2, LLC, and Paris Las Vegas Mezz 2, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.3	9/3/2010

10.51	Second Amended and Restated Third Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 3, LLC, Harrah’s Atlantic City Mezz 3, LLC, Rio Mezz 3, LLC, Flamingo Las Vegas Mezz 3, LLC, Harrah’s Laughlin Mezz 3, LLC, and Paris Las Vegas Mezz 3, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.4	9/3/2010

10.52	Second Amended and Restated Fourth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 4, LLC, Harrah’s Atlantic City Mezz 4, LLC, Rio Mezz 4, LLC, Flamingo Las Vegas Mezz 4, LLC, Harrah’s Laughlin Mezz 4,	—	8-K	—	10.5	9/3/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

	LLC, and Paris Las Vegas Mezz 4, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent.

10.53	Second Amended and Restated Fifth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 5, LLC, Harrah’s Atlantic City Mezz 5, LLC, Rio Mezz 5, LLC, Flamingo Las Vegas Mezz 5, LLC, Harrah’s Laughlin Mezz 5, LLC, and Paris Las Vegas Mezz 5, LLC, as Borrower, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), German American Capital Corporation, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.6	9/3/2010

10.54	Second Amended and Restated Sixth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 6, LLC, Harrah’s Atlantic City Mezz 6, LLC, Rio Mezz 6, LLC, Flamingo Las Vegas Mezz 6, LLC, Harrah’s Laughlin Mezz 6, LLC, and Paris Las Vegas Mezz 6, LLC, as Borrower, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, German American Capital Corporation, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.7	9/3/2010

10.55	Second Amended and Restated Seventh Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 7, LLC, Harrah’s Atlantic City Mezz 7, LLC, Rio Mezz 7, LLC, Flamingo Las Vegas Mezz 7, LLC, Harrah’s Laughlin Mezz 7, LLC, and Paris Las Vegas Mezz 7, LLC, as Borrower, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.8	9/3/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.56	Second Amended and Restated Eighth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 8, LLC, Harrah’s Atlantic City Mezz 8, LLC, Rio Mezz 8, LLC, Flamingo Las Vegas Mezz 8, LLC, Harrah’s Laughlin Mezz 8, LLC, and Paris Las Vegas Mezz 8, LLC, as Borrower, Goldman Sachs Mortgage Company, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.9	9/3/2010

10.57	Second Amended and Restated Ninth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 9, LLC, Harrah’s Atlantic City Mezz 9, LLC, Rio Mezz 9, LLC, Flamingo Las Vegas Mezz 9, LLC, Harrah’s Laughlin Mezz 9, LLC, and Paris Las Vegas Mezz 9, LLC, as Borrower, Goldman Sachs Mortgage Company, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.10	9/3/2010

10.58	Note Sales Agreement dated as of August 31, 2010, among each first mezzanine lender, each second mezzanine lender, each third mezzanine lender, fourth mezzanine lender, fifth mezzanine lender, sixth mezzanine lender, seventh mezzanine lender, eighth mezzanine lender and ninth mezzanine lender, and specified mezzanine lender, Harrah’s Entertainment, Inc., each Mortgage Loan Borrower, each Mezzanine Borrower and each Operating Company.	—	8-K	—	10.11	9/3/2010

10.59	Form of Management Agreement entered into between each Mortgage Loan Borrower and its respective Operating Company.	—	8-K	—	10.12	9/3/2010

10.60	Form of Amended and Restated Operating Lease (Hotel Component) entered into between each Mortgage Loan Borrower, its respective Operating Company and its respective Management Company.	—	8-K	—	10.13	9/3/2010

10.61	Form of Amended and Restated Operating Lease (Casino Component) entered into between each Mortgage Loan Borrower, its respective Operating Company and its respective Management Company.	—	8-K	—	10.14	9/3/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.62	Agreement Among Mortgage Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., as Note A-1 Holder, Bank of America, N.A., as Note A-2 Holder, Citibank, N.A., as Note A-3 Holder, Credit Suisse, Cayman Islands Branch, as Note A-4 Holder, German American Capital Corporation, as Note A-5 Holder, Merrill Lynch Mortgage Lending, Inc., as Note A-6 Holder, JP Morgan Chase Bank, N.A., as Note A-7 Holder, Goldman Sachs Mortgage Company, as Note A-9 Holder, Bank of America, N.A., as Collateral Agent, and Bank of America, N.A. as Servicer.	—	8-K	—	10.15	9/3/2010

10.63	Agreement Among First Mezzanine Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.16	9/3/2010

10.64	Agreement Among Second Mezzanine Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.17	9/3/2010

10.65	Agreement Among Third Mezzanine Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.18	9/3/2010

10.66	Agreement Among Fourth Mezzanine Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., Bank of	—	8-K	—	10.19	9/3/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

	America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.67	Agreement Among Fifth Mezzanine Noteholders, dated August 31, 2010, among Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), German American Capital Corporation, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.20	9/3/2010

10.68	Agreement Among Sixth Mezzanine Noteholders, dated August 31, 2010, among Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, German American Capital Corporation, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.21	9/3/2010

10.69	Agreement Among Seventh Mezzanine Noteholders, dated August 31, 2010, among Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, and Bank of America, N.A., as Collateral Agent.	—	8-K	—	10.22	9/3/2010

10.70	Intercreditor Agreement, dated August 31, 2010, among the senior lender, first mezzanine lender, second mezzanine lender, third mezzanine lender, fourth mezzanine lender, fifth mezzanine lender, sixth mezzanine lender, seventh mezzanine lender, eighth mezzanine lender, and ninth mezzanine lender.	—	8-K	—	10.23	9/3/2010

†10.71	Form of Indemnification Agreement entered into by Caesars Entertainment Corporation and each of its directors and executive officers.	—	S-1	—	10.75	11/16/2010

10.72	Irrevocable Proxy of Hamlet Holdings LLC, dated November 22, 2010.	—	8-K	—	10.1	11/24/2010

†10.73	Amended and Restated Management Investors Rights Agreement, dated November 22, 2010.	—	8-K	—	10.2	11/24/2010

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

†10.74	Consent and Acknowledgment, dated May 6, 2013, to the Amended Management Investors Rights Agreement.	—	10-Q	3/31/2013	10.74	5/9/2013

10.75	Credit Agreement dated as of April 25, 2011 between the Company, the Borrowers, the lenders (as defined therein) party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders, for the financing of the Octavius Tower and Project Linq development.	—	8-K	—	10.1	4/27/2011

10.76	Completion Guarantee dated as of April 25, 2011 by the Company in favor of JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders (as defined therein), for the financing of the Octavius Tower and Project Linq development.	—	8-K	—	10.2	4/27/2011

10.77	Disbursement Agreement dated as of April 25, 2011 between the Borrowers, JPMorgan Chase Bank, N.A. as disbursement agent and agent and Fulcrum LLC as construction consultant, for the financing of the Octavius Tower and Project Linq development.	—	8-K	—	10.3	4/27/2011

10.78	Amended and Restated Credit Agreement, Dated as of November 14, 2012, among Caesars Entertainment Operating Company, Inc., as Borrower, and Caesars Entertainment Corporation, as Lender.	—	10-K/A	12/31/2012	10.72	3/15/2013

†10.79	Caesars Entertainment Corporation Management Equity Incentive Plan, as amended and restated on November 29, 2011.	—	S-1/A	—	10.78	12/28/2011

†10.80	Employment Agreement, made as of January 28, 2008, and amended on March 13, 2009, by and between Harrah’s Entertainment, Inc. and Gary W. Loveman.	—	10-K	12/31/2008	10.16	3/17/2009

†10.81	Form of Stock Option Grant Agreement dated April 16, 2012 between Caesars Entertainment Corporation and Gary W. Loveman.	—	10-Q	3/31/2012	10.96	5/9/2012

†10.82	Form of Caesars Entertainment Corporation Management Equity Incentive Plan Stock Option Grant Agreement.	—	SC-TO-I	—	(d)(7)	7/25/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

†10.83	Form of Amendment to Caesars Entertainment Corporation Management Equity Incentive Plan Stock Option Grant Agreement.	—	SC-TO-I	—	(d)(8)	7/25/2012

†10.84	Caesars Entertainment Corporation 2012 Performance Incentive Plan.	—	S-1/A	—	10.89	2/2/2012

†10.85	Amendment No.1 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan.	—	8-K	—	10.1	7/25/2012

†10.86	Form of Caesars Entertainment Corporation 2012 Performance Incentive Plan Nonqualified Option Award Agreement.	—	SC-TO-I	—	(d)(3)	7/25/2012

†10.87	Form of Caesars Entertainment Corporation 2012 Performance Incentive Plan Nonqualified Option Award Agreement (Replacement Options).	—	SC-TO-I	—	(d)(4)	7/25/2012

†10.88	Form of Caesars Entertainment Corporation 2012 Performance Incentive Plan Nonqualified Option Award Agreement (Replacement Options Granted to Gary W. Loveman).	—	SC-TO-I	—	(d)(5)	7/25/2012

†10.89	Form of Employment Agreement between Caesars Entertainment Operating Company, Inc., and Jonathan S. Halkyard, Thomas M. Jenkin, and John W. R. Payne.	—	8-K	—	10.1	1/9/2012

†10.90	Form of Caesars Entertainment 2012 Performance Incentive Plan Restricted Share Award Agreement.	—	10-K	12/31/2012	10.84	3/15/2013

†10.91	Employment Agreement made as of November 14, 2012, by and between Caesars Entertainment Operating Company, Inc. and Donald Colvin.	—	10-K	12/31/2012	10.85	3/15/2013

†10.92	Employment Agreement made as of August 8, 2012, by and between Caesars Entertainment Operating Company, Inc. and Diane Wilfong.	—	10-K	12/31/2012	10.86	3/15/2013

†10.93	Employment Agreement made as of April 2, 2009 by and between Harrah’s Operating Company, Inc. and Timothy Donovan.	—	10-K	12/31/2012	10.87	3/15/2013

10.94	Form of Release and Contribution Agreement, dated as of January 25, 2012, by and among Caesars Entertainment Corporation, Co-Invest Hamlet Holdings,	—	S-1/A	—	10.90	2/2/2012

		Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

	Series LLC, Co-Invest Hamlet Holdings B, LLC and the Participating Co-Investors listed on Schedule I.

10.95	Form of Acknowledgment to the Services Agreement among Caesars Entertainment Corporation, Apollo Management VI, L.P., Apollo Alternative Assets, L.P. and TPG Capital, L.P.	—	S-1/A	—	10.92	2/2/2012

†10.96	2009 Senior Executive Incentive Plan, amended and restated December 7, 2012.	—	10-K	12/31/2012	10.90	3/15/2013

†10.97	Caesars Entertainment Corporation Omnibus Incentive Plan, dated November 14, 2012.	—	10-K	12/31/2012	10.91	3/15/2013

10.98	Equity Interest Purchase Agreement with Exhibits A-F with Penn National Gaming, Inc., Caesars Entertainment Operating Company, Inc. , Harrah’s Maryland Heights Operating Company, Players Maryland Heights Nevada, LLC and Harrah’s Maryland Heights, LLC, dated May 7, 2012.	—	10-Q	6/30/2012	10.102	8/8/2012

10.99	Joinder and Supplement to the Intercreditor Agreement, dated as of October 5, 2012, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent.	—	8-K	—	10.2	10/10/2012

10.100	Joinder and Supplement to the Intercreditor Agreement, dated as of March 27, 2013, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent.	—	8-K	—	10.3	3/28/2013

10.101	Other First Lien Secured Party Consent to the Collateral Agreement, dated as of October 5, 2012, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.	—	8-K	—	10.3	10/10/2012

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.102	Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement, dated as of October 5, 2012, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Guaranty and Pledge Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.	—	8-K	—	10.4	10/10/2012

12	Computation of Ratio of Earnings to Fixed Charges.	X

21	Subsidiaries of Caesars Entertainment Corporation and Caesars Entertainment Operating Company, Inc.	X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.	X

23.2	Consent of Paul Weiss Rifkind Wharton & Garrison LLP (Included in Exhibit 5.1 and 8.1)	X

24	Powers of Attorney (Included in this registration statement under “Signatures”)	X

25	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association.	X

99.1	Form of Letter of Transmittal.	X

99.2	Form of Notice of Guaranteed Delivery.	X

99.3	Form of Letter to Brokers.	X

99.4	Form of Letter to Clients.	X

†	Denotes a management contract or compensatory plan or arrangement.
*	Filed by Park Place Entertainment Corporation
**	Filed by Harrah’s Entertainment, Inc.